    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1997


                                                    REGISTRATION NUMBER 33-88496
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 4

                                       TO
                  REGISTRATION STATEMENT 33-88496 ON FORM S-1
                        UNDER THE SECURITIES ACT OF 1933
                                ---------------

                              S.D. WARREN COMPANY

             (Exact name of registrant as specified in its charter)

        PENNSYLVANIA                       2621                        23-2366983
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
             of                 Classification Code Number)        Identification No.)
      incorporation or
        organization)

                            ------------------------

                              225 FRANKLIN STREET

                          BOSTON, MASSACHUSETTS 02110

                                 (617) 423-7300

              (Address, including ZIP Code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                                TREVOR L. LARKAN

                              S.D. WARREN COMPANY

                              225 FRANKLIN STREET

                          BOSTON, MASSACHUSETTS 02110

                                 (617) 423-7300

           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:


                                SARAH MANCHESTER



                              S.D. WARREN COMPANY



                              225 FRANKLIN STREET



                          BOSTON, MASSACHUSETTS 02110



                                  617-423-7300

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 27, 1997

                              S.D. WARREN COMPANY
                                                                   [LOGO]
                                  $375,000,000
                12% SERIES B SENIOR SUBORDINATED NOTES DUE 2004
                                      AND
                                  $75,000,000
                        14% SERIES B SENIOR EXCHANGEABLE
                            PREFERRED STOCK DUE 2006


    The 12% Series B Senior Subordinated Notes due 2004 (the "Notes") of S.D. Warren Company (the "Company") bear interest at the rate of 12% per annum, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1995 and are redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 1999 at the redemption prices set forth herein. See "Description of the Notes--Optional Redemption". The Notes are unsecured, subordinated obligations of the Company and rank junior in right of payment to all existing and future Senior Debt (as defined) of the Company, including the obligations of the Company under the Credit Agreement (as defined). At July 2, 1997, the aggregate principal amount of such Senior Debt was $522.7 million. As of the date hereof, the Company has no subordinated Indebtedness (as defined) other than the Notes. The Notes will rank senior in right of payment to or PARI PASSU to any subordinated Indebtedness of the Company issued hereafter. See "Description of the Notes-- Subordination".


    Each share of the Company's 14% Series B Senior Exchangeable Preferred Stock due 2006 (the "Senior Preferred Stock") has a liquidation preference of $25.00 per share and will rank senior to any Junior Securities (as defined) of the Company issued hereafter. As of the date hereof, the Company has no Junior Securities outstanding, other than its common stock. Dividends on the Senior Preferred Stock will accrue and be cumulative from the date of issuance and will accrue in each period ending on March 15, June 15, September 15 and December 15 of each year at a rate of 14% per annum of (i) the liquidation preference plus
(ii) the amount of accrued but unpaid dividends from prior periods ending on or prior to December 15, 1999. The Company does not expect to pay dividends on the Senior Preferred Stock in cash for any period ending on or prior to December 15, 1999. See "Description of the Senior Preferred Stock--Dividends". The Senior Preferred Stock will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2001 at the redemption prices set forth herein. See "Description of the Senior Preferred Stock--Redemption of Senior Preferred Stock--Optional". The Company is required to redeem the Senior Preferred Stock on December 15, 2006 at the Specified Amount (as defined). On any scheduled dividend payment date, the Company may, at its option, exchange all but not less than all of the shares of Senior Preferred Stock then outstanding for the Company's 14% Subordinated Exchange Debentures due 2006 (the "Exchange Debentures"). See "Description of the Senior Preferred Stock--Exchange" and "Description of the Exchange Debentures".

    The Notes, the Senior Preferred Stock and the Exchange Debentures are referred to collectively herein as the "Securities".


    SEE "RISK FACTORS" ON PAGE 11 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES.


THESE  SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This Prospectus is to be used by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") in connection with offers and sales of the Securities in market making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of sale. DLJSC may act as principal or agent in such transactions. The Company will not receive any of the proceeds from the sale of the Securities.

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


                 The date of this Prospectus is August   , 1997

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 under the Securities Act with respect to the Securities being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made.


    The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C.  20549  at  prescribed  rates.  The  Company  files  electronic versions of these filings with the Commission through the Commission's Electronic Gathering and Retrieval (EDGAR) System, and such electronic filings are available to the public at the Commission's World Wide Web site at http:// www.sec.gov. As a result of the filing of the Registration Statement with the Commission, the Company was subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith was required to file periodic reports and other information with the Commission. The Company is no longer to be subject to the reporting requirements of the Exchange Act; however the Company has agreed that, for so long as any of the Securities remain outstanding, it will furnish to the applicable trustee or transfer agent and the holders of the Securities, as applicable, and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY", "S.D. WARREN" OR "WARREN" REFERS TO S.D. WARREN COMPANY. ALL REFERENCES TO SHIPMENTS REFER TO U.S. DOMESTIC SHIPMENTS OF PAPER, UNLESS OTHERWISE NOTED. ALL REFERENCES TO FISCAL YEARS IN THIS PROSPECTUS REFER TO THE COMPANY'S FISCAL YEARS ENDING ON THE LAST SATURDAY IN DECEMBER, EXCEPT FOR FISCAL 1995 WHICH REFERS TO THE PERIOD FROM DECEMBER 21, 1994 THROUGH SEPTEMBER 27, 1995 (THE "NINE MONTHS ENDED SEPTEMBER 27, 1995"). THIS CHANGE REFLECTS THAT, EFFECTIVE DECEMBER 20, 1994, THE COMPANY CHANGED ITS FISCAL YEAR TO FISCAL YEARS ENDING ON THE WEDNESDAY CLOSEST TO SEPTEMBER 30 UNTIL OTHERWISE DETERMINED BY THE COMPANY'S BOARD OF DIRECTORS.

                                  RISK FACTORS


    Before making an investment in the Securities, prospective investors should consider carefully the factors described in "Risk Factors", including the consequences of the Company's substantial leverage, the risk that the Company would be unable to service its debt, the cyclical industry conditions and strong competiton which the Company faces, the restrictions imposed on the Company by the Credit Agreement, the dependence of the Company on certain customers, the subordination of the Securities to Senior Debt of the Company, stringent regulations faced by the Company and control of the Company by Sappi Limited ("Sappi").


                            MARKET MAKING PROSPECTUS

    This Prospectus will be used by DLJSC in connection with offers and sales of the Securities in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of sale. DLJSC may act as principal or agent in such transactions.

                                  THE COMPANY

    The Company manufactures printing, publishing and specialty papers and has pulp and timberland operations vertically integrated with some of its manufacturing facilities. The Company is the largest producer of coated free paper (free of groundwood pulp) in the United States. The Company currently operates four paper mills with total annual production capacity of approximately
1.5 million tons of paper. The Company also owns a sheeting and distribution facility in Allentown, Pennsylvania, with annual sheeting capacity of approximately 90,000 tons, and owns approximately 911,000 acres of timberlands in the State of Maine.

    S.D. Warren is widely recognized for its product quality and technological innovation in the development and manufacture of coated free paper, which has allowed Warren to sustain the franchise value of its name-brand products such as SOMERSET-REGISTERED TRADEMARK-, LUSTRO-REGISTERED TRADEMARK-, WARRENFLO-REGISTERED TRADEMARK- and PATINA-REGISTERED TRADEMARK-. The Company has strong customer relationships and a distribution network for coated paper which includes over 288 merchant distributing locations.


    For the nine months ended July 2, 1997, S.D. Warren's sales of domestic paper products consisted of coated paper (71.8%), uncoated paper (12.6%), specialty paper (11.7%) and technical and other paper products (3.9%). Coated paper is used in corporate communications, advertising, brochures, magazine covers and upscale magazines, catalogues, direct mail promotions and educational text books. Uncoated paper is used by commercial printers, quick printers, large in-house copy/printing end-users and small business and home applications. Specialty and technical papers are used in business from printing, coated fabric converters, pressure-sensitive laminators, label printers and other niche market applications.



    The Company is a wholly owned subsidiary of SDW Holdings Corporation ("Holdings") which is an indirect wholly-owned subsidiary of Sappi. Holdings' principal executive offices are located at 2700 Westchester Avenue, Purchase, NY 10577. The telephone number is (914) 696-0021.

    On May 27, 1997, Sappi acquired through an indirect wholly-owned subsidiary all of the common equity interests (including both common stock and common stock purchase warrants) of Holdings (the "Minority Acquisition") held by DLJ Merchant Banking Partners, L.P.; DLJ International Partners, C.V.; DLJ Offshore Partners, C.V.; DLJ Merchant Banking Funding, Inc.; DLJ First ESC L.L.C. (collectively, "DLJMB") and UBS Capital L.L.C. ( "UBS") (collectively with DLJMB, the "Sellers") for an aggregate purchase price of $138.0 million, or $17.25 per share. Sappi then caused all of the Holdings common stock purchase warrants acquired in the Minority Acquisition to be exercised. In connection with the Minority Acquisition, Sappi and the Sellers terminated most of the provisions of their shareholders agreement (the "Shareholders Agreement"), and the Sellers have ceased to have any rights or obligations under the remaining provisions. See "Certain Relationships and Related Transactions--Shareholders Agreement". In connection with the financing of the Minority Acquisition, Sappi caused the shares of Holdings common Stock to be sold to Heritage Springer Limited ("HSL"), which in turn pledged the Holdings common stock to certain lenders. The Holdings common stock held by HSL is subject to an option for Sappi to reacquire such securities at any time prior to April 30, 2000, and a right for HSL to require Sappi to purchase such securities on the occurrence of certain events and at any time between May 15 and May 30, 2000 (the "HSL Option Agreement"). In addition, such shares are subject to an irrevocable proxy for Sappi to vote the shares of Holdings common stock during the term of the HSL Option Agreement. As a result of the Minority Acquisition and the related financing transaction, Sappi indirectly owns approximately 75.07%, and controls the voting of approximately 97.34%, of the common equity of Holdings on a fully diluted basis. See "Risk Factors--Control by Sappi" and "Certain Relationships and Related Transactions-- Minority Acquisition and Merger".



    On July 30, 1997, Holdings entered into a merger agreement (the "Merger Agreement") with SDW Acquisition II Corporation, an indirect subsidiary of Sappi ("Acquisition II"), pursuant to which each issued and outstanding share of common stock of Holdings held by any party other than Sappi and its affiliates or HSL will be converted into the right to receive $17.60 per share in cash, subject to the exercise of appraisal rights. Each outstanding Class A Warrant of Holdings will become exercisable solely for $5.2708 in cash, each outstanding Class B Warrant of Holdings will become exercisable solely for $17.60 in cash, in each case upon payment of the applicable exercise price and satisfaction of the other terms and conditions of the related warrant agreement, and shares of Senior Preferred Stock of Holdings (the "Holdings Senior Preferred Stock") will remain outstanding without amendment, subject to the exercise of appraisal rights. The Class B common stock of Holdings received by HSL as a result of the Merger, and any Class A common stock of Holdings received on conversion will be subject to the HSL Option Agreement and the irrevocable proxy in favor of Sappi. The Merger Agreement is expected to become effective on or about September 5, 1997, but the Merger Agreement is subject to certain important conditions, and there can be no assurance that the conditions to the Merger will be satisfied or waived. If the Merger becomes effective, Sappi will own 100% of the issued and outstanding voting common stock, and 75.07% of the common equity of Holdings in the form of new Class A common stock, and HSL will own 24.93% of the common equity of Holdings in the form of new non-voting Class B common stock of Holdings. See "Risk Factors--Control by Sappi" and "Certain Relationships and Related Transactions-- Minority Acquisition and Merger". Neither the Minority Acquisition nor the Merger will affect the terms or ownership of the outstanding securities of Warren.


    The Company's principal executive offices are located at 225 Franklin Street, Boston, Massachusetts. The telephone number is (617) 423-7300.

                     SUMMARY DESCRIPTION OF THE SECURITIES

NOTES:


Securities.............  $375.0  million aggregate principal  amount of 12%  Series B Senior
                         Subordinated Notes due 2004.

Maturity...............  December 15, 2004.

Interest...............  The Notes  bear interest  at the  rate of  12% per  annum,  payable semiannually on June 15 and December 15.

Ranking................  The Notes are general unsecured obligations of the Company and rank
                         (i)  junior in right  of payment to all  existing and future Senior
                         Debt (as defined in the indenture pursuant to which the Notes  were issued, the "Indenture") of the Company and (ii) senior in right of payment  to or PARI PASSU in right of payment with all existing and future subordinated Indebtedness of the  Company. At July 2,  1997, the  aggregate  principal amount  of  such Senior  Debt  was $522.7 million. As of  the date  hereof, the Company  has no  subordinated
                         Indebtedness other than the Notes.

Optional Redemption....  The Notes may be redeemed at the option of the Company, in whole or in  part, on or after  December 15, 1999 at  a premium declining to par in 2002, plus accrued and unpaid interest, if any, through  the redemption date. In the event that Holdings consummates one or more public  offerings of  its common  stock on  or before  December 15,
                         1997, the Company may, at its  option, redeem up to $130.0  million in  aggregate  principal  amount  of Notes  with  the  net proceeds therefrom at 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest through the redemption date;  PROVIDED, that at least $245.0 million in aggregate principal amount of Notes remains  outstanding following such redemption. See "Description of the Notes-- Optional Redemption".

Change of Control......  In the event of a Change of Control, the holders of the Notes  will have  the right to require the Company to purchase their Notes at a price equal to 101% of the aggregate principal amount thereof, plus
                         accrued  and  unpaid  interest  to   the  date  of  purchase.   See
                         "Description   of   the   Notes--Repurchase   at   the   Option  of
                         Holders--Change of Control".

Covenants..............  The Indenture contains certain covenants that, among other  things, limit  the ability  of the  Company and  its subsidiaries  to incur additional Indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests (as  defined)
                         or   PARI  PASSU  or  subordinated  Indebtedness,  make  Restricted
                         Investments  (as   defined),   engage   in   sale   and   leaseback
                         transactions, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell Equity Interests of the
                         Company's   subsidiaries   or  enter   into  certain   mergers  and
                         consolidations.  In  addition,  under  certain  circumstances,  the
                         Company  will be  required to  offer to  purchase Notes  at a price equal to 101%  of the  principal amount thereof,  plus accrued  and unpaid  interest  to the  date of  purchase,  with the  proceeds of
                         certain  Asset  Sales  (as   defined).  See  "Description  of   the
                         Notes--Certain    Covenants;--Repurchase    at   the    Option   of
                         Holders--Asset Sales".


SENIOR PREFERRED STOCK:

Securities.............  3,000,000 shares  of 14%  Series  B Senior  Exchangeable  Preferred
                         Stock due 2006 of the Company.

Dividends..............  The  Company may elect not to pay  dividends in cash on or prior to
                         December 15, 1999, in which case such unpaid dividends shall accrue and become part  of the  Specified Amount of  the Senior  Preferred
                         Stock  upon which dividends  must be paid.  Dividends on each share will accrue in each period ending  on March 15, June 15,  September
                         15  and December 15 of each  year (each a "Dividend Accrual Date"), in an  amount  equal to  14%  per  annum of  the  Specified  Amount thereof,  defined  as  the  sum  of  (A)  such  share's liquidation preference of $25.00 and (B)  the amount of dividends with  respect to such share that accrued in prior dividend accrual periods ending on  or prior to December  15, 1999 and were  not previously paid in cash (the "Accumulated Dividends"). It is not anticipated that  the
                         Company  will pay any dividends in cash for any period ending on or prior to December 15, 1999.

Liquidity of Market....  In addition, the terms  of the Credit  Agreement and the  Indenture limit the amount of cash dividends the Company may pay with respect to  the  Senior Preferred  Stock and  other equity  securities both before and after December 15, 1999.

Liquidation
 Preference............  $25.00 per share.

Specified Amount.......  The Specified Amount of the Senior Preferred Stock consists of  the
                         Liquidation  Preference plus the Accumulated  Dividends. As of July
                         2, 1997, the Specified Amount was $35.64 per share.

Ranking................  The Senior Preferred Stock  ranks senior in  right of payment  with respect  to all  Junior Securities (as  defined) and  PARI PASSU in right  of  payment  with  respect  to  all  Parity  Securities  (as defined).

Optional Redemption....  The  Senior  Preferred Stock  is redeemable  at  the option  of the
                         Company, in whole or in part, at any time on or after December  15,
                         2001  at a premium declining  to par in 2004,  plus all accrued and unpaid dividends, if  any. In the  event that Holdings  consummates one  or  more public  offerings of  its common  stock on  or before
                         December 15,  1997, the  Company  may, at  its option,  redeem  the
                         Senior  Preferred Stock with the proceeds therefrom at a redemption price equal to 113.0% of the Specified Amount, plus all accrued and unpaid  dividends  (other  than  Accumulated  Dividends),  if  any, through  the redemption date; PROVIDED, that at least $50.0 million in aggregate  Specified Amount  of Senior  Preferred Stock  remains outstanding immediately following such redemption. See "Description of  the  Senior Preferred  Stock--  Redemption of  Senior Preferred
                         Stock--Optional".

Mandatory Redemption...  The Company is  required to  redeem the Senior  Preferred Stock  on
                         December  15, 2006  at a  redemption price  equal to  the Specified
                         Amount thereof plus  all accrued and  unpaid dividends (other  than
                         Accumulated Dividends), if any, through the date of redemption.

Change of Control......  In the event of a Change of Control (as defined), holders of Senior
                         Preferred  Stock  will have  the right  to  require the  Company to redeem their Senior  Preferred Stock,  in whole  or in  part, at  a price  equal to 101% of the  Specified Amount thereof, plus accrued and unpaid dividends (other than Accumulated Dividends), if any, to the date  of purchase.  See "Description  of the  Senior  Preferred
                         Stock--Change of Control".

Voting Rights..........  Holders  of Senior Preferred Stock will have limited voting rights, including (i) those  required by  law and  (ii) that  holders of  a majority  of  the  outstanding shares  of  Senior  Preferred Stock, voting as  a separate  class,  will (a)  upon  the failure  of  the
                         Company  (1)  with respect  to dividend  accrual periods  ending on and after March  15, 2000,  to pay  for more  than six  consecutive dividend  accrual periods dividends  in cash equal  to the dividend that accrued during  such dividend accrual  period, (2) to  satisfy any  mandatory  redemption obligation  with  respect to  the Senior
                         Preferred Stock, (3) to  make a Change of  Control Offer within  30 days  following any  Change of  Control or  (4) to  comply with the covenants set forth in the Certificate of Designations, be entitled to elect two members to the Board of Directors of the Company,  (b)
                         have  the  right to  approve each  issuance by  the Company  of any
                         Senior Securities or Parity Securities (other than Senior Preferred
                         Stock), except that without the  approval of the holders of  Senior
                         Preferred  Stock, the Company may issue and have outstanding shares of Parity Securities issued from time  to time in exchange for,  or the  proceeds of which are used to redeem or repurchase, any or all of the shares of Senior Preferred Stock or other Parity  Securities and  (c) have the right  to approve certain mergers, consolidations and sales  of  assets. See  "Description  of the  Senior  Preferred
                         Stock--Voting Rights".

Covenants..............  The Certificate of Designations for the Senior Preferred Stock (the
                         "Certificate  of Designations") contains  customary covenants that:
                         (i) limit the ability of the Company to redeem or repurchase Junior
                         Securities or  Parity Securities  and pay  dividends thereon,  (ii)
                         prohibit,   under  certain   circumstances,  certain   mergers  and
                         consolidations of  and  sales  of  assets  by  the  Company,  (iii)
                         restrict  transactions with affiliates and (iv) require the Company to deliver certain reports and information to the holders.

Exchange Feature.......  On any scheduled  dividend payment  date, the Company  may, at  its option,  exchange all but not less than all of the shares of Senior
                         Preferred Stock  then  outstanding  for Exchange  Debentures  in  a principal  amount equal to the Specified Amount of Senior Preferred
                         Stock held by such holder at the time of such exchange.

EXCHANGE DEBENTURES:


Securities.............  14% Subordinated Exchange Debentures due 2006, limited in principal amount to  the  Specified  Amount of  the  Senior  Preferred  Stock
                         outstanding  on the Exchange Date (as defined), plus such principal amount of additional Exchange Debentures  as may be issued in  lieu of cash interest.

Maturity...............  December 15, 2006

Interest...............  The  Exchange Debentures will bear interest  at the rate of 14% per annum, payable semiannually on June 15 and December 15,  commencing with  the first of such dates to  occur after the Exchange Date. On or prior to December 15, 1999,  interest may, at the option of  the
                         Company,  be  paid  in  cash  or  by  issuing  additional  Exchange
                         Debentures with a  principal amount equal  to such interest.  After
                         December  15, 1999, interest on the Exchange Debentures may be paid only in cash.

Ranking................  The Exchange  Debentures  will  be  unsecured  obligations  of  the
                         Company,  subordinate to  all existing  and future  Senior Debt (as defined in the indenture pursuant to which the Exchange  Debentures will be issued, the "Exchange Debenture Indenture") of the Company, including the obligations of the Company under the Credit Agreement and the Notes. At July 2, 1997, the aggregate amount of such Senior
                         Debt was $522.7 million.

Optional Redemption....  The  Exchange  Debentures  may be  redeemed  at the  option  of the
                         Company, in whole or in  part, on or after  December 15, 2001 at  a premium  declining to par in 2004, plus accrued and unpaid interest and Liquidated Damages, if any, through the redemption date. In the event that Holdings consummates one or more public offerings of its common stock on or  before December 15, 1997,  the Company may,  at its  option,  redeem  Exchange  Debentures  with  the  net proceeds therefrom at a redemption  price equal to  113.0% of the  aggregate principal  amount thereof, plus accrued and unpaid interest through the redemption  date;  PROVIDED, that  at  least $50.0  million  in
                         aggregate   principal   amount  of   Exchange   Debentures  remains
                         outstanding immediately following such redemption. See "Description of the Exchange Debentures--Optional Redemption".

Change of Control......  In the event of  a Change of Control,  the holders of the  Exchange
                         Debentures  will have the right to  require the Company to purchase their Exchange Debentures at a price equal to 101% of the aggregate principal amount thereof, plus accrued  and unpaid interest to  the
                         date    of   purchase.    See   "Description    of   the   Exchange
                         Debentures--Change of Control".

Certain Covenants......  The Exchange Debenture Indenture will contain covenants similar  to the  covenants with respect to the  Senior Preferred Stock and will also limit the ability of the Company and its subsidiaries to incur additional Indebtedness and issue preferred stock, pay dividends or
                         make  other   distributions,   repurchase   Equity   Interests   or
                         subordinated Indebtedness or make certain Restricted Investments.

                           SUMMARY FINANCIAL DATA (1)


    The following table sets forth selected consolidated operating data, share data, consolidated balance sheet data and other financial data for S.D. Warren and the Predecessor Corporation (as defined in the Notes to Financial Statements appearing elsewhere in this Prospectus). The selected financial data for the twelve months ended December 25, 1993 have been obtained from audited financial statements. The selected financial data for the nine months ended September 24, 1994 and the period from September 25, 1994 through December 20, 1994 are derived from the combined financial statements of the Predecessor Corporation, which have been audited by Deloitte & Touche LLP. The selected financial data for the period from December 21, 1994 through September 27, 1995 and the twelve months ended October 2, 1996 are derived from the consolidated financial statements of Warren which have been audited by Deloitte & Touche LLP. The selected financial data for the twelve months ended December 26, 1992 were prepared from unaudited selected financial data provided to Warren by the Predecessor Corporation's parent, Scott Paper Company, in connection with the Acquisition. The selected financial data for the nine months ended July 2, 1997 and July 3, 1996 are derived from the unaudited financial statements of Warren. Operating data for any periods less than one year are not necessarily indicative of the results that may be expected for the full year. Further, data for the Predecessor Corporation and Warren are not necessarily comparable as a result of a new basis of accounting for Warren and the adoption of certain accounting policies. This data should be read in conjunction with Warren's Financial Statements and the Notes thereto appearing elsewhere in this prospectus.


                                                              PREDECESSOR                                   SUCCESSOR
                                      ------------------------------------------------------------  --------------------------

                                                                                       PERIOD          PERIOD        TWELVE
                                         TWELVE        TWELVE                       SEPTEMBER 25,   DECEMBER 21,     MONTHS
                                      MONTHS ENDED  MONTHS ENDED    NINE MONTHS     1994 THROUGH    1994 THROUGH      ENDED
                                      DECEMBER 26,  DECEMBER 25,  ENDED SEPTEMBER   DECEMBER 20,    SEPTEMBER 27,  OCTOBER 2,
                                        1992(2)         1993         24, 1994           1994            1995          1996
                                      ------------  ------------  ---------------  ---------------  -------------  -----------
                                                                       (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
  Sales.............................   $  1,212.8    $  1,143.6      $   828.8        $   313.6       $ 1,155.8     $ 1,441.6
  Gross profit......................        182.5         168.1          106.4             49.9           269.8         255.0
  Selling, general and
    administrative expense..........         91.0          91.7           72.1             22.2            96.7         134.1
  Restructuring charges.............           --          66.1             --               --              --            --
  Income from operations............         91.5          10.3           34.3             27.7           173.1         120.9
  Other income (expense), net.......          0.1           0.1            0.1             (0.5)            3.2          (0.1)
  Interest expense..................          9.0           8.5            6.4              2.3           106.0         108.9
  Income tax expense................         32.0           6.5           11.2              9.9            28.2           5.1
  Extraordinary item, net of tax....           --            --             --               --              --          (2.0)
  Net income (loss).................         50.6          (4.6)          16.8             15.0            42.1           4.8
Cash Flow Data:
  Net cash provided by operating
    activities......................   $    141.9    $    130.3      $    27.8        $    53.7       $   136.0     $   216.6
  Net cash used in investing
    activities......................        (56.3)        (73.7)         (46.4)           (14.5)       (1,489.6)        (48.6)
  Net cash provided by (used in)
    financing activities............        (85.4)        (55.8)          21.2             31.1         1,340.8        (181.2)

OTHER FINANCIAL DATA:
  Adjusted EBITDA (3)...............   $    183.1    $    169.5      $   105.9        $    56.5       $   255.3     $   227.7
  Capital expenditures..............         70.1          68.9           32.3             14.5            33.7          51.3
  Depreciation, cost of timber
    harvested and amortization......         91.6          93.1           71.6             28.8            89.8         115.2
  Ratio of earnings to fixed charges
    (4).............................         5.8x          1.1x           3.1x             8.3x            1.4x              (5)

                                        NINE       NINE
                                       MONTHS     MONTHS
                                        ENDED      ENDED
                                       JULY 3,    JULY 2,
                                        1996       1997
                                      ---------  ---------
STATEMENT OF OPERATIONS DATA:
  Sales.............................  $ 1,066.7  $ 1,009.3
  Gross profit......................      191.9      189.9
  Selling, general and
    administrative expense..........       98.0      100.6
  Restructuring charges.............         --       10.0
  Income from operations............       93.9       79.3
  Other income (expense), net.......       (0.6)       3.4
  Interest expense..................       84.3       77.8
  Income tax expense................        3.6        1.8
  Extraordinary item, net of tax....       (2.0)       0.9
  Net income (loss).................        3.4        4.0
Cash Flow Data:
  Net cash provided by operating
    activities......................  $   147.4  $   108.6
  Net cash used in investing
    activities......................      (30.0)     (54.0)
  Net cash provided by (used in)
    financing activities............     (177.8)     (45.4)
OTHER FINANCIAL DATA:
  Adjusted EBITDA (3)...............  $   173.5  $   171.0
  Capital expenditures..............       32.2       38.8
  Depreciation, cost of timber
    harvested and amortization......       85.9       88.6
  Ratio of earnings to fixed charges
    (4).............................           (5)          (5)

                                                                                                                 AT JULY 2, 1997
                                                                                                                ------------------
                                                                                                                   (DOLLARS IN
                                                                                                                    MILLIONS)
BALANCE SHEET DATA:
  Working capital.............................................................................................      $     96.9
  Plant assets (net)..........................................................................................         1,082.8
  Total assets................................................................................................         1,696.4
  Total debt (including current maturities)...................................................................           897.7
  Senior preferred stock (6)..................................................................................            99.2
  Stockholder's equity........................................................................................           348.9


------------------------

(1) For a more detailed presentation of the Company's financial statements, see "Selected Historical Financial Data" and the Company's Financial Statements included herein.

(2) Includes the revision in the estimated useful lives used to compute depreciation for certain equipment which increased net income by approximately $26.2 million as well as the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" which reduced net income by approximately $6.1 million.


(3) Adjusted EBITDA is defined as income from operations before restructuring expense (as shown above) plus depreciation, cost of timber harvested and amortization (excluding amortization of deferred financing fees). Based on its experience in the paper industry, the Company's management believes that Adjusted EBITDA and related measures of cash flow serve as important tools for measuring paper companies in several areas such as liquidity, operating performance, and leverage, and for assessing the ability to service and incur debt. Management interprets the trend in Adjusted EBITDA on an annualized basis over the periods shown to indicate a general improvement in these measures and improved ability to service and incur debt, with the exception of the first nine months of fiscal 1997 which reflects lower gross profit. Adjusted EBITDA should not be considered by an investor as an alternative to GAAP operating income, as an indicator of the Company's operating performance, as an alternative to the Company's cash flow from operating activities or as a measure of liquidity. Investors should be cautioned that Adjusted EBITDA as shown above may not be comparable to similarly titled measures presented by other companies, and comparisons could be misleading unless all companies and analysts calculate these measures in the same fashion.



(4) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense on long-term debt, amortization of deferred financing costs, accrued dividends on the Senior Preferred Stock on a pre-tax basis, and that portion (one-third) of rentals deemed to be representative of interest. Earnings consist of income before income taxes, plus fixed charges.



(5) For the periods ended October 2, 1996, July 3, 1996, and July 2, 1997, the Company's earnings were insufficient to cover fixed charges by $13.0 million, $9.5 million and $15.1 million, respectively.



(6) Liquidation value was $106.9 million at July 2, 1997.

                           FORWARD-LOOKING STATEMENTS


    The Company wishes to caution readers that this discussion and analysis contains certain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "anticipate," "intend," "estimate," "plan," "assume" and other similar expressions which are predictions of or indicate events and future trends which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases beyond the control of the Company and may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that may cause such differences include, but are not limited to the following: global economic and market conditions; production and capacity in the United States and Europe; production and pricing levels of pulp and paper; any major disruption in production at the Company's key facilities; alterations in trade conditions in and between the United States and other countries where the Company does business; and changes in environmental, tax and other laws and regulations. These and other factors that might cause differences between actual and anticipated results, performance and achievements are discussed in greater detail below.


                                  RISK FACTORS

    Prospective investors should consider carefully the following summary of material risk factors in addition to other information included in this Prospectus before making an investment in the Securities.


CONSEQUENCES OF SUBSTANTIAL LEVERAGE FOR THE COMPANY AND SECURITY HOLDERS



    In connection with the Acquisition, the Company incurred substantial indebtedness. Consequently, the Company has significant debt service obligations. As of July 2, 1997, the Company had total outstanding long-term indebtedness (including the current portion thereof) of $897.7 million and redeemable preferred stock plus stockholder's equity of $448.1 million, resulting in a debt to equity and preferred stock ratio of 2.0 to 1. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".


    The degree to which the Company is leveraged could have important consequences to holders of the Securities, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates; (iv) the indebtedness outstanding under the Bank Financing is secured by substantially all the assets of the Company and matures prior to the maturity of the Notes and the Exchange Debentures, if issued, and prior to the date on which the Senior Preferred Stock is required to be redeemed; (v) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and
(vi) the Company's substantial degree of leverage may hinder its ability to adjust rapidly to changing market conditions and could make it more vulnerable in the event of a downturn in general economic conditions or its business. See "Description of the Credit Agreement and the A/R Facility"; "Description of the Notes"; and "Description of the Senior Preferred Stock".


RISK OF INABILITY TO SERVICE DEBT AND PREFERRED STOCK


    The ability of the Company to make scheduled payments or to refinance its obligations with respect to its indebtedness depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. There can be no assurance that its operating results will be sufficient for payment of its indebtedness in the future.

    The Company's operating results will need to be of sufficient magnitude to meet its debt service obligations, including with respect to the Notes and, if issued, the Exchange Debentures, and to make mandatory redemption payments with respect to the Senior Preferred Stock. The Company's operating results have been negatively affected by market conditions in recent periods and accordingly there can be no assurance that the Company's operating results will be of sufficient magnitude to enable the Company to meet its debt service obligations. In the absence of such operating results, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds which the Company could realize therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

CYCLICAL INDUSTRY CONDITIONS; STRONG COMPETITION

    The markets for the Company's products are highly cyclical, characterized by periods of supply and demand imbalance. Between 1988 and 1993, the rate of growth of demand slowed as a result of the world-wide recession. Conversely, coated paper capacity increased significantly in North America over such period. In addition, in 1992, North American imports from Europe increased as a result of excess capacity in Europe and a devaluation in certain European currencies in relation to the U.S. dollar, causing North American prices to deteriorate.


    The large supply-demand imbalance as a result of significant capacity additions and, to a lesser degree, imports from Europe caused operating margins of the Company and its competitors to decline over the period from 1988 through early 1994. Beginning in mid-1994, however, the industry rebounded from this decline, with several price increases announced throughout the industry. However, since the third quarter of 1995, demand for the Company's products decreased. Accordingly, demand was lower during fiscal year 1996 as compared to demand levels during the second half of fiscal 1995. This decrease is due to a softening in orders experienced by the industry across certain product lines primarily resulting from merchants, printers and other converters reducing their inventory levels which had increased above normal levels. The decline in demand resulted in reduced prices, with discounting occurring on certain paper product grades. Accordingly, the Company realized lower net selling prices per ton during fiscal year 1996 as compared to prices realized during the second half of fiscal year 1995. However, because the impact of the increase in prices in 1995 was not realized until the latter half of fiscal year 1995, net selling prices realized during fiscal year 1996 remained relatively flat as compared to those prices realized during the twelve month period ended September 27, 1995. In addition, the cost of raw materials decreased during fiscal year 1996 as compared to prices at the end of fiscal year 1995 due to the decrease in the market price of pulp. However, the Company manufactures approximately 65% of its pulp requirements which reduces its ability to benefit from (and its exposure to) fluctuations in the market price for pulp.



    As a result of the weaker market conditions, the Company temporarily reduced production levels at certain of its manufacturing facilities during the first quarter of fiscal year 1996. The reduction of inventory levels by the Company's customers and the weaker market conditions continued into the summer months which are typically strong due to increased demand from catalog printers. In addition, new coated paper capacity scheduled for the end of calendar year 1997 in Europe as well as certain machine conversions during 1997 to coated free sheet manufacture in the United States is expected to increase competition for market share and may delay any improvement in market conditions. The paper market is highly cyclical and to the extent that the weaker market trend does not reverse or becomes more pervasive within the Company's existing product lines, the Company's sales, gross margins and cash flows will continue to be adversely affected.


    In addition, the North American coated paper industry is highly competitive. The Company competes mainly with U.S. and Canadian producers of coated free paper, and, to a lesser degree, European producers. Manufacturers of coated free paper compete primarily on the basis of quality, service, price and breadth of product line, as well as product innovation and sales and distribution support. Certain of the Company's competitors have greater financial resources than the Company and certain of the mills operated by its competitors may be lower cost producers of pulp and coated paper than certain of the mills operated by the Company. See "Business--Competition".



RESTRICTIONS IMPOSED BY THE CREDIT AGREEMENT



    The Company's credit agreement with respect to the Bank Financing (the "Credit Agreement") contains a number of significant covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur debt, pay dividends, create liens, make capital expenditures and make certain investments or acquisitions and otherwise restrict corporate activities. In addition, under the Credit Agreement, the Company is required to maintain a minimum level of net worth and specified financial ratios, including maximum leverage and minimum interest coverage ratios. The ability of the Company to comply with such provisions may be affected by events beyond the Company's control. In order to comply with some of these covenants, the Company will be required to achieve financial and operating results which are similar to those achieved last year. There can be no assurance that such results will be achieved.


    The breach of any of the covenants could result in a default under the Credit Agreement. In the event of any such default, depending on the actions taken by the lenders thereunder (the "Lenders"), the Company could be prohibited from making any payments of principal or interest on the Notes and, if issued, the Exchange Debentures and from paying dividends on the Senior Preferred Stock. In addition, the Lenders could elect to declare all amounts borrowed under the Credit Agreement, together with accrued interest, to be due and payable. If the Company were unable to repay such borrowings, the Lenders could proceed against their collateral. If the indebtedness under the Credit Agreement were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness and any of the Securities in full. See "Description of the Credit Agreement and the Accounts Receivable Facility"; "Description of the Notes--Subordination"; "Description of the Senior Preferred Stock--Dividends"; and "Description of the Exchange Debentures--Subordination".

DEPENDENCE ON PRINCIPAL CUSTOMERS


    For the year ended October 2, 1996 and for the nine months ended July 2, 1997, the Company's customers that individually accounted for greater than 10% of sales were divisions or subsidiaries of International Paper Company, Central National-Gottesman Inc. and Alco Standard Corporation. Each of these customers is a merchant that resells the Company's paper products to a wide range of end-users. As indicated in the Notes to Financial Statements, the loss of any one of these customers could have a material adverse effect on the Company's business and results of operations. See "Business--Customers" and the Notes to Financial Statements.


SUBORDINATION OF NOTES TO SIGNIFICANT SENIOR DEBT


    The Notes are unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Debt (as defined in the Indenture) of the Company. At July 2, 1997, the aggregate principal amount of such Senior Debt was $522.7 million. As of the date hereof, the Company has no subordinated Indebtedness other than the Notes. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all such Senior Debt of the Company has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. Additional indebtedness, including Senior Debt, may be incurred by the Company and its Subsidiaries from time to time, subject to the terms of the Indenture. In addition, although the Notes may be guaranteed in the future by certain of the Company's subsidiaries of a certain size, the Notes will be structurally subordinated to any liabilities or obligations of any subsidiary of the Company which is not a Guarantor (as defined) and, in any event, will be contractually subordinated, in accordance with the terms of the Indenture, to such Senior Debt of each subsidiary which is a Guarantor. See "Description of the Notes--Subordination".

JUNIOR RANKING OF SENIOR PREFERRED STOCK AND SUBORDINATION OF
   EXCHANGE DEBENTURES TO SIGNIFICANT SENIOR DEBT


    The Senior Preferred Stock ranks junior in right of payment to all existing and future liabilities and obligations (whether or not for borrowed money) of the Company, PARI PASSU with each other class of capital stock or series of preferred stock issued by the Company that specifically provides that such series will rank on a parity with Senior Preferred Stock and senior in right of payment to all common stock and each other class of capital stock or series of preferred stock issued by the Company that specifically provides that such series will rank junior to the Senior Preferred Stock or which do not specify their rank. The holders of the Senior Preferred Stock will have limited voting rights. See "Description of the Senior Preferred Stock--Rank--Voting Rights".



    The Exchange Debentures will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt (as defined in the Exchange Debenture Indenture) of the Company, including the obligations of the Company under the Credit Agreement, the A/R Facility and the Notes. At July 2, 1997, the aggregate principal amount of such Senior Debt was $522.7 million. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Exchange Debentures only after all such Senior Debt of the Company has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Debentures then outstanding. Additional indebtedness, including Senior Debt, may be incurred by the Company and its subsidiaries from time to time, subject to the terms of the Exchange Debenture Indenture. In addition, the Exchange Debentures will be structurally subordinated to any liabilities or obligations of the Company's subsidiaries. See "Description of the Exchange Debentures-- Subordination".


STRINGENT ENVIRONMENTAL REGULATION; PROPOSED TIMBER REGULATION


    The Company and its operations are subject to a wide range of environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, landfill operations and hazardous waste management. Compliance with these laws and regulations is an increasingly important factor in the Company's business. The Company will continue to incur capital and operating expenditures to maintain compliance with applicable federal and state environmental laws and to meet new regulatory requirements. Such new requirements include the proposed regulations announced in November 1993 by the United States Environmental Protection Agency (the "EPA") that would require more stringent controls on air and water discharges from pulp and paper mills (generally referred to as the "cluster rules"). Final promulgation of portions of the cluster rules is expected to occur in late 1997 with compliance with the rules required beginning in 2000. It is expected that the cluster rules, if adopted as currently proposed, will require the Company to incur approximately $70.0 million to $90.0 million of capital expenditures through 2000. The Company also anticipates that through 2000, it will incur an additional $10.0 million to $20.0 million of capital expenditures related to environmental compliance, other than as a result of the cluster rules. The ultimate financial impact of the proposed cluster rules on the Company will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. Expenditures to comply with proposed and future environmental laws and regulations could have a material adverse effect on the Company's business and financial condition. See "Business-- Environmental and Safety Matters".


    In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of the Company's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from the Company's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (E.G., temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with accepted administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon (the "County") regarding a 1994 ordinance governing the County's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and the local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and the other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain additional treatment capacity for future expansions and the County could impose stricter permit limits. In June 1997, the EPA sued the County for failure to enforce permit limits associated with its operation of the wastewater facility. The Company is uncertain as to the effect, if any, of this action on its current dispute with the County. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to substantial fines for any noncompliance. See "Business--Environmental and Safety Matters".


    The Company owns approximately 911,000 gross acres of timberlands in Maine, 789,400 of which are net forested acres. The Company believes that it can harvest approximately 13,100 acres per year on a sustainable basis. On November 5, 1996, a proposed binding referendum measure to eliminate clearcutting in unincorporated areas in the State of Maine was defeated. A competing measure, which could establish new forestry standards stricter than current law, but which would not completely ban clearcutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not automatically become law unless it receives a simple majority of the votes cast in a special election to be held in 1997. If this competing measure does become law, the consequence to the Company is not expected to be material because such measure generally reflects sustainable forestry initiatives that have already been voluntarily adopted by the Company. See "Business--Timberlands".


CONTROL BY SAPPI



    As of the date of this Prospectus, Holdings owned 100% of the Company's voting stock. At June 1, 1997, as a result of the Minority Acquisition, Sappi controlled the voting of 100% of the outstanding voting stock of Holdings (approximately 97.34% of Holdings' voting stock on a fully diluted basis). In addition, the Minority Acquisition resulted in termination of the contractual rights of DLJMB and UBS to designate representatives to the board of directors of Holdings and to approve certain actions by Holdings and Warren. Accordingly, Sappi has the ability to control election of the entire board of directors of Holdings and to approve any matter requiring a vote of holders of common stock of Holdings. Upon the consummation of the Merger, Sappi will control the voting of 100% of the outstanding common equity of Holdings (including on a fully diluted basis). As a result, Sappi has the ability to exercise a controlling influence over the business and operations of each of Holdings and S.D. Warren and may therefore be deemed to control Holdings and S.D. Warren. See "Certain Relationships and Related Transactions-- Minority Acquisition and Merger" and "--Shareholders Agreement".


REQUIREMENT TO DO BUSINESS WITH SAPPI AFFILIATES


    Pursuant to a Shareholders Agreement among Sappi, an affiliate of Sappi, Holdings and the Company (the "Shareholders Agreement"), if the Company sells products outside of the United States and Canada, it is, subject to certain exceptions, required to enter into arms' length marketing agreements with affiliates of Sappi relating to such sales. For the nine months ended July 2, 1997 and the year ended October 2, 1996, the Company had gross sales to customers outside of the United States of $193.7 million and $240.9 million, respectively, of which $137.0 million and $151.4 million, respectively, were subject to marketing agreements, and in respect of which Warren expensed fees of approximately $6.4 million and $7.2 million, respectively. See "Certain Relationships and Related Transactions--Transactions With Related Parties".

    During fiscal year 1996, the Company began purchasing products from certain affiliates in U.S. Dollars primarily for sale to external customers. The Company receives commissions from the affiliates on such sales. To date, these transactions have not been material.

RESTRICTIONS ON MAKING A CHANGE OF CONTROL OFFER; ANTITAKEOVER EFFECTS
   OF CHANGE OF CONTROL PROVISIONS

    Upon the occurrence of a Change of Control, as defined in the Indenture, the Certificate of Designations or the Exchange Debenture Indenture, as the case may be, each holder of Notes, Senior Preferred Stock or, if issued, Exchange Debentures, will have the right to require the Company to purchase all or part of such holder's Notes, Senior Preferred Stock or, if issued, Exchange Debentures, at a repurchase price equal to 101% of the aggregate principal amount or Specified Amount thereof, as the case may be, plus accrued and unpaid interest or dividends (other than Accumulated Dividends) or interest, as the case may be. See "Description of the Notes--Repurchase at the Option of Holders-- Change of Control"; "Description of the Senior Preferred Stock--Change of Control"; and "Description of the Exchange Debentures--Change of Control".

    The Credit Agreement and the A/R Facility each contain, and other indebtedness may contain, prohibitions of certain events which would constitute a Change of Control. In addition, the exercise by the holders of the Notes, the Senior Preferred Stock or, if issued, the Exchange Debentures of their right to require the Company to repurchase the Notes, the Senior Preferred Stock or, if issued, the Exchange Debentures could cause a default under the Credit Agreement or such other indebtedness, even if the Change of Control itself does not. Finally, the Company's ability to pay cash to the holders of the Notes, the Senior Preferred Stock or, if issued, the Exchange Debentures, upon a repurchase may be limited by the Company's then existing financing resources. See "Description of the Credit Agreement and the A/R Facility".

    The Change of Control purchase feature of the Notes, the Senior Preferred Stock or, if issued, the Exchange Debentures and the Change of Control prohibitions in each of the Credit Agreement and the A/R Facility may in certain circumstances discourage or make more difficult a sale or takeover of the Company and, thus, the removal of incumbent management.

TAX CONSEQUENCES OF DISTRIBUTIONS WITH RESPECT TO THE SENIOR PREFERRED STOCK
   AND EXCHANGE OF EXCHANGE DEBENTURES

    The redemption price of the Senior Preferred Stock substantially exceeds its issue price. As a result, a holder will be required to treat such excess as a series of constructive distributions on the Senior Preferred Stock occurring over the life of such stock. To the extent of the Company's current and accumulated earnings and profits (as calculated for Federal income tax purposes), the amount of each such constructive distribution will be includible in a holder's income as ordinary dividend income (subject to the applicable dividends received deduction) at the time such distribution is deemed to occur, notwithstanding that the cash attributable to such income will not be received by the holder until a subsequent period.

    The Company may, at its option and under certain circumstances, exchange Exchange Debentures for the Senior Preferred Stock. Any such exchange will be a taxable event to holders of the Senior Preferred Stock. Furthermore, the Exchange Debentures will be treated as having been issued with original issue discount ("OID") for Federal income tax purposes. Holders of Exchange Debentures will be required to include such OID (as ordinary income) in income over the life of the Exchange Debentures, in advance of the receipt of the cash attributable to such income. See "Certain Federal Income Tax Considerations".

LIMITATION ON CASH DIVIDENDS; OBLIGATIONS WITH RESPECT TO HOLDINGS PREFERRED
  STOCK

    The Company is not required to pay cash dividends on the Senior Preferred Stock until March 15, 2000. The Company intends to retain future earnings, if any, for use in its business and does not anticipate paying any cash dividends on the Senior Preferred Stock for any period ending on or prior to December 15, 1999. In addition, the terms of the Credit Agreement and the Indenture limit the amount of cash dividends the Company may pay with respect to the Senior Preferred Stock and other equity securities both before and after that date. See "Description of the Credit Agreement and the A/R Facility"; "Description of the Notes--Certain Covenants"; and "Description of the Senior Preferred Stock--Dividends". In addition, the Company would have to fund any cash dividends payable with respect to the 15% Senior Exchangeable Preferred Stock of Holdings ("Holdings Preferred Stock"). Holdings is not required to pay cash dividends on the Holdings Preferred Stock until March 15, 2000. See "The Acquisition".

RISK THAT NOTE OFFERING DETERMINED A FRAUDULENT CONVEYANCE

    Various laws enacted for the protection of creditors may apply to the Notes and, if issued, the Exchange Debentures. If a court in a lawsuit by a creditor or a representative of creditors (such as a trustee in bankruptcy or the Company itself as debtor-in-possession) were to determine that SDW Acquisition or the Company did not receive fair consideration or reasonably equivalent value for incurring the indebtedness evidenced by the Notes and, if issued, the Exchange Debentures, and at the time of such incurrence SDW Acquisition or the Company
(i)  was  insolvent  or was  rendered  insolvent  by such  incurrence,  (ii) had unreasonably small capital with which to carry on its business and all businesses in which it intended to engage or (iii) intended to incur, or believed it would incur, debts beyond its ability to repay as such debts matured, then such court could invalidate, in whole or in part, such indebtedness as a fraudulent conveyance. The obligations of the Company under the Notes and, if issued, the Exchange Debentures, could then be avoided, in which case a court may direct the return of all payments made thereunder to the Company or to a fund for the benefit of its creditors. Alternatively, a court could subordinate the Notes and, if issued, the Exchange Debentures, to all existing and future indebtedness of the Company.

    The measure of insolvency for purposes of the foregoing will vary depending upon which jurisdiction's law is being applied. Generally, however, an entity would be considered insolvent if (i) the amount of its debts (including certain contingent liabilities) is greater than all of its assets at a fair valuation or
(ii) the present fair saleable value of its assets is less than the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and mature.

    In rendering opinions with respect to the validity of the Notes and, if issued, the Exchange Debentures, counsel did not express any opinion as to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, including federal and state statutes dealing with fraudulent conveyances.

LIQUIDITY OF MARKET

    Although DLJSC has advised the Company that it currently makes a market in the Securities, it is not obligated to do so and may discontinue such market making at any time without notice. The Securities are not listed on any national securities exchange or admitted to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given as to the liquidity of the trading market for any of the Securities. If a trading market is not maintained, holders of the Securities may experience difficulty in reselling such Securities or may be unable to sell them at all. Future trading prices of the Securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Securities may trade at a discount from their principal amount or liquidation preference, as the case may be.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of any Securities in any market making transaction in connection with which this Prospectus may be delivered.

                                DIVIDEND POLICY

    The Company is not required to pay cash dividends on the Senior Preferred Stock until March 15, 2000. The Company intends to retain future earnings, if any, for use in its business and does not anticipate paying any cash dividends on the Senior Preferred Stock for any period ending on or prior to December 15, 1999. In addition, the terms of the Credit Agreement and the Indenture limit the amount of cash dividends the Company may pay with respect to the Senior Preferred Stock and other equity securities both before and after that date. See "Description of the Credit Agreement and the A/R Facility"; "Description of the Notes--Certain Covenants"; and "Description of the Senior Preferred Stock--Dividends".

                                 CAPITALIZATION


    The following table sets forth the short-term debt and capitalization of the Company at July 2, 1997. This table should be read in conjunction with the Company's Financial Statements appearing elsewhere in this Prospectus.



                                                                                                           (IN
                                                                                                        MILLIONS)
                                                                                                       -----------
Current portion of long-term debt....................................................................   $    59.2
                                                                                                       -----------
Long-term debt:
  Revolving Credit Facility (1)......................................................................          --
  Term Loan Facility (1).............................................................................       344.0
  Notes..............................................................................................       375.0
  Other (2)..........................................................................................       119.5
                                                                                                       -----------
    Total long-term debt.............................................................................       838.5
                                                                                                       -----------
Senior Preferred Stock (3)...........................................................................        99.2
                                                                                                       -----------
Stockholder's equity:
  Common Stock and paid-in capital...................................................................       331.8
  Retained earnings..................................................................................        17.1
                                                                                                       -----------
    Total stockholder's equity.......................................................................       348.9
                                                                                                       -----------
      Total capitalization...........................................................................   $ 1,345.8
                                                                                                       -----------
                                                                                                       -----------


------------------------

(1) SDW Acquisition financed the Acquisition in part through borrowings of $630.0 million under senior secured term loan facilities (the "Term Loan Facilities") and initial borrowings of $160.2 million under a $250.0 million revolving credit facility (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Bank Financing"). The Company and SDWF (as defined) obtained the five-year A/R Facility, the proceeds of which were used to prepay, in an aggregate principal amount, $100.0 million of the final installments of the Tranche A Term Loans (as defined) and Tranche B Term Loans (as defined). See "Description of the Credit Agreement and the A/R Facility".

(2) Consists principally of tax-exempt industrial revenue and pollution control bonds.


(3) Liquidation value, including unpaid dividends, was $106.9 million at July 2, 1997.

                       SELECTED HISTORICAL FINANCIAL DATA


    The following table sets forth selected consolidated operating data, share data, consolidated balance sheet data, cash flow data and other financial data for S.D. Warren Company (the "Company" or "Warren") and the Predecessor Corporation (as defined in the Notes to Financial Statements). The selected financial data for twelve months ended December 25, 1993 have been obtained from audited financial statements. The selected financial data for the nine months ended September 24, 1994 and the period from September 25, 1994 through December 20, 1994 are derived from the combined financial statements of the Predecessor Corporation, which have been audited by Deloitte & Touche LLP. The selected financial data for the period from December 21, 1994 through September 27, 1995 and the twelve months ended October 2, 1996 are derived from the consolidated financial statements of the Company which have been audited by Deloitte & Touche LLP. The selected financial data for the twelve months ended December 26, 1992 were prepared from unaudited selected financial data provided to the Company by the Predecessor Corporation's Parent, Scott Paper Company, in connection with the Acquisition. The selected financial data for the nine months ended July 2, 1997 and July 3, 1996 are derived from the unaudited financial statements of Warren. Operating data for any periods less than a year are not necessarily indicative of the results that may be expected for the full year. Further, data for the Predecessor Corporation and Warren are not necessarily comparable as a result of a new basis of accounting for Warren and the adoption of certain accounting policies. This data should be read in conjunction with the Company's Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.


                                                                             NINE       SEPTEMBER 25,  DECEMBER 21,      TWELVE
                                           TWELVE MONTHS  TWELVE MONTHS     MONTHS          1994           1994          MONTHS
                                               ENDED          ENDED          ENDED         THROUGH        THROUGH        ENDED
                                           DECEMBER 26,   DECEMBER 25,   SEPTEMBER 24,  DECEMBER 20,   SEPTEMBER 27,   OCTOBER 2,
                                              1992(1)         1993           1994           1994           1995           1996
                                           -------------  -------------  -------------  -------------  -------------  ------------

                                            S.D. WARREN    S.D. WARREN    S.D. WARREN    S.D. WARREN
                                              COMPANY        COMPANY        COMPANY        COMPANY
                                                AND            AND            AND            AND        S.D. WARREN   S.D. WARREN
                                              CERTAIN        CERTAIN        CERTAIN        CERTAIN        COMPANY       COMPANY
                                              RELATED        RELATED        RELATED        RELATED          AND           AND
                                            AFFILIATES     AFFILIATES     AFFILIATES     AFFILIATES    SUBSIDIARIES   SUBSIDIARIES
                                           (PREDECESSOR)  (PREDECESSOR)  (PREDECESSOR)  (PREDECESSOR)   (SUCCESSOR)   (SUCCESSOR)
                                           -------------  -------------  -------------  -------------  -------------  ------------
                                                                      (IN MILLIONS, EXCEPT SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales....................................    $ 1,212.8      $ 1,143.6      $   828.8      $   313.6      $ 1,155.8     $  1,441.6
Gross profit.............................        182.5          168.1          106.4           49.9          269.8          255.0
Selling, general and administrative
  expense................................         91.0           91.7           72.1           22.2           96.7          134.1
Restructuring charges....................           --           66.1             --             --             --             --
Income from operations...................         91.5           10.3           34.3           27.7          173.1          120.9
Other income (expense), net..............          0.1            0.1            0.1           (0.5)           3.2           (0.1)
Interest expense.........................          9.0            8.5            6.4            2.3          106.0          108.9
Income tax expense.......................         32.0            6.5           11.2            9.9           28.2            5.1
Extraordinary item, net of tax...........           --             --             --             --             --           (2.0)
Net income (loss)........................         50.6           (4.6)          16.8           15.0           42.1            4.8
Dividends and accretion on Senior
  Preferred Stock........................           --             --             --             --            9.1           13.5
Net income (loss) applicable to common
  stockholder............................         50.6           (4.6)          16.8           15.0           33.0           (8.7)
SHARE DATA:
Net earnings (loss) per common share ....    $      --      $      --      $      --      $      --      $    0.33     $    (0.09)
Weighted average common shares
  outstanding............................           --             --             --             --            100            100
CASH FLOW DATA:
Net cash provided by operating
  activities.............................    $   141.9      $   130.3      $    27.8      $    53.7      $   136.0     $    216.6
Net cash used in investing activities....        (56.3)         (73.7)         (46.4)         (14.5)      (1,489.6)         (48.6)
Net cash provided by (used in) financing
  activities.............................        (85.4)         (55.8)          21.2           31.1        1,340.8         (181.2)

                                               NINE           NINE
                                              MONTHS         MONTHS
                                               ENDED          ENDED
                                              JULY 3,        JULY 2,
                                               1996           1997
                                           -------------  -------------
                                            S.D. WARREN    S.D. WARREN
                                              COMPANY        COMPANY
                                                AND            AND
                                           SUBSIDIARIES   SUBSIDIARIES
                                            (SUCCESSOR)    (SUCCESSOR)
                                           -------------  -------------
STATEMENT OF OPERATIONS DATA:
Sales....................................    $ 1,066.7      $ 1,009.3
Gross profit.............................        191.9          189.9
Selling, general and administrative
  expense................................         98.0          100.6
Restructuring charges....................           --           10.0
Income from operations...................         93.9           79.3
Other income (expense), net..............         (0.6)           3.4
Interest expense.........................         84.3           77.8
Income tax expense.......................          3.6            1.8
Extraordinary item, net of tax...........         (2.0)           0.9
Net income (loss)........................          3.4            4.0
Dividends and accretion on Senior
  Preferred Stock........................         10.0           11.2
Net income (loss) applicable to common
  stockholder............................         (6.6)          (7.2)
SHARE DATA:
Net earnings (loss) per common share ....    $   (0.07)     $   (0.07)
Weighted average common shares
  outstanding............................          100            100
CASH FLOW DATA:
Net cash provided by operating
  activities.............................    $   147.4      $   108.6
Net cash used in investing activities....        (30.0)         (54.0)
Net cash provided by (used in) financing
  activities.............................       (177.8)         (45.4)

                                                                             NINE       SEPTEMBER 25,  DECEMBER 21,      TWELVE
                                           TWELVE MONTHS  TWELVE MONTHS     MONTHS          1994           1994          MONTHS
                                               ENDED          ENDED          ENDED         THROUGH        THROUGH        ENDED
                                           DECEMBER 26,   DECEMBER 25,   SEPTEMBER 24,  DECEMBER 20,   SEPTEMBER 27,   OCTOBER 2,
                                              1992(1)         1993           1994           1994           1995           1996
                                           -------------  -------------  -------------  -------------  -------------  ------------

                                            S.D. WARREN    S.D. WARREN    S.D. WARREN    S.D. WARREN
                                              COMPANY        COMPANY        COMPANY        COMPANY
                                                AND            AND            AND            AND        S.D. WARREN   S.D. WARREN
                                              CERTAIN        CERTAIN        CERTAIN        CERTAIN        COMPANY       COMPANY
                                              RELATED        RELATED        RELATED        RELATED          AND           AND
                                            AFFILIATES     AFFILIATES     AFFILIATES     AFFILIATES    SUBSIDIARIES   SUBSIDIARIES
                                           (PREDECESSOR)  (PREDECESSOR)  (PREDECESSOR)  (PREDECESSOR)   (SUCCESSOR)   (SUCCESSOR)
                                           -------------  -------------  -------------  -------------  -------------  ------------
                                                                      (IN MILLIONS, EXCEPT SHARE DATA)
OTHER FINANCIAL DATA:
Adjusted EBITDA (2)......................    $   183.1      $   169.5      $   105.9      $    56.5      $   255.3     $    227.7
Capital expenditures.....................         70.1           68.9           32.3           14.5           33.7
Depreciation, cost of timber harvested
  and amortization.......................         91.6           93.1           71.6           28.8           89.8          115.2
Ratio of earnings to fixed charges (3)...          5.8x           1.1x           3.1x           8.3x           1.4x              (4)
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital..........................    $    67.0      $    47.1      $   156.2      $   233.2      $   177.6     $    109.4
Total assets.............................      1,696.8        1,711.7        1,676.9        1,737.1        1,887.6        1,725.4
Total debt (including current
  maturities)............................        125.7          124.3          119.8          119.3        1,127.4          948.9
Senior Preferred Stock...................           --             --             --             --           74.5           88.0
Parent's equity..........................      1,152.3        1,088.1        1,136.5        1,219.1             --             --
Stockholder's equity.....................           --             --             --             --          364.8          356.1

                                               NINE           NINE
                                              MONTHS         MONTHS
                                               ENDED          ENDED
                                              JULY 3,        JULY 2,
                                               1996           1997
                                           -------------  -------------
                                            S.D. WARREN    S.D. WARREN
                                              COMPANY        COMPANY
                                                AND            AND
                                           SUBSIDIARIES   SUBSIDIARIES
                                            (SUCCESSOR)    (SUCCESSOR)
                                           -------------  -------------
OTHER FINANCIAL DATA:
Adjusted EBITDA (2)......................    $   173.5      $   171.0
Capital expenditures.....................         32.2           38.8
Depreciation, cost of timber harvested
  and amortization.......................         85.9           88.6
Ratio of earnings to fixed charges (3)...             (4)            (4)
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital..........................    $    88.7      $    96.9
Total assets.............................      1,681.0        1,696.4
Total debt (including current
  maturities)............................        949.4          897.7
Senior Preferred Stock...................         84.5           99.2
Parent's equity..........................           --             --
Stockholder's equity.....................        358.2          348.9


------------------------
(1) Includes the revision in the estimated useful lives used to compute depreciation for certain equipment which increased net income by approximately  $26.2  million  as  well  as  the  adoption  of  Statement of
    Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" which reduced net income by approximately $6.1 million.


(2) Adjusted EBITDA is defined as income from operations before restructuring expense (as shown above) plus depreciation, cost of timber harvested and amortization (excluding amortization of deferred financing fees). Based on its experience in the paper industry, the Company's management believes that Adjusted EBITDA and related measures of cash flow serve as important tools for measuring paper companies in several areas such as liquidity, operating performance, and leverage, and for assessing the ability to service and incur debt. Management interprets the trend in Adjusted EBITDA on an annualized basis over the periods shown to indicate a general improvement in these measures and improved ability to service and incur debt, with the exception of the first nine months of fiscal 1997 which reflects lower gross profit. Adjusted EBITDA should not be considered by an investor as an alternative to GAAP operating income, as an indicator of the Company's operating performance, as an alternative to the Company's cash flow from operating activities or as a measure of liquidity. Investors should be cautioned that Adjusted EBITDA as shown above may not be comparable to similarly titled measures presented by other companies, and comparisons could be misleading unless all companies and analysts calculate these measures in the same fashion.



(3) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense on long-term debt, amortization of deferred financing costs, accrued dividends on Senior Preferred Stock on a pretax basis, and that portion (one third) of rentals deemed to be representative of interest. Earnings consist of income before income taxes, plus fixed charges.



(4) For the periods ended October 2, 1996, July 3, 1996 and July 2, 1997, the Company's earnings were insufficient to cover fixed charges by $13.0 million, $9.5 million and $15.1 million, respectively.



(5) Liquidation value was $106.9 million at July 2, 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    The Company manufactures printing, publishing and specialty papers and has pulp operations vertically integrated with certain of its manufacturing facilities. The Company currently operates four paper mills with total annual production capacity of approximately 1.5 million tons of paper. The Company also owns a sheeting facility in Allentown, Pennsylvania, with annual sheeting capacity of approximately 90,000 tons, owns approximately 911,000 acres of timberlands in the State of Maine, and operates several regional distribution facilities.



    On October 8, 1994, SDW Acquisition Corporation ("SDW Acquisition"), a direct wholly-owned subsidiary of Holdings, entered into a definitive agreement (the "Stock Purchase Agreement") pursuant to which, on December 20, 1994, SDW Acquisition acquired all of the outstanding capital stock of Warren (the "Acquisition") from Scott Paper Company ("Scott") which has since been acquired by Kimberly-Clark Corporation. Immediately following the Acquisition, SDW Acquisition merged with and into Warren (the "Merger"), with Warren (the "Successor Corporation") surviving. See the Notes to Financial Statements for information regarding the Acquisition and financing thereto.



    The Acquisition has resulted in a new basis of accounting, the adoption of certain accounting policies which differ from the accounting policies of the Predecessor Corporation, as defined in the Notes to Financial Statements, and increases to certain manufacturing costs (purchased pulp and energy at the Company's Mobile, Alabama facility) resulting from obtaining these manufacturing resources on a third-party versus affiliate basis. As a result, the Predecessor Corporation's financial statements for periods prior to the Acquisition are not comparable to the Company's.



    The Company wishes to caution readers that this discussion and analysis contains certain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "anticipate," "intend," "estimate," "plan," "assume" and other similar expressions which are predictions of or indicate events and future trends which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases beyond the control of the Company and may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that may cause such differences include, but are not limited to the following: global economic and market conditions; production and capacity in the United States and Europe; production and pricing levels of pulp and paper; any major disruption in production at the Company's key facilities; alterations in trade conditions in and between the United States and other countries where the Company does business; and changes in environmental, tax and other laws and regulations. These and other factors that might cause differences between actual and anticipated results, performance and achievements are discussed in greater detail below.



MARKET OVERVIEW



    Coated   free  market  demand  increased  over   the  prior  year  and  mill
inventories, which peaked at approximately 600,000 tons in May of 1996, were reduced to 456,000 by the end of June 1997. The Company's coated sales volume was up over 8% compared with the same three months of last year. The increase has been assisted by new product introductions, which include Strobe, a new product targeted at the higher margin segment of the coated free marketplace.



    North American supply/demand imbalances, inventory shifts and, to a lesser degree, the availability and pricing of imported products have historically caused price fluctuations in the market for coated paper. In the quarter ended July 2, 1997, coated groundwood shipments were up significantly over 1996 shipments, and pricing firmed. Since coated groundwood pricing can provide a floor for coated free sheet pricing, the upward trend in coated groundwood shipments and pricing, as well as the increase in coated free paper shipments over the prior year, supported a firming in the coated free sheet price. During the quarter ended July 2, 1997, the Company announced a price increase for all its coated web and #3 sheet fed products which was also adopted by the majority of coated free sheet producers.



    As the Company operates within a cyclical industry, a weakening in the market for any of the Company's products in the future may adversely affect the Company's financial position, results of operations and cash flows. The new coated paper capacity scheduled for the end of calendar year 1997 in Europe, as well as certain machine conversions during 1997 to coated free sheet manufacture in the United States, will impact this market supply/demand balance and may constrain upward movement of coated prices which could have an adverse effect upon the Company.


    The following discussion and analysis should be read in conjunction with the Financial Statements of the Company appearing elsewhere in this Prospectus.


RESULTS OF OPERATIONS



  NINE MONTHS ENDED JULY 2, 1997 COMPARED TO THE NINE MONTHS ENDED JULY 3, 1996



  SALES



    Sales for the nine months ended July 2, 1997 were $1,009.3 million compared to $1,066.7 million for the nine months ended July 3, 1996, a decrease of $57.4 million or 5.4%. The decrease is primarily due to a 9.6% decrease in average net revenue per paper ton, partially offset by a 4.7% increase in paper shipment volume during such period.



  COST OF GOODS SOLD



    Cost of goods sold for the nine months ended July 2, 1997 was $819.4 million compared to $874.8 million for the nine months ended July 3, 1996, a decrease of $55.4 million or 6.3%. Cost of goods sold on a per paper ton basis decreased to $842 per ton from $945 per ton for the corresponding prior year period. The decrease was primarily due to lower fiber input costs and, to a lesser extent, the impact of cost reduction initiatives including more efficient maintenance and staffing levels, and decreased chemical and other material procurement costs.



  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE



    Selling, general and administrative expense was $100.6 million for the nine months ended July 2, 1997 compared to $98.0 million for the nine months ended July 3, 1996, an increase of $2.6 million. The increase is due primarily to the opening of additional regional distribution centers, professional services supporting the Company's profit improvement initiatives, and other administrative expenses.



  INTEREST EXPENSE AND TAXES



    Interest expense for the nine months ended July 2, 1997 was $77.8 million compared to $84.3 million for the nine months ended July 3, 1996. The $6.5 million reduction in interest expense was primarily due to lower levels of outstanding debt, partially offset by the impact of higher interest rates. Interest expense includes the amortization of deferred financing fees.



    Income tax expense was $1.8 million for the nine months ended July 2, 1997 compared to $3.6 million for the corresponding period in the prior year, primarily reflecting the change in the Company's earnings level.



  TWELVE MONTHS ENDED OCTOBER 2, 1996 ("FISCAL YEAR 1996") COMPARED TO NINE MONTHS ENDED SEPTEMBER 27, 1995



    The following discussion compares the results of operations for the twelve months ended October 2, 1996 ("fiscal year 1996," which includes 53 weeks) with the nine months ended September 27, 1995. The nine months ended September 27, 1995 represents the Company's post-Acquisition (December 20, 1994) results. As previously stated, the Predecessor Corporation's financial statements for periods prior to the

Acquisition are not comparable to the Company's financial statements. Results (in terms of dollar amounts) for fiscal year 1996, and the nine-month period ended September 27, 1995 are not directly comparable due to the differences in periods reported. The additional week in fiscal year 1996 did not have a significant impact on sales or the other results as a percentage of sales. Accordingly, management's discussion and analysis for these periods is generally based upon a comparison of specified results as a percentage of total sales. The following table indicates the results of operations as a percent of sales:



                                                                                               NINE            TWELVE
                                                                                              MONTHS           MONTHS
                                                                                               ENDED            ENDED
                                                                                           SEPTEMBER 27,     OCTOBER 2,
                                                                                               1995             1996
                                                                                                 %                %
                                                                                         -----------------  -------------
Cost of goods sold.....................................................................           76.7             82.3
Selling, general and administrative expense............................................            8.4              9.3
Other income (expense).................................................................            0.3               --
Interest expense.......................................................................            9.2              7.6
Income tax expense.....................................................................            2.4              0.4
Extraordinary item, net of tax.........................................................             --              0.1



  SALES



    The Company's sales for fiscal year 1996 were $1,441.6 million, which was below the annualized sales for the nine months ended September 27, 1995. However, sales volume, expressed as tons per day, was approximately 3,500 tons for fiscal year 1996 which was marginally higher than that for the nine months ended September 27, 1995. Average net revenue per ton sold for fiscal year 1996 fell to approximately $1,096 compared to $1,173 for the nine months ended September 27, 1995, a 7% decline.



  COST OF GOODS SOLD



    The Company's cost of goods sold for fiscal year 1996 was 82.3% of sales compared to 76.7% of sales for the nine months ended September 27, 1995. This increase in cost of goods sold as a percentage of sales was primarily attributable to reduced sales dollars per ton as well as lower production volume resulting from a planned curtailment of production at certain of the Company's manufacturing facilities in the first quarter of fiscal year 1996 and the net effect of a turbine failure at one manufacturing facility which resulted in the loss of approximately 24 production days during the second fiscal quarter. These costs were partially offset by reduced manufacturing costs as a result of cost reduction efforts and decreases in the price of purchased pulp, the primary raw material.



    During the third quarter of fiscal year 1996, pulp prices declined to 50% of peak levels achieved during the nine months ended September 27, 1995 through the first quarter of fiscal year 1996. Although the decrease in pulp prices did have an impact on production cost per ton, it was partially mitigated by the Company's own pulp production as the Company manufactures approximately 65% of its pulp requirement.



  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE



    Selling, general and administrative expense of $134.1 million was 9.3% of sales for fiscal year 1996 as compared to 8.4% of sales for the nine months ended September 27, 1995. This increase was primarily due to the continued post-Acquisition increase in administrative related expenses. Administrative expenses increased primarily as a result of costs incurred to obtain the appropriate level of administrative services that were previously performed by Scott.



  OTHER INCOME (EXPENSE), NET



    Other income (expense), net for fiscal year 1996 was a $0.1 million expense compared to $3.2 million income for the nine months ended September 27, 1995. This decrease was primarily due to $2.5 million of fees incurred for the amendment to the credit agreement in April 1996 and securitization of a large portion of the Company's trade receivables (see Liquidity and Capital Resources) as well as a $1.0 million reduction in interest income due to lower average cash balances available for short-term investment.



  INTEREST EXPENSE AND TAXES



    The Company's interest expense of $108.9 million was 7.6% of sales for fiscal year 1996 as compared to 9.2% for the nine months ended September 27, 1995. The decrease represents lower average outstanding borrowings primarily due to the $100.0 million reduction of long-term debt with cash received from the sale of a significant portion of the Company's accounts receivable and repayment of $75.4 million of bank debt pursuant to an excess cash flow requirement as defined in the Credit Agreement. See the Notes to the Financial Statements.



    The Company's income tax expense decreased to $5.1 million for fiscal year 1996 from $28.2 million for the nine months ended September 27, 1995, primarily due to lower earnings levels. Conversely, the Company's effective tax rate for fiscal year 1996 increased to 42.9% from 40.1% for the nine months ended September 27, 1995 due to the impact of certain permanent differences.



  EXTRAORDINARY ITEM



    The Company recorded an extraordinary loss of $2.0 million, net of a $1.3 million deferred tax benefit, resulting from the accelerated amortization of $3.3 million of deferred finance costs related to the early extinguishment of debt with the cash proceeds from the accounts receivable securitization.



      NINE MONTHS ENDED SEPTEMBER 27, 1995 COMPARED TO NINE MONTHS ENDED SEPTEMBER 24, 1994



    The following discussion compares the results of operations for the Successor Corporation's nine-month period ended September 27, 1995 with the Predecessor Corporation's nine-month period ended September 24, 1994. For purposes of this discussion, the period December 21, 1994 through September 27, 1995 is referred to as the nine-month period ended September 27, 1995. The "Company" refers to both the Predecessor and Successor Corporations.



  SALES



    The Company's sales for the nine months ended September 27, 1995 were $1,155.8 million compared to $828.8 million for the nine months ended September 24, 1994, an increase of $327.0 million or 39.5%. Sales volume, expressed as tons per day, was approximately 3,400 tons for the nine months ended September 27, 1995 compared to approximately 3,100 tons for the nine months ended September 24, 1994, a 9.7% increase. Average net revenue per ton for the nine months ended September 27, 1995 increased to approximately $1,173 compared to $979 for the nine months ended September 24, 1994, a 19.8% increase. The increased volume was primarily attributable to increased volume of coated free paper, and the increase in average net sales per ton was across all grades due to higher selling prices and reduced sales of second quality paper resulting from improved manufacturing performance achieved during this period.



  COST OF GOODS SOLD



    The Company's cost of goods sold for the nine months ended September 27, 1995 as a percentage of sales was 76.7% compared to 87.2% for the nine months ended September 24, 1994. Cost of goods sold increased $163.6 million to $886.0 million, or 22.6%, attributable to the increase in volume sold and increased raw material cost for purchased pulp and wood and wood chips used to manufacture pulp, partially offset by a net reduction in labor costs and increased production efficiencies in output.



    The increase in wood and wood chip costs was primarily attributable to the increased demand for lumber by the housing sector as the economy expanded. The increase in pulp costs primarily resulted from significantly higher prices on purchased pulp and the effect of the Company's market-based, long-term pulp supply contract at the Company's Mobile, Alabama, facility which was entered into with Scott at the time of the Acquisition. Prior to the Acquisition, pulp purchases for the Company's Mobile operations were on a shared cost basis with other Scott operations located at the Mobile facility.



  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE



    Selling, general and administrative expense for the nine months ended September 27, 1995 increased approximately $24.6 million, or 34.1%. This increase was primarily due to the increase in distribution and administrative related expenses. Distribution related expenses increased primarily as a result of the increase in sales volume. Administrative expenses increased primarily as a result of the costs incurred to obtain the appropriate level of administrative services that were previously performed by Scott. Selling, general and administrative expense as a percentage of sales remained relatively flat at 8.4% for the nine months ended September 27, 1995 as compared to 8.7% for the nine months ended September 24, 1994.



  OTHER INCOME (EXPENSE), NET



    Other income (expense), net for the nine months ended September 27, 1995 was $3.2 million income compared to $0.1 million income for the nine months ended September 24, 1994. This increase was primarily due to an increase in interest income resulting from interest earned on surplus cash balances held prior to the application of such balances towards certain business requirements and the reduction of long-term debt.



  INTEREST EXPENSE AND TAXES



    Following the Acquisition, Warren's capitalization and tax basis of accounting changed significantly. As a result, Warren's interest and tax expense prior to the Acquisition are not comparable to results following the Acquisition.



    The Company's interest expense for the nine months ended September 27, 1995 was $106.0 million compared to $6.4 million for the nine months ended September 24, 1994. This increase reflects the incremental interest costs for the nine months ended September 27, 1995 associated with the financing of the Acquisition, as discussed in the Notes to Financial Statements. For the nine months ended September 27, 1995, interest expense includes the amortization of deferred financing fees. The Company's hedging activities as discussed in the Notes to Financial Statements did not have a material effect on the weighted average borrowing rate or interest expense for the nine months ended September 27, 1995.



    The Company's income tax expense was $28.2 million for the nine months ended September 27, 1995 compared to $11.2 million for the nine months ended September 24, 1994. This increase was primarily attributable to changes in the Company's earnings levels.


LIQUIDITY AND CAPITAL RESOURCES


  NINE MONTHS ENDED JULY 2, 1997 COMPARED TO NINE MONTHS ENDED JULY 3, 1996



    Net cash provided by operating activities was $108.6 million for the nine months ended July 2, 1997 as compared to $147.4 million for the nine months ended July 3, 1996. The decrease is due mainly to $90.0 million of proceeds received in the quarter ended July 3, 1996 resulting from the sale of the Company's accounts receivable. This decrease was partially offset by the impact of increases in accounts payable, accrued and other liabilities, net of increases in inventory and other assets and liabilities. The increase in accounts payable, accrued and other liabilities at July 2, 1997 compared to October 2, 1996 was primarily attributable to increased purchasing activity at the mills and accrued and unpaid restructuring charges.



    The Company's operating working capital decreased to $71.6 million at July 2, 1997 compared to $79.4 million at October 2, 1996. Operating working capital is defined as trade accounts receivable, other receivables and inventories less accounts payable and accrued and other current liabilities. This decrease primarily resulted from an increase in accounts payable and accrued and other current liabilities and a decrease in trade receivables, offset by an increase in inventory.

    Capital expenditures for the nine months ended July 2, 1997 were $38.8 million, up from $32.2 million for the nine months ended July 3, 1996. Capital expenditures are estimated to approximate $65.0 million during fiscal year 1997. In addition, due to a wide variety of environmental laws and regulations, including compliance with the cluster rules, the Company anticipates that aggregate capital expenditures related to environmental compliance could amount to approximately $90.0 million to $110.0 million through the end of fiscal year 2000, assuming the cluster rules are adopted. The Company believes that cash generated by operations and amounts available under its revolving credit facility will be sufficient to meet its ongoing operating and capital expenditure requirements. (See also Force Majeure Events.)



    Net cash used in financing activities was $45.4 million for the nine months ended July 2, 1997 as compared to $177.8 million for the corresponding period of the previous year, primarily due to the refinancing and issuance of industrial revenue bonds and differences in optional and excess cash flow prepayments made with respect to the Company's term loan facilities. One of these previous optional prepayments was made in April 1996 when the Company utilized the proceeds received from the sale of its accounts receivable to make an optional prepayment of its term loans equaling $100.0 million, with another repayment of $74.9 million being made in December 1995 due to an excess cash flow requirement under its bank credit agreement. During the nine months ended July 2, 1997, the Company made an optional prepayment of $24.0 million.



  DEBT AND PREFERRED STOCK



    At July 2, 1997, long-term debt was $838.5 million compared to $902.5 million at October 2, 1996, a decrease of $64.0 million. The current maturities of long-term debt balance of $59.2 million at July 2, 1997 primarily represents the amounts payable in December 1997 and June 1998 under the Company's term loan facilities.



    Warren has a $250.0 million revolving credit facility to finance working capital needs. At July 2, 1997, Warren did not have any borrowings outstanding under this facility, resulting in an unused borrowing capacity of approximately $249.0 million, after giving effect to outstanding letters of credit, which may be used to finance working capital needs. Warren is required to pay a commitment fee, which is based on the achievement of a certain financial ratio, of between 0.375% and 0.5% per annum on the average daily unused commitment available under the revolving credit facility.



    In addition, Warren had approximately $150.8 million and $170.5 million of letters of credit outstanding under its letter of credit facility at July 2, 1997 and October 2, 1996, respectively. Warren pays a commission, which is based on the achievement of a certain financial ratio, of between 1.00% and 2.50% on outstanding letters of credit and an issuance fee of between 0.125% and 0.25% per annum on letters of credit issued.



    On February 7, 1997, the Company amended certain provisions of its credit agreement with a syndicate of banks, including the interest coverage covenant, the optional prepayment terms and, in order to permit the granting of senior liens in connection with the refinancing of certain of the Company's industrial revenue bonds, the covenant restricting certain liens.



    On March 5, 1997, pursuant to a loan agreement with the town of Skowhegan, Maine, the Company expanded and refinanced certain environmental and solid waste projects at its Somerset mill by redeeming or refunding revenue bonds aggregating $23.7 million, defeasing revenue bonds aggregating $4.4 million and issuing new bonds aggregating $38.1 million. The new bonds are due from 2000 to 2015 and bear interest at rates ranging from 6.65% to 8.00% per annum. The extraordinary gain resulting from the extinguishment of the original bonds, net of taxes of $0.6 million, was $0.9 million. In connection with this transaction, an outstanding letter of credit was reduced by $19.7 million. The agreement under which the $4.4 million in bonds was defeased required the Company to purchase U.S. Treasury securities to be held by a trustee in an amount that will cover the interest payments required to be paid to the holders of these bonds until the first call date on the bonds, as well as the principle due at that date. In the event that the U.S. Treasury securities, together with income earned on these securities, do not cover interest and principal on the defeased bonds, the Company will be liable for such deficiency.

  TWELVE MONTHS ENDED OCTOBER 2, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 27, 1995



    The Company's cash and cash equivalents decreased to $49.0 million at October 2, 1996 from $62.2 million at September 27, 1995. The Company generated cash from operating activities of $216.6 million during fiscal year 1996 which includes $90.0 million of cash proceeds realized on the sale of a significant portion of the Company's accounts receivable. At October 2, 1996, the Company had trade accounts receivable of $49.1 million compared to $129.4 million at September 27, 1995. The decrease was primarily due to the above mentioned sale of $90.0 million of the Company's accounts receivable in April 1996. Inventories at October 2, 1996 declined to $195.7 million from $226.5 million at September 27, 1995 due to the effect of lower inventory levels, changes in sales mix and reduced raw material costs during fiscal year 1996. Accounts payable, accrued and other current liabilities decreased $6.8 million due to a lower accounts payable balance primarily as a result of a decline in market prices of pulp partially offset by increases in general operating accruals. Other receivables increased by $9.7 million primarily as a result of a receivable for income taxes and an outstanding insurance claim paid subsequent to the end of the fiscal year; partially offset by a reduction in the receivable for power sales.



    The Company used $48.6 million of cash in investing activities during fiscal year 1996 compared to $1,489.6 million during the nine months ended September 27, 1995 which included $1,455.9 million related to the Acquisition. Capital spending of $51.3 million for fiscal year 1996 consisted of improvements to the Company's manufacturing and distribution facilities as well as certain environmental expenditures. The Company anticipates that capital expenditures related to environmental compliance will, in the aggregate, be approximately $86.0 to $96.0 million through fiscal year 1999, assuming the cluster rules are adopted. (See Other Items.) The Company believes that cash generated by operations and amounts available under its revolving credit facility will be sufficient to meet its on-going operating and capital requirements.



    The Company used $181.2 million of cash in financing activities in fiscal year 1996 primarily to reduce long-term debt obligations which were funded primarily by the sale of accounts receivable and excess cash flow from operations. For the nine months ended September 27, 1995, financing activities provided $1,340.8 million of cash primarily attributable to the incurrence of $1,105.7 million of debt to finance the acquisition, with repayments of long term debt of $162.1 million and proceeds from the issuance of common stock, $331.8 million, and preferred stock, $65.4 million.



    The Company does not anticipate paying cash dividends on the Preferred Stock or Holdings Preferred Stock (as defined in the Notes to Financial Statements) for any period ending on or prior to December 15, 1999. The Company intends to retain future earnings, if any, for use in its business and does not anticipate paying any cash dividends on such preferred stock prior to such date. In addition, the terms of the Credit Agreement and the indenture (the "Indenture") relating to the Notes (as defined in the Notes to Financial Statements) limit the amount of cash dividends the Company may pay with respect to such preferred stock and other equity securities both before and after that date. See the Notes to Financial Statements.



  FINANCIAL INSTRUMENTS



    The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and debt. The Company uses interest rate caps and swaps as a means of protection against a portion of interest rate risk associated with the current debt balances.



    During the second quarter of fiscal year 1996, the Company commenced transacting business in currencies other than the U.S. Dollar. The Company partly manages the potential exposure associated with transacting in foreign currencies through the use of foreign currency forward contracts. These contracts are used to offset the effects of exchange rate fluctuations on a portion of the underlying foreign currency denominated exposure. These exposures include firm related party trade accounts receivable. Realized and unrealized gains and losses on these contracts for fiscal year 1996 were insignificant. The Company does not hold derivative financial instruments for trading purposes.

OTHER ITEMS



  ENVIRONMENTAL AND SAFETY MATTERS



    The Company is subject to a wide variety of increasingly stringent environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, past and present landfill operations and hazardous waste management. These laws include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and their respective state counterparts. The Company will continue to incur significant capital and operating expenditures to maintain compliance with applicable federal and state environmental laws. These expenditures include costs of compliance with federal worker safety laws, landfill expansions and wastewater treatment system upgrades.



    In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of the Company's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from the Company's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (e.g., temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with current administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon (the "County") regarding a 1994 ordinance governing the County's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain additional treatment capacity for future expansions and the County could impose stricter permit limits. In June 1997, the EPA sued the County for failure to enforce permit limits associated with its operation of the wastewater facility. The Company is uncertain as to the effect, if any, of this action on its current dispute with the County. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to fines for any noncompliance.



    In November 1993, the EPA announced proposed regulations that would impose new air and water quality standards aimed at further reductions of pollutants from pulp and paper mills, particularly those conducting bleaching operations (generally referred to as the "cluster rules"). Final promulgation of the cluster rules is expected to occur in late 1997, with compliance with the rules required beginning in 2000. The Company believes that compliance with the cluster rules, if adopted as currently proposed, may require aggregate capital expenditures of approximately $70.0 million to $90.0 million through 2000. The ultimate financial impact to the Company of compliance with the cluster rules will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. The Company also anticipates that it will incur an estimated $10.0 million to $20.0 million of capital expenditures through 1999 related to environmental compliance other than as a result of the cluster rules.



    The Company's mills generate substantial quantities of solid wastes and by-products that are disposed of at permitted landfills and solid waste management units at the mills. The Company is currently planning to expand the landfill at the Somerset mill at a projected total cost of approximately $16.0 million, of which $7.0 million is expected to be incurred prior to the year 2000 with the remainder being spent subsequent to 2004.



    The Muskegon mill has had discussions with the Michigan Department of Environmental Quality ("DEQ") regarding a wastewater surge pond adjacent to the Muskegon Lake. The DEQ presently is considering whether the surge pond is in compliance with Michigan Act 451 (Part 31 of the Natural

Resources and Environmental Protection Act) regarding potential discharges from that pond. The matter is now subject to the results of a pending engineering investigation. There is a possibility that, as a result of DEQ requirements, the surge pond may be closed in the future. The Company estimates the cost of closure could be approximately $2.0 million. In addition, if it is necessary to replace the functional capacity of the surge pond with above-grade structures, the Company preliminarily estimates that up to an additional $8.0 million may be required for such construction costs.



    The Company has been identified as a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), or analogous state law, for cleanup of contamination at seven sites. Based upon the Company's understanding of the total amount of liability at each site, its calculation of its percentage share in each proceeding, and the number of potentially responsible parties at each site, the Company presently believes that its aggregate exposure for these matters will not be material. Moreover, as a result of the acquisition, the Company's former parent, Scott, agreed to indemnify and defend the Company for and against, among other things, the full amount of any damages or costs resulting from the off-site disposal of hazardous substances occurring prior to the date of closing, including all damages and costs related to these seven sites. Since the date of closing of the acquisition agreement, Scott has been performing under the terms of this environmental indemnity and defense provision and, therefore, the Company has not expended any funds with respect to these seven sites.



    The Company currently has a five-year demolition project in progress at its Westbrook Facility for health and safety reasons which is expected to be completed in the year 2001. Total costs of the project are estimated to be approximately $9.0 million, of which approximately $5.7 million had been spent as of April 2, 1997. The Company recognizes these costs as they are incurred.



    The Company does not believe that it will have any liability under emergency legislation enacted by the State of Maine to cover a significant shortfall in the Maine workers' compensation system through assessments of employers and insurers; however, there can be no assurance that the existing legislation will fully address the shortfall or that any additional measures necessary to fund the shortfall will not result in material increases in the Company's workers compensation premiums.



    The Company believes that none of these matters, individually or in the aggregate, is expected to have a material adverse effect on its financial position, results of operations or cash flows.



  LABOR RELATIONS



    In February 1997, the Company reached settlement on a new six-year labor agreement with its three Somerset, Maine mill unions. The ratified contract reflects more flexible work rule provisions and a 3% annual wage increase for the term of the agreement. The Company's labor agreements at its Westbrook, Maine and Mobile, Alabama sites expired on June 1, 1997. All but one of the Westbrook unions ratified a new five year agreement in May 1997 with more flexible work rule provisions. The Company is engaged in negotiations with the remaining union at Westbrook and the unions at Mobile. Those affected employees are working under contract extensions which can be terminated upon 10 days notice.



  FORCE MAJEURE EVENTS



    On October 17, 1996 a fire occurred at an outside warehouse location in Muskegon, Michigan, which resulted in the loss of approximately 8,000 tons of inventory valued in excess of $6.0 million. On March 26, 1997, the Company reached an agreement with its insurance carrier pursuant to which it recovered substantially all the lost inventory value, excluding the deductible of $0.5 million.



    Due to exceptionally heavy rains, the Presumpscot River flooded the Westbrook mill on October 21, 1996. The flooding resulted in the temporary closure of the mill. Damage to mill equipment has since been repaired and normal operating mill conditions have been restored. Total losses are not expected to exceed the Company's insurance coverage limits, which include both business interruption and property loss coverage. The Company had as of July 2, 1997, accrued an estimate of $44.7 million for costs to refurbish plant assets at the Westbrook facility, of which $27.5 million has been received as insurance proceeds at July 2, 1997 with the remainder, net of a deductible of $3.5 million, included in other receivables in the condensed consolidated balance sheet at July 2, 1997. In addition, the Company has accrued $9.0 million during the quarter ended April 2, 1997, representing a portion of the business interruption claim submitted for the interference caused by the Westbrook flood, which primarily took place during the quarter ended January 1, 1997. At July 2, 1997, the Company had received $7.5 million as business interruption insurance proceeds.



  LONG-TERM CONTRACTS



    The Mobile, Alabama paper mill was historically operated by Scott as part of an integrated facility (including a tissue mill, a pulp mill and energy facility). In connection with the Acquisition, Warren entered into long-term (25 years initially, subject to mill closures and certain FORCE MAJEURE events) supply agreements with Scott for the supply of pulp and water and the treatment of effluent at the Mobile Mill. Wood pulp will be supplied generally at market prices. Pulp prices are discounted due to the elimination of freight costs associated with delivering pulp to Warren's Mobile paper mill and pulp quantities are subject to minimum (170,000 to 182,400 tons per year) and maximum (220,000 to 233,400 tons per year) limits. Prices for other services to be provided by Scott are generally based upon cost. Prior to the Acquisition, Scott sold its energy facility at Mobile to Mobile Energy Services Corporation ("MESC"). In connection with the sale of the energy facility, MESC entered into a long-term agreement with Warren to provide electric power and steam to the paper mill at rates generally comparable to market tariffs, including fuel cost and capital recovery components. Scott, MESC and Warren have also entered into a long-term shared facilities and services agreement (the "Shared Facilities Agreement") with respect to medical and security services, common roads and parking areas, office space and similar items and a comprehensive master operating agreement providing for the coordination of services and integration of operations among the energy facility, the paper mill, the pulp mill and the tissue mill. Annual fees under the Shared Facilities Agreement are expected to be approximately $1.5 million per year through the 25 year term of the agreement. Warren has the option to cancel certain non-essential services covered by the Shared Services Agreement at any time prior to the end of the 25 year term.



    The Company's power requirements at its Somerset and Westbrook mills have historically been satisfied through cogeneration agreements ("Power Purchase Agreements" or "Agreements") whereby the mills each cogenerate electricity and sell the output to Central Maine Power Company ("CMP") at above market rates. The Agreements also provide that the mills purchase electricity from CMP at the standard industrial tariff rate. The effect of these Agreements has been to reduce the Company's historical cost of power. However, the Westbrook Agreement expires on October 31, 1997, and the Somerset Agreement expires in the year 2012, with the favorable pricing element of the Somerset Agreement ending on November 30, 1997. The impact from the change in the Somerset Agreement is not material; however, the expiration of the Westbrook Agreement could have a material adverse impact if a replacement market for excess power generated at the Westbrook mill is not found. The Company is currently soliciting bids for such excess power and anticipates that given current capacity constraints in Northeast power markets, any material adverse impact should be mitigated. To reflect the fair market value of the acquired Power Purchase Agreements as of the Acquisition date, the Company established a deferred asset of approximately $32.3 million, in accordance with APB No. 16. This deferred asset is being amortized over the remaining life of the favorable Power Purchase Agreements. For the nine months ended September 27, 1995, fiscal year 1996, and the nine months ended July 2, 1997 amortization expense related to this asset approximated $10.8 million, $12.0 million and $9.0 million, respectively.



    The Company is also involved in various other lawsuits and administrative proceedings. The relief sought in such lawsuits and proceedings include injunctions, damages and penalties. Although the final results in these suits and proceedings cannot be predicted with certainty, it is the present opinion of the Company, after consulting with legal counsel, that they will not have a material effect on the Company's financial position, results of operations or cash flows.

  REGULATORY MATTERS



    On November 5, 1996, a proposed binding referendum measure to eliminate clear cutting in unincorporated areas in the State of Maine was defeated. A competing measure, which could establish new forestry standards stricter than current law, but which would not completely ban clear cutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, and several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not automatically become law unless it receives a simple majority of the votes cast in a special election to be held in 1997. If this competing measure does become law, the consequence to the Company is not expected to be material, because such measure generally reflects sustainable forestry initiatives already voluntarily adopted by the Company.



  CREDIT AGREEMENT AMENDMENT



    On July 25, 1997, Warren amended certain provisions of its Credit Agreement with a syndicate of banks, including the prepayment provisions and the limitation on indebtedness clause. The lenders also waived certain provisions of the credit agreement, thereby allowing the Company to enter into a sale/ leaseback arrangement with General Electric Capital Corporation ("GECC") pertaining to one of the Company's paper machines at its Somerset facility and allowing Holdings to consummate a merger with Acquisition II. In addition, Warren obtained consent from the lenders for the utilization of a portion of the proceeds of the sale/leaseback other than as required by the credit agreement, including the payment from time to time of dividends to Holdings on or prior to September 30, 1998 for the purpose of redeeming the Holdings Senior Preferred Stock, subject to certain conditions and limitations.



  SALE/LEASEBACK TRANSACTION



    On July 29, 1997, the Company entered into a sale/leaseback arrangement with GECC. The transaction involved the sale of one of the paper machines at its Somerset mill for $150.4 million to State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), as Trustee for GECC. In connection with the transaction, the Company entered into a 15 year lease with the Trustee to lease back the paper machine. Rental payments of approximately $7.6 million will be made semi-annually in arrears in January and July of each year. The sale/leaseback arrangement will be accounted for as an operating lease. The gain on the transaction of approximately $20.8 million will be deferred and amortized as an adjustment to future rental payments over the lease term. The Company used approximately $100.3 million of the proceeds from the sale to make a mandatory prepayment on its term loans. The write off of deferred financing fees related to the early extinguishment of this debt resulted in an extraordinary loss of $1.0 million, net of a related tax benefit of $0.6 million and will be recorded in the fourth quarter of fiscal year 1997.


  CONTROL BY SAPPI


    On May 27, 1997, Sappi consummated the Minority Acquisition and thereby acquired through an indirect wholly-owned subsidiary all of the common equity interests of Holdings held by the Sellers for an aggregate purchase price of $138.0 million, or $17.25 per share. Sappi then caused all of the Holdings common stock purchase warrants acquired in the Minority Acquisition to be exercised. In connection with the Minority Acquisition, Sappi and the Sellers terminated most of the provisions of the Shareholders Agreement, and the Sellers have ceased to have any rights or obligations under the remaining provisions. See "Certain Relationships and Related Transactions--Shareholders Agreement". In connection with the financing of the Minority Acquisition, Sappi caused the shares to Holdings common stock to be sold to HSL, which in turn pledged the stock to certain lenders. The Holdings common stock held by HSL is subject to an option for Sappi to reacquire such securities at any time prior to April 30, 2000, and a right for HSL to require Sappi to purchase such securities on the occurrence of certain events and at any time between May 15 and May 30, 2000 (the "HSL Option Agreement"). In addition, such shares are subject to an irrevocable proxy for Sappi to vote the shares of Holdings common stock during the term of the HSL Option Agreement. As a result of the Minority Acquisition and the related financing transaction, Sappi indirectly owns approximately 75.07%, and controls the voting of approximately 97.34%, of the common equity of Holdings on a fully diluted basis. See "Risk Factors--Control by Sappi" and "Certain Relationships and Related Transactions--Minority Acquisition and Merger".



    On July 30, 1997, Holdings entered into the Merger Agreement with Acquisition II, pursuant to which each issued and outstanding share of common stock of Holdings held by any party other than Sappi and its affiliates or HSL will be converted into the right to receive $17.60 per share in cash, subject to the exercise of appraisal rights. Each outstanding Class A Warrant of Holdings will become exercisable solely for $5.2708 in cash, each outstanding Class B Warrant of Holdings will become exercisable solely for $17.60 in cash, in each case upon payment of the applicable exercise price and satisfaction of the other terms and conditions of the related warrant agreement, and shares of Holdings Senior Preferred Stock will remain outstanding without amendment, subject to the exercise of appraisal rights. The Class B common stock of Holdings received by HSL as a result of the Merger and any Class A common stock of Holdings received on conversion will be subject to the HSL Option Agreement and the irrevocable proxy in favor of Sappi. The Merger Agreement is expected to become effective on or about September 5, 1997, but the Merger Agreement is subject to certain important conditions, and there can be no assurance that the conditions to the Merger will be satisfied or waived. If the Merger becomes effective, Sappi will own 100% of the issued and outstanding voting common stock, and 75.07% of the common equity of Holdings in the form of new Class A common stock, and HSL will own 24.93% of the common equity of Holdings in the form of new non-voting Class B common stock of Holdings. See "Risk Factors--Control by Sappi" and "Certain Relationships and Related Transactions--Minority Acquisition and Merger". Neither the Minority Acquisition nor the Merger will affect the terms or ownership of the outstanding securities of Warren.



  ACCOUNTING PRONOUNCEMENTS



    In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("FAS") No. 123, "Accounting for Stock-Based Compensation". FAS No. 123, which is effective for the Company in fiscal 1997, addresses the financial accounting and reporting requirements for stock-based employee compensation plans. FAS No. 123 permits an entity to either record the effects of stock-based employee compensation plans in its financial statements or retain current accounting and present pro-forma disclosures in the notes to the financial statements. The implementation of FAS No. 123 did not have a material impact on the Company's financial statements.



    In June 1996, the FASB issued FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", which addresses accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. FAS No. 125 is required to be adopted in 1997. The implementation of FAS No. 125 did not have a material impact on the Company's financial statements.



    In February 1997, the FASB issued FAS No. 128, "Earnings per Share", and FAS No. 129, "Disclosure of Information about Capital Structure", both of which will be effective for the Company in fiscal year 1998. FAS No. 128 replaces the presentation of primary earnings per share with basic earnings per share, which excludes dilution, and requires the dual presentation of basic and diluted earnings per share. FAS No. 129 establishes standards for disclosing information about an entity's capital structure and applies to all entities. The implementation of FAS No. 128 and FAS No. 129 will not have a material effect on the Company's earnings per share or financial statements.



    In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income", and FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", both of which will be effective for the Company in fiscal year 1999. FAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. FAS No. 131 establishes standards for the way that public business enterprises report selected information about operating segments. FAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The implementation of FAS No. 130 and FAS No. 131 are not expected to have a material effect on the Company's financial statements.


CONSIDERATIONS RELATING TO HOLDINGS' CASH OBLIGATIONS


    The Company expects that it may make certain cash payments to Holdings or other affiliates during fiscal 1997 to the extent cash is available and to the extent it is permitted to do so under the terms of the Credit Agreement, the Indenture and the terms of the Senior Preferred Stock. Such payments may include, among other things, (i) amounts under a tax sharing agreement to be entered into between the Company and Holdings necessary to enable Holdings to pay the Company's taxes, (ii) administrative fees to Holdings and amounts to cover specified costs and expenses of Holdings and (iii) an annual advisory fee for management advisory services, limited to $1.0 million, to Sappi and/or its affiliates. To the extent the Company continues to make such payments, it will do so only to the extent such payments are permitted under the terms of the Credit Agreement, the Indenture and the terms of the Senior Preferred Stock.


    Because Holdings has no material assets other than the outstanding common stock of the Company (all of which is pledged to the lenders under the Credit Agreement) and all of the operations of Holdings (other than the management of its investment in the Company) are currently conducted through the Company and its subsidiaries, Holdings' ability to meet its cash obligations is dependent upon the earnings of the Company and its subsidiaries and the distribution or other provision of those earnings to Holdings. Holdings has no material indebtedness outstanding (other than advances that may be owed from time to time to the Company and guarantees in respect of indebtedness of the Company and its subsidiaries) and Holdings' 15% Senior Exchangeable Preferred Stock (the "Holdings Preferred Stock"), which was issued in connection with the Acquisition, is not mandatorily redeemable (except upon the occurrence of certain specified events) and provides that dividends need not be paid in cash until the year 2000. Holdings does, however, have various obligations with respect to its equity securities (including in respect of registration rights granted by Holdings) that are likely to require cash expenditures by Holdings. The Company believes that the Credit Agreement, the Indenture and the Senior Preferred Stock permit the Company to pay a dividend or otherwise provide funds to Holdings to enable Holdings to meet its known cash obligations for the foreseeable future, provided that the Company meets certain conditions. Among such conditions are that the Company maintain specified financial ratios and comply with certain financial tests.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE

    Deloitte & Touche LLP were appointed independent auditors to Holdings, the parent of the Company, prior to the Acquisition. Coopers & Lybrand L.L.P. served as independent accountants of the Predecessor Corporation prior to the
Acquisition and, upon completion of the Acquisition, Deloitte & Touche LLP replaced Coopers & Lybrand L.L.P. as independent auditors of the Predecessor Corporation. There were no disagreements between the Predecessor Corporation and Coopers & Lybrand L.L.P. on matters of accounting and financial disclosure in the two years and subsequent interim period preceding their replacement by Deloitte & Touche LLP.

    During 1995, Coopers & Lybrand L.L.P. informed the Company that they would not consent to the use of their report on the Predecessor Corporation's financial statements in certain anticipated registration statements to be filed with the Commission. As a result, the Company engaged Deloitte & Touche LLP to reaudit the Predecessor Corporation's financial statements included in this Prospectus.

                                    BUSINESS

GENERAL

    S.D. Warren Company ("S.D. Warren", "Warren", the "Company" or the "Successor Corporation") manufactures printing, publishing and specialty papers and has pulp and timberland operations vertically integrated with some of its manufacturing facilities. Warren is the largest producer of coated free paper (free of groundwood pulp) in the United States. The Company currently operates four paper mills with total annual production capacity of approximately 1.5 million tons of paper. The Company also owns a sheeting and distribution facility in Allentown, Pennsylvania, with annual sheeting capacity of approximately 90,000 tons, and owns approximately 911,000 acres of timberlands in the State of Maine.

    The Company was founded in 1854 and grew through internal growth and acquisitions until it was acquired by Scott in 1967. Scott invested significant resources in S.D. Warren, including approximately $1.0 billion from 1988 through 1994, to upgrade, expand and rebuild many of the Warren facilities. As of October 8, 1994, SDW Acquisition entered into the Stock Purchase Agreement pursuant to which, on December 20, 1994, SDW Acquisition acquired from Scott all of the outstanding capital stock of Warren, then a wholly owned subsidiary of Scott, and certain related affiliates of Scott. Immediately following the Acquisition, SDW Acquisition merged with and into Warren (the "Merger"), with Warren surviving.


    SDW Holdings Corporation owns all the outstanding Common Stock of Warren. The largest investor in Holdings is Sappi. Sappi, a South African company, is the largest forest products company in Africa, the third largest producer of coated free paper in Europe and one of the world's leading pulp, paper and timber exporters. Sappi owns and operates a number of timber processing plants and eight mills in Southern Africa. Outside Africa, Sappi's operations include four fine paper mills in the United Kingdom and two mills in Germany which produce coated and uncoated free paper and specialty paper. Following the Acquisition, Sappi became the largest coated free paper manufacturer in the world. On July 30, 1997, Holdings entered into the Merger Agreement with Acquisition II, pursuant to which each issued and outstanding share of common stock of Holdings held by any party other than Sappi and its affiliates or HSL will be converted into the right to receive $17.60 per share in cash, subject to the exercise of appraisal rights. Each outstanding Class A Warrant of Holdings will become exercisable solely for $5.2708 in cash, each outstanding Class B Warrant of Holdings will become exercisable solely for $17.60 in cash, in each case upon payment of the applicable exercise price and satisfaction of the other terms and conditions of the related warrant agreement, and shares of Holdings Senior Preferred Stock will remain outstanding without amendment, subject to the exercise of appraisal rights. The Class B common stock of Holdings received by HSL as a result of the Merger and any Class A common stock of Holdings received on conversion will be subject to the HSL Option Agreement and the irrevocable proxy in favor of Sappi. The Merger Agreement is expected to become effective on or about September 5, 1997, but the Merger Agreement is subject to certain important conditions, and there can be no assurance that the conditions to the Merger will be satisfied or waived. If the Merger becomes effective, Sappi will own 100% of the issued and outstanding voting common stock, and 75.07% of the common equity of Holdings in the form of new Class A common stock, and HSL will own 24.93% of the common equity of Holdings in the form of new non-voting Class B common stock of Holdings. See "Risk Factors--Control by Sappi" and "Certain Relationships and Related Transacations--Minority Acquisition and Merger". The Merger will not affect the terms or ownership of the outstanding securities of Warren.


PRINCIPAL PRODUCTS


    The paper industry is generally divided into the printing and writing market segment and the packaging market segment. The printing and writing market segment is divided into newsprint and fine paper, which includes coated and uncoated paper. The Company's principal products include coated, uncoated, specialty and technical papers. The following table illustrates the Company's major markets, expressed as a percentage of sales, for the nine months ended September 24, 1994, the period September 25, 1994 through December 20, 1994 (the "three months ended December 20, 1994"), and the nine months ended September 27, 1995, the twelve months ended October 2, 1996 and the nine months ended July 3, 1996 and July 2, 1997:



                                    NINE MONTHS     THREE MONTHS      NINE MONTHS     TWELVE MONTHS    NINE MONTHS    NINE MONTHS
                                       ENDED            ENDED            ENDED            ENDED           ENDED          ENDED
                                   SEPTEMBER 24,    DECEMBER 20,     SEPTEMBER 27,     OCTOBER 2,        JULY 3,        JULY 2,
                                       1994             1994             1995             1996            1996           1997
                                  ---------------  ---------------  ---------------  ---------------  -------------  -------------
Coated paper....................          70.9%            73.9%            70.6%            72.2%           71.9%          71.8%
Uncoated paper..................          17.9             18.5             13.6             12.7            12.6           12.6
Specialty paper.................           5.0              4.8             10.2             11.5            11.7           11.7
Technical paper and other.......           6.2              2.8              5.6              3.6             3.8            3.9
                                         -----            -----            -----            -----           -----          -----
    Total.......................         100.0%           100.0%           100.0%           100.0%          100.0%         100.0%
                                         -----            -----            -----            -----           -----          -----
                                         -----            -----            -----            -----           -----          -----


    The coated paper market is divided into two types of products: coated free paper and coated groundwood paper. Coated papers are primarily differentiated into five product grades of decreasing quality and brightness, ranging from #1, which is premium, to #5, the lowest in quality and price. The Company principally competes in the coated free paper market which is composed of product grades #1 through #3, and a limited amount of #4 and #5. The coated groundwood market is composed of the #4 and #5 product grades. Each grade is manufactured in a range of basis weights, which is the measurement of a paper's weight for a given sheet size, as well as differentiated by finish which can be either gloss, dull or matte. The appearance of coated paper can also be significantly altered by finishing techniques, such as varnishing, which can impart a dull or shiny property to a sheet. The coated paper market, in addition to being segmented by product grade, is divided into products which are coated on one side and products which are coated on both sides. Paper which is coated on one side is used in special applications such as consumer product and mailing label applications. The majority of coated paper production is two-sided which permits quality printing on both sides of the paper.

    Coated paper is used in corporate communications, advertising, brochures, magazine covers and upscale magazines, catalogues, direct mail promotions and educational text books. Uncoated paper is used by commercial printers, quick printers, large in-house copy/printing end-users and small business and home applications. Speciality and technical papers are used in business form printing, coated fabric converters, pressure-sensitive laminators, label printers and other niche market applications.

    The market for coated paper has historically experienced price fluctuations which are driven by production supply, end-user demand and, to a lesser degree, the availability and relative price of imported products. The growth in the supply of coated paper is driven by the opening of new coated paper manufacturing facilities, each of which can take up to three years to construct. See "Risk Factors--Cyclical Industry Conditions; Strong Competition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for information regarding recent market trends.

COMPETITION

    The markets for coated free products are highly competitive with a number of major companies competing in each market. The Company competes mainly with U.S. and Canadian producers of coated free paper, and, to a lesser degree, European producers. The Company's principal competitors in the coated free market are Champion International Corporation, Westvaco Corporation, Consolidated Papers Inc., The Mead Corporation, Simpson Paper Co., Repap Wisconsin, Inc. and Potlatch Corporation. Competition is primarily on the basis of quality, service, price and breadth of product line, as well as product innovation and sales and distribution support. Certain of the Company's competitors have greater financial resources than the Company and certain of the mills operated by its competitors may be lower cost producers of pulp and coated paper than certain of the mills operated by the Company. See "Risk Factors--Cyclical Industry Conditions; Strong Competition".

    Several factors contribute to the Company's competitive strengths in the coated free paper market, including high product quality, technological innovation, high brand recognition and a strong distribution network. The Company is the leading seller of #1 and #3 grades of coated free paper in North America and is among the leaders with respect to the #2 grade based on sales for the nine months ended July 3, 1996.

DISTRIBUTION

    The Company, unlike most of its competition, has made a strategic decision to sell all of its coated products through the merchant distribution system. The Company believes this policy increases the focus of the merchant sales force on the sale of the Company's products. Warren was the first to develop merchant distribution for branded coated paper. In 1917, Warren formed an association of paper merchants that became the Warren Merchant's Association. Today, the
Company's sales force sells coated paper to approximately 288 merchant distributing locations. Merchants are authorized to distribute Warren products by geographic area and handle competitors' lines to cover all segments of the market. The Company believes it has created a loyal group of merchant customers because Warren's sales force focuses on generating end-user demand, which is then serviced by the merchant distributors, and does not compete with the merchants to make sales.

    Merchants perform numerous functions, including sales, credit, warehousing, local distribution and promotional activities. They purchase the paper from Warren and resell it, marking up their purchase price from Warren to a competitive market price. The product is delivered to the customer either directly from the mill, a Warren distribution center or from the merchant's warehouse. The merchant handles credit review and payment collection and pays Warren's invoice without regard to final collection from the end-user customer.

    The Company sells uncoated paper in North America through the same network of merchant distributors that it uses for coated paper, with some exceptions (approximately 225 merchant locations sell uncoated paper, versus the 288 which sell coated paper). The Company also distributes uncoated paper through original equipment manufacturers, catalogues and merchant stores and is beginning to develop additional distribution channels, such as warehouse clubs, office superstores and telemarketing.

    The Company sells both specialty and technical paper in North America directly to the customer base through the relevant sales force and ships products directly from the mill to the customer.

EXPORT SALES


    The Company had sales to customers outside of the United States ("Export Sales") of $60.0 million, $24.7 million, $90.5 million, $174.3 million and $129.7 million for the nine months ended September 24, 1994, the three months ended December 20, 1994 the nine months ended September 27, 1995, the twelve months ended October 2, 1996 and the nine months ended July 2, 1997 respectively. Export Sales are primarily to Canada, Europe and the Far East. The Company's sales outside North America are handled by divisions of Sappi. See "Certain Relationships and Related Transactions--Transactions with Related Parties" and "Risk Factors--Requirement to Do Business with Sappi Affiliates".


CUSTOMERS


    For the year ended October 2, 1996, the Company's customers that individually accounted for greater than 10% of sales were divisions or subsidiaries of International Paper Company, Central National-Gottesman Inc., and Alco Standard Corporation. Each of these customers is a merchant that resells the Company's paper products to a wide range of end users. As indicated in the Notes to Financial Statements, the loss of any of these customers could have a material adverse effect on the Company's business and results of operations. See "Risk Factors--Dependence on Principal Customers" and the Notes to Financial Statements.

BACKLOG AND SEASONALITY


    Backlog as of October 2, 1996 and July 2, 1997 was not significant. The Company had approximately one to four weeks of backlog depending upon the product and basis weights.


    The Company's operations are not significantly affected by seasonality. The first and third quarters of the calendar year tend to be stronger than the second and fourth quarters.

PATENTS, TRADEMARKS AND LICENSES


    S.D. Warren is widely recognized for its product quality and technological innovation in the development and manufacture of coated free paper, which has allowed Warren to sustain the franchise value of its name brand products such as SOMERSET-REGISTERED TRADEMARK-, LUSTRO-REGISTERED TRADEMARK-,
WARRENFLO-REGISTERED TRADEMARK- and PATINA-REGISTERED TRADEMARK-.


    Although the Company owns or licenses a number of patents and patent applications that are important to its business, they are not material to the conduct of the Company's business as a whole. The Company believes that its position in each of its markets depends primarily on such factors as customer service, prompt and accurate delivery and diversity of products rather than on patent protection.

    The Company has a long history of product innovations. It was the first paper company to develop both one and two-sided coated paper, the first to develop dull and matte coated paper, the first to develop high bulk-to-weight coated paper and the first to develop lightweight coated free web. In addition, the Company has a number of proprietary technologies, including the on-line finishing technology and its ULTRACAST-Registered Trademark- electronbeam technology. The Company's on-line finishing technology is used in its production of coated paper as well as in its production of specialty papers. The Company's ULTRACAST-Registered Trademark- technology is utilized in specialty papers and the Company plans to extend this technology into a broader line of unique products and new market segments.

RESEARCH AND DEVELOPMENT


    The Company's research and development efforts continue to focus on creating new and improved products as well as developing more efficient processes for producing them. The Company's research facility is located in Westbrook, Maine and employs approximately 100 people who work closely with marketing, sales and manufacturing personnel as well as the Company's customers to respond to needs for technological improvements and to meet market opportunities.



    The Company spent approximately $9.5 million, $3.0 million, $10.7 million, $15.6 million and $10.2 million on research and development activities for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995, the twelve months ended October 2, 1996 and the nine months ended July 2, 1997, respectively.


SUPPLY REQUIREMENTS

    The principal supply requirements for the manufacture of the Company's products are wood, pulp, energy and other supplies. The Company believes that it has adequate sources of these and other raw materials and supplies necessary for the manufacture of pulp and coated paper for the foreseeable future. In the event that any of the Company's suppliers is unable to meet its demands, the Company believes that adequate alternative suppliers or substitute materials would be available at comparable prices.

    WOOD AND PULP


    For the nine months ended July 2, 1997 and the year ended October 2, 1996, the Company manufactured approximately 63% and 65%, respectively of its pulp requirements. This vertical integration reduces the Company's exposure to (and ability to benefit from) fluctuations in the market price for pulp. All three of the Company's northern mills are integrated with respect to hardwood pulp production and the Somerset, Maine mill also has softwood pulping capability. In addition, the Mobile, Alabama facility receives most of its pulp requirements
from    an   adjacent   pulp   mill   owned   by   Kimberly-Clark   Corporation.

In connection with the Acquisition, the Company entered into a long-term pulp supply agreement with Scott to supply the Company's Mobile paper mill with its wood pulp requirements (subject to minimum and maximum amounts) at prices generally based upon market prices, less a discount to reflect transportation and other cost savings. Scott had previously announced its intention to sell the Mobile pulp mill, but this announcement was retracted on the merger between Scott and Kimberly-Clark Corporation. If sold, the buyer of this facility would be bound by the terms of the above-mentioned agreement. Additional pulp requirements for the remaining mills are purchased in the open market. In the event that any of the Company's pulp suppliers are unable to meet its demands, the Company believes it could obtain adequate supplies to meet its future pulp requirements.


    The Company owns approximately 911,000 gross acres of timberlands in Maine, 789,400 of which are net forested acres. Approximately 433,700 of these acres produce softwood timber, such as spruce, fir, hemlock and white pine and 355,700 acres produce hardwood timber, such as beech, birch and maple. The Company believes it can harvest approximately 13,100 acres per year on a sustainable basis. See "Risk Factors--Stringent Environmental Regulation; Proposed Timber Regulation" and "Business-- Timberlands".

    The Company currently offers recycled products in all coated and some uncoated grade lines. The Company uses reprocessed fibers produced from its existing operations and purchases post consumer waste from several suppliers to meet market requirements for recycled products.

    ENERGY REQUIREMENTS

    The Company's energy requirements are satisfied through wood and by-products derived from the Company's pulping processs (approximately 54% of the total units of energy), coal (approximately 16%), oil (approximately 16%), purchased steam from the Mobile utility complex (approximately 7%) and natural gas, electricity and other (approximately 7%).


    The Company's power requirements at its Somerset and Westbrook mills have historically been satisfied through Power Purchase Agreements whereby the mills each cogenerate electricity and sell the output to CMP at above market rates. The Agreements also provide that the mills purchase electricity from CMP at the standard industrial tariff rate. The effect of these Agreements has been to reduce the Company's historical cost of power. However, the Westbrook Agreement expires on October 31, 1997, and the Somerset Agreement expires in the year 2012, with the favorable pricing element of the Somerset Agreement ending on November 30, 1997. The impact from the change in the Somerset Agreement is not material; however, the expiration of the Westbrook Agreement could have a material adverse impact if a replacement market for excess power generated at the Westbrook mill is not found. The Company is currently soliciting bids for such excess power and anticipates that given current capacity constraints in Northeast power markets, any material adverse impact should be mitigated.



    The Muskegon mill cogenerates electricity, uses the total output in its operations, and purchases standby power service from Consumers Power Company at state regulated rates.


    In the past, Scott operated the Mobile facility (including the Warren paper mill, a pulp mill, a tissue mill and an energy facility) on an integrated basis. Prior to the Acquisition, Scott sold its energy facility at Mobile and the buyer entered into a long-term agreement with Warren to provide electric power and steam to the paper mill.

    OTHER SUPPLIES

    The Company also requires substantial quantities of other supplies such as coating clay, latex, starch and TiO(2). All of these materials are supplied by various suppliers.

EMPLOYEES AND LABOR RELATIONS


    As of July 2, 1997, the Company had 3,978 employees. Approximately 71% of employees are represented by six international unions under ten different contracts. In February 1997, the Company reached settlement on a new six-year labor agreement with its three Somerset, Maine mill unions. The ratified contract reflects more flexible work rule provisions and a 3.0% annual wage increase for the term of the agreement. The Company's labor agreements at its Westbrook, Maine and Mobile, Alabama sites expired on June 1, 1997. All but one of the three Westbrook unions ratified a new five year agreement in May 1997 with more flexible work rule provisions. The Company is engaged in negotiations with the remaining union at Westbrook and the unions at Mobile. Those affected employees are working under contract extensions which can be terminated upon 10 days notice. The Company has experienced no work stoppage in the U.S. in the past eight years and believes that its relationship with its employees is satisfactory.


ENVIRONMENTAL AND SAFETY MATTERS

    The Company is subject to a wide variety of increasingly stringent environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, past and present landfill operations and hazardous waste management. These laws include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and their respective state counterparts. The Company will continue to incur significant capital and operating expenditures to maintain compliance with applicable federal and state environmental laws. These expenditures include costs of compliance with federal worker safety laws, landfill expansions and wastewater treatment system upgrades. See "Risk Factors--Stringent Environmental Regulation; Proposed Timber Regulation".


    In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of the Company's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from the Company's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (E.G., temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with accepted administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon regarding a 1994 ordinance governing the County's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and the other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain additional treatment capacity for future expansions and the County could impose stricter permit limits. In June 1997, the EPA sued the County for failure to enforce permit limits associated with its operation of the wastewater facility. The Company is uncertain as to the effect, if any, of this action on its current dispute with the County. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to substantial fines for any noncompliance.



    In November 1993, the EPA announced proposed regulations that would impose new air and water quality standards aimed at further reductions of pollutants from pulp and paper mills, particularly those conducting bleaching operations (generally referred to as the "cluster rules"). Final promulgation of portions of the cluster rules is expected to occur in late 1997, with compliance with the rules required beginning in 2000. The Company believes that compliance with the cluster rules, if adopted as currently proposed, may require aggregate capital expenditures of approximately $70.0 million to $90.0 million through 2000. The ultimate financial impact to the Company of compliance with the cluster rules will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. The Company also anticipates that it will incur an estimated $10.0 million to

$20.0 million of capital expenditures through 1999 related to environmental compliance other than as a result of the cluster rules.


    The Company's mills generate substantial quantities of solid wastes and by-products that are disposed of at permitted landfills and solid waste management units at the mills. The Company is currently planning to expand the landfill at the Somerset mill at a projected total cost of approximately $16.0 million, of which approximately $7.0 million will be spent prior to 2000 with the remainder being spent subsequent to 2004.



    The Muskegon mill has had discussions with the Michigan Department of Environmental Quality ("DEQ") regarding a wastewater surge pond adjacent to the Muskegon Lake. The DEQ presently is considering whether the surge pond is in compliance with Michigan Act 451 (Part 31 of the Natural Resource and Environmental Protection Act) regarding potential discharges from that pond. The matter is now subject to the results of a pending engineering investigation. There is a possibility that, as a result of DEQ requirements, the surge pond may be closed in the future. The Company estimates the cost of closure will be approximately $2.0 million. In addition, if it is necessary to replace the functional capacity of the surge pond with above-grade structures, the Company preliminarily estimates that up to an additional $8.0 million may be required for such construction costs.


    Warren has been identified as a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), or analogous state law, for cleanup of contamination at seven sites. Based upon the Company's understanding of the total amount of liability at each site, its calculation of its percentage share in each proceeding, and the number of potentially responsible parties at each site, the Company presently believes that its aggregate exposure for these matters will not be material. Moreover, as a result of the Acquisition, Warren's former parent, Scott, agreed to indemnify and defend the Company for and against, among other things, the full amount of any damages or costs resulting from the off-site disposal of hazardous substances occurring prior to the date of closing, including all damages and costs related to these seven sites. Since the date of closing of the acquisition agreement, Scott has been performing under the terms of this environmental indemnity and defense provision and, therefore, the Company has not expended any funds with respect to these seven sites.


    The Company currently has a five-year demolition project in progress at its Westbrook facility for health and safety reasons which is expected to be completed in the year 2000. Total costs of the project are estimated to be approximately $9.0 million, of which approximately $5.7 million had been spent as of July 2, 1997. The Company recognizes these costs as they are incurred.


    The Company does not believe that it will have any liability under emergency legislation enacted by the State of Maine to cover a significant shortfall in the Maine workers' compensation system through assessments of employers and insurers; however, there can be no assurance that the existing legislation will fully address the shortfall.

    The Company believes that none of these matters, individually or in the aggregate, will have a material adverse effect on its financial position, results of operations or cash flows.

PROPERTIES

    Warren's principal executive offices are located in Boston, Massachusetts. The Company believes that its property and equipment are generally well maintained, in good operating condition and adequate for its present needs. The inability to renew any short-term leases would not have a material adverse effect on the Company's financial position or results of operations.

    The following table sets forth the location and use of the Company's principal facilities, which are owned in fee unless otherwise indicated. All of the Company's properties are pledged as collateral under Warren's Credit Facilities (see the Notes to Financial Statements).


         LOCATION                                                     USE
---------------------------  -------------------------------------------------------------------------------------
Skowhegan, Maine             Manufacturing facility for the manufacture of coated paper and softwood and hardwood
 (Somerset Mill)              pulp.
Muskegon, Michigan           Manufacturing facility for the manufacture of coated paper and hardwood pulp and a warehouse (a).
Mobile, Alabama              Manufacturing facility for the manufacture of uncoated paper and specialty paper, a warehouse, a warehouse/distribution center (b) and offices (c).
Westbrook, Maine             Manufacturing facility for the manufacture of specialty paper, high bulk coated paper and hardwood pulp. A research and development facility is also located at this site.
Allentown, Pennsylvania      Coated paper sheeting facility and distribution center (d).
Atlanta, Georgia             Distribution center (e).
Schaumburg, Illinois         Distribution center (f).
Grand Prairie, Texas         Distribution center (g).


------------------------


(a) Subject to a lease that operates on a month to month basis.


(b) Subject to a lease expiring in December 2014.

(c) Subject to a lease expiring in December 2019.


(d) Subject to a lease expiring in May 2001.



(e) Subject to a lease expiring in February 2001.



(f) Subject to a lease renewable annually.



(g) Subject to a lease expiring in September 1999.


TIMBERLANDS

    The Company owns approximately 911,000 gross acres of timberlands in Maine, 789,400 of which are net forested acres. Approximately 433,700 of these acres produce softwood timber, such as spruce, fir, hemlock and white pine, and 355,700 acres produce hardwood timber such as beech, birch and maple. The Company believes that it can harvest approximately 13,100 acres per year on a sustainable basis.


    On November 5, 1996, a proposed binding referendum measure to eliminate clearcutting in unincorporated areas in the State of Maine was defeated. A competing measure, which could establish new forestry standards stricter than current law, but which would not completely ban clearcutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not automatically become law unless it receives a simple majority of the votes cast in a special election to be held in late 1997. If this measure does become law, the consequence to the Company is not expected to be material because such measure generally reflects sustainable forestry initiatives that have already been voluntarily adopted by the Company. See "Risk Factors--Stringent Environmental Regulation; Proposed Timber Regulation".


CAPACITY


    The Company currently operates four mills and a sheeting facility with total annual production capacity of approximately 1.5 million tons of paper. The Company's manufacturing facilities were fully utilized during the nine months ended September 27, 1995. As a result of weaker market conditions, the Company temporarily reduced production levels at certain of its manufacturing facilities during the first quarter of the fiscal year ended October 2, 1996. During the second quarter of the fiscal year ended October 2, 1996, the Company resumed full utilization. See "Risk Factors--Cyclical Industry Conditions; Strong Competition"; "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    THE COMPANY


    Set forth below are the names, ages (at July 2, 1997) and positions of the directors and executive officers of the Company:



        NAME               AGE                             POSITION
---------------------      ---      ------------------------------------------------------
Eugene van As                  58   Director, Chairman of the Board

Monte R. Haymon                59   Director, President, Chief Executive Officer

James H. Frick, Jr.            58   Director, Vice President(1)

O. Harley Wood                 55   Director, Vice President

William E. Hewitt              62   Director, Vice President, Assistant Secretary

Andries G.J. Vlok              61   Director

Trevor L. Larkan               42   Director, Chief Financial Officer, Vice President,
                                      Treasurer, Assistant Secretary

E. Dannis Herring              44   Director, Vice President

Pablo P. Zamora                55   Vice President, Research and Development

Lewis W. Mohler                60   Vice President, General Manager, Specialties Business

Henry L. Mollenhauer           53   Vice President, General Manager, Printing and
                                      Publishing Business


------------------------

(1)Mr. Frick retired as Vice President--Sales and Marketing effective August 1, 1996. Mr. Frick continues to serve as a Director of the Company and has entered into a consulting agreement with the Company for the period August 1, 1996 through July 31, 1999. The fee for such consulting services to be paid to Mr. Frick under such agreement is not considered significant.


    Messrs. van As, Hewitt and Larkan have been Directors since December 20, 1994. Mr. Frick has been a Director since March 21, 1989. Messrs. Herring and Wood have been Directors since March 17, 1992. Mr. Haymon has been a Director since October 1, 1995. Mr. Vlok has been a director since February 5, 1996. Directors of the Company are elected annually to serve until the next annual meeting of stockholders of the Company and until their successors have been elected or appointed and qualified. Executive officers are appointed by, and serve at the direction of the Board of Directors of the Company.


    Set forth below is a brief account of the business experience of each of the directors and executive officers of the Company.

    EUGENE VAN AS served as President and Chief Executive Officer of the Company from April 30, 1995 through September 30, 1995. Mr. van As has been Executive Chairman of Sappi since 1991. He joined Sappi in 1977 as the Managing Director. He is also a director of Malbak Limited, Olivetti Africa Limited, the Council for Scientific and Industrial Research and the South African Foreign Trade Organization.

    MONTE R. HAYMON was appointed President and Chief Executive Officer of Warren on October 1, 1995. Previously he had been President and Chief Operating Officer of Ply-Gem Industries, and for thirteen years, President and Chief Executive Officer of Packaging Corporation of America, a division of Tenneco. In addition to his business experience, Mr. Haymon is a member of the Board of Directors of Evanston Hospital, a member of the Board of Trustees of Tufts
University as well as Chairman of the Board of Overseers of the Engineering School. Mr. Haymon is a former member of the Board of Directors of the National Association of Manufacturers. He is also a former Trustee of both the Institute of Paper & Science and American Forest Products Association.

    JAMES H. FRICK, JR., became Vice President--Sales and Marketing in December 1994. Prior to assuming such a position, Mr. Frick held various positions with the Company since joining the Company in 1961, including Vice President--Coated Printing and Publishing from January 1984 through December 1994 and Vice President/Division Manager Printing and Publishing beginning in 1975.

    O. HARLEY WOOD became Vice President--Manufacturing of Warren in March 1991. Mr. Wood joined Scott in January 1989 as Vice President of Manufacturing Development for its U.S. tissue businesses. Prior to joining Scott, Mr. Wood had held various positions with Procter and Gamble since 1964.

    WILLIAM E. HEWITT was appointed a non-executive director of S.D. Warren at the time of the Acquisition. He has been the Executive Director--Finance of Sappi since 1987. He qualified as a chartered accountant in 1957. He has held executive financial positions in the motor, steel, transportation and retailing sectors and was Group Financial Director, Toyota (South Africa) until 1987. Mr. Hewitt is a director of Sappi, Limited.


    ANDRIES G.J. VLOK became a director of the Company on February 5, 1996. He has been Technical Director of Sappi since 1988. He joined Sappi as a Technical Assistant in 1962 and progressed through various positions within the Sappi group of companies including Mill Manager and Managing Director of subsidiary companies. Mr. Vlok has been a director of Sappi since 1983.


    TREVOR L. LARKAN, having most recently been Financial Director for Sappi Southern Africa, a division of Sappi Limited, transferred to Warren as Vice President and Treasurer with effect from January 1, 1995. In May 1995, Mr. Larkan was also appointed Chief Financial Officer of the Company. A chartered accountant, he specialized in treasury management during the early and mid-1980s, joining Saiccor, the dissolving pulp subsidiary of Courtaulds Plc in 1986. Soon after the acquisition of Saiccor by Sappi in 1988, he was appointed Financial and Commercial Director of that division.


    E. DANNIS HERRING became Vice President--Procurement and Distribution in May of 1995. Prior to such time, Mr. Herring held various positions with the Company, including serving as Controller from 1992 to 1994 and as Chief Financial Officer from March 1994 to May 1995. Mr. Herring began his career with Scott in 1974 in Warren's Mobile, Alabama mill.



    PABLO P. ZAMORA became Vice President--Research and Development for the Company in February 1995. Prior to such time, Mr. Zamora had been with the James River Corporation as Vice President-- Research and Development and Chief
Technology Officer. From 1984 to 1990 he held the title of Vice President--Product Development for Tambrands, Incorporated. Mr. Zamora also held several technical management positions during a 16-year of period of employment with Procter and Gamble.



    LEWIS W. MOHLER has been Vice President and General Manager of the Specialties business since July 1992. Prior to such time, Mr. Mohler has held various positions with Warren since he joined the Company in 1966, including as General Manager of the Pressure Sensitive business from 1988 to 1992.



    HENRY L. MOLLENHAUER has served as Vice President and General Manager of Printing and Publishing since August 31, 1992. Prior to that time, he served in various positions with the Company beginning on June 4, 1969.

COMPENSATION


    The following tables set forth information with respect to the compensation of the Chief Executive Officer and the four other most highly compensated individuals who served as officers of S.D. Warren during 1996. All references to shares, options and stock appreciation rights ("SARs") therein refer to shares of Scott. S.D. Warren has not granted shares, options or SARs to its employees prior to or during the fiscal year ended October 2, 1996.



                           SUMMARY COMPENSATION TABLE


                                                                                            LONG-TERM COMPENSATION
                                                                                    ---------------------------------------
                                                       ANNUAL COMPENSATION                    AWARDS              PAYOUTS
                                               -----------------------------------  --------------------------  -----------

                                                                                    RESTRICTED    SECURITIES
                                                                     OTHER ANNUAL      STOCK      UNDERLYING       LTIP
                                     YEAR       SALARY      BONUS    COMPENSATION     AWARDS       OPTIONS/       PAYOUTS
                                    (1)(2)        ($)        ($)          ($)           ($)       SARS(#)(4)        ($)
                                  -----------  ---------  ---------  -------------  -----------  -------------  -----------

Monte R. Haymon.................        1996   $ 600,565  $  --        $  --         $  --         $  --         $  --
  Chief Executive Officer and
  President (5)

James H. Frick, Jr. ............        1996     187,514    125,000       17,195        --            --            --
  Vice President--Coated                1995     152,744     --           --            --            --            --
  Printing and Publishing (6)           1994     183,967

Trevor L. Larkan................        1996     169,801     90,000       54,361(7)     --            --            --
  Chief Financial Officer, Vice         1995     116,607     --           67,076(7)     --            --            --
  President and Treasurer

O. Harley Wood..................        1996     189,843     85,000       --            --            --            --
  Vice President--Manufacturing         1995     134,601     --           --            --            --            --
                                        1994     173,025     --           --            --             6,000        --

E. Dannis Herring...............        1996     172,808     85,000       --            --            --            --
  Vice President--Procurement           1995     121,745     --           --            --            --            --
  and Distribution                      1994     150,222     --           --            --             4,500        --



                                    ALL OTHER
                                  COMPENSATION
                                     ($)(3)
                                  -------------
Monte R. Haymon.................    $  --
  Chief Executive Officer and
  President (5)
James H. Frick, Jr. ............       20,644
  Vice President--Coated               37,017
  Printing and Publishing (6)
Trevor L. Larkan................       --
  Chief Financial Officer, Vice        --
  President and Treasurer
O. Harley Wood..................       --
  Vice President--Manufacturing       157,803
                                       54,493
E. Dannis Herring...............       --
  Vice President--Procurement          --
  and Distribution                     --


------------------------


(1) Information with respect to years prior to 1995 is being provided only for Messrs. Frick, Wood and Herring to the extent that information with respect to their compensation has previously been required to be filed with the Securities and Exchange Commission.



(2) Compensation for 1996, 1995 and 1994 is for the fiscal year ended October 2, 1996, the fiscal period December 21, 1994 through September 27, 1995 and the nine months ended September 24, 1994 combined with the period September 25, 1994 through December 20, 1994, respectively.



(3) The amounts shown under "All Other Compensation" consist of matching contributions under the Salaried Investment Plan, imputed income for life insurance premiums for each year shown and educational assistance payouts plus payments made upon withdrawals of vacation accrued consisting of $18,219 in 1996 and $7,460 both in 1995 and 1994 for Mr. Frick, and $13,310 in 1995 for Mr. Wood. In addition, the amounts shown under "All Other Compensation" consist of bonuses associated with the sale of S.D. Warren by Scott in the amount of $150,000 for Mr. Frick and $50,000 for Mr. Wood paid in 1994 and $140,000 paid by Scott to Mr. Wood in 1995 under a supplemental retirement plan.



(4) All options granted by Scott in 1994 were forfeited prior to the end of 1994 in connection with the sale of S.D. Warren by Scott.



(5) Mr. Haymon was appointed President and Chief Executive Officer of Warren as of October 1, 1995.



(6) Mr. Frick retired as Vice President--Sales and Marketing effective August 1, 1996. Mr. Frick continues to serve as a Director of the Company and has entered into a consulting agreement with the Company for the period August 1, 1996 through July 31, 1999. The fee for such consulting services to be paid to Mr. Frick under such agreement is not considered significant.



(7) The amounts shown include $42,000 and $31,500 of housing allowance payments in 1996 and 1995, respectively, and $27,577 of relocation payments in 1995 for Mr. Larkan.

PENSION BENEFITS

    As of October 31, 1994, the Company assumed sponsorship of the portion of the Scott qualified plans which covered employees who would continue to be employed by the Company after the closing of the Acquisition (the "Closing Date"). The defined benefit plan which covers the executive officers (the "Salaried Plan") provides benefits based on a participant's years of service and highest compensation during the final years of employment. Generally, the hourly defined benefit plan provides covered employees with a stated amount of retirement benefit for each year of service. The Company maintains a Supplemental Executive Retirement Program for certain key executives. This plan is a non-qualified deferred compensation plan.

    The following table shows the estimated annual retirement benefits payable to participants with specified amounts of compensation and years of credited service at normal retirement age under the Salaried Plan. The estimated retirement benefits are the amounts payable in the form of a single life annuity and do not take into account the reduction with respect to years of credited service after 1978 equal to a percentage (up to a maximum of 50%) of the participant's Social Security benefit.

                               PENSION PLAN TABLE

                                               YEARS OF CREDITED SERVICE (2)
       AVERAGE FINAL          ----------------------------------------------------------------
      COMPENSATION (1)           15         20         25         30         35         40
----------------------------  ---------  ---------  ---------  ---------  ---------  ---------

$100,000....................  $  22,500  $  30,000  $  37,500  $  45,000  $  52,500  $  60,000

 125,000....................     28,125     37,500     46,875     56,250     65,625     75,000

 150,000....................     33,750     45,000     56,250     67,500     78,750     90,000

 200,000....................     45,000     60,000     75,000     90,000    105,000    120,000

------------------------

(1) A participant's "Average Final Compensation" is the average of the participant's annual compensation in the four calendar years (whether or not consecutive), out of the last ten years of the participant's employment, in which the participant's annual compensation was highest. "Annual compensation" includes salary and bonuses paid in such year. For this purpose, years of employment with, and compensation paid by, Scott prior to the Acquisition are taken into account. To comply with tax qualification requirements under the Internal Revenue Code, annual compensation taken into account for any participant under the Salaried Plan may not exceed $150,000. However, effective January 1, 1995, the Company adopted a plan (the "SERP") to provide supplementary retirement benefits where benefits are lost under the qualified plans as a result of the statutory limitations and the benefits are reflected in the table. Accordingly, the covered compensation of each executive officer for 1995 was equal to the amounts of salary and bonus shown on the Summary Compensation Table above. There also is a statutory limitation on the amount of annual benefit which may be paid under the Salaried Plan. Benefits which accrued under the Plan in excess of the statutory limitations are also protected under the SERP.


(2) The named executive officers had the following full years of credited service under the Salaried Plan as of October 2, 1996: Messrs. Frick, 35; Wood, 7; and Herring, 22. Mr. van As does not participate in the salaried plan. The Company also adopted, effective January 1, 1995, the Plan for Individual Deferred Compensation Arrangements in which Mr. Wood participated. Mr. Wood will receive a benefit under this Plan based upon an additional 10 years of credited service if he is employed by the Company for five years from February 1, 1994.


    In addition to the foregoing plans, the Company sponsors two collectively bargained pension plans in the U.S. and one salaried plan in Belgium. The collectively bargained plans provide benefits of stated amounts for each year of credited service and the international plan provides benefits based on years of service and compensation. No executive officer is covered by any of these other plans.

                                THE ACQUISITION

    As of October 8, 1994, SDW Acquisition, a direct wholly owned subsidiary of Holdings, entered into a definitive agreement (the "Stock Purchase Agreement") pursuant to which, on December 20, 1994, SDW Acquisition acquired from Scott all of the outstanding capital stock of Warren for a net cash purchase price of approximately $1.5 billion, plus the assumption of various liabilities, including approximately $121.9 million of outstanding indebtedness (including capital leases) of the Company, subject to there being a Net Assets (as defined therein) value of $1.6 billion at closing. Pursuant to the provisions of the Stock Purchase Agreement, $75.0 million of cash was required to be on Warren's balance sheet on the Closing Date, effectively reducing the cash purchase price by such amount. Based on a closing Net Assets calculation delivered to the Company by Scott pursuant to the Stock Purchase Agreement (the "Seller's Net Assets Calculation"), the purchase price was reduced by approximately $43.6 million pursuant to a post-closing adjustment mechanism. The Company and Scott have resolved a dispute regarding the Seller's Net Assets Calculation pursuant to dispute procedures established in the Stock Purchase Agreement. The actual amount of the purchase price adjustment was $48.0 million. Scott has since been acquired by Kimberly-Clark Corporation.

    The largest investor in Holdings is Sappi, which is the largest forest products company in Africa, the third largest producer of coated free paper in Europe and one of the world's leading pulp, paper and timber exporters. Sappi owns and operates a number of timber processing plants and eight mills in Southern Africa. Outside Africa, Sappi's operations include four fine paper mills in the United Kingdom and two mills in Germany which produce coated and uncoated free paper and specialty paper. With the S.D. Warren Acquisition, Sappi became the largest coated free paper manufacturer in the world. Sappi is based in Johannesburg, South Africa and employs approximately 23,000 people worldwide.

    SDW Acquisition financed the Acquisition (including approximately $87.7 million of transaction expenses) with the following sources of funds: (i) borrowings of $630.0 million under the Term Loan Facilities and initial borrowings of $160.2 million under the $250.0 million Revolving Credit Facility, of which $75.0 million was available for repayment following the Acquisition with cash required to be on Warren's balance sheet at closing, (ii) the issuance of $375.0 million of SDW Acquisition 12% Senior Subordinated Notes due 2004 (the "SDW Acquisition Notes" and the offering thereof the "Note Offering"), (iii) the issuance of $75.0 million in liquidation preference of SDW Acquisition 14% Senior Exchangeable Preferred Stock due 2006 (the "SDW Acquisition Senior Preferred Stock") as part of Units (the "Units" and the Offering thereof, the "Unit Offering" and, together with the Note Offering, the "Offerings") consisting of SDW Acquisition Senior Preferred Stock and Class A Warrants and
(iv) a net common equity contribution of $331.8 million from Holdings. Holdings' common equity contribution was financed through the purchase of common equity and Class B warrants of Holdings ("Class B Warrants") by the Investor Group, the purchase of $37.5 million in liquidation preference of Holdings Preferred Stock by DLJMB and UBSC and the issuance of Class A warrants of Holdings (the "Class A Warrants") as part of the Unit Offering. The Bank Financing also included a $220.0 million Letter of Credit Facility, pursuant to which letters of credit were issued to support an existing letter of credit arranged by Scott and to support the Company's obligations with respect to certain indebtedness and capital and operating leases.

    Immediately following the Acquisition, SDW Acquisition merged with and into S.D. Warren and (i) the indebtedness outstanding under the Bank Financing and the SDW Acquisition Notes was assumed by the Company (the "Series A Notes") and
(ii) the SDW Acquisition Senior Preferred Stock was converted into an equivalent amount of the Company's 14% Series A Senior Exchangeable Preferred Stock due 2006 (the "Old Senior Preferred Stock").

    Pursuant to an exchange offer consummated on May 31, 1995 (the "Exchange Offer"), the Notes were issued by the Company for the Series A Notes and the Senior Preferred Stock was issued by the Company in exchange for the Old Senior Preferred Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The Company is a wholly owned subsidiary of Holdings. Pursuant to the Credit Agreement, certain guarantees and the Facilities (as defined) are secured by security interests in all of the common stock of Warren. See "Description of the Credit Agreement--Guarantees and Collateral Security". The following table sets forth certain information with respect to the beneficial ownership of Holdings Common Stock as of the date of this Prospectus. See "Risk Factors--Significant Influence by Majority Stockholder".



                                                                                   BENEFICIAL OWNERSHIP
                                                                            -----------------------------------
                                                                                                  PERCENT OF
NAME AND ADDRESS OF                                                             NUMBER OF            CLASS
  BENEFICIAL OWNER                                                                SHARES        OUTSTANDING(1)
--------------------------------------------------------------------------  ------------------  ---------------
Sappi Limited.............................................................    34,978,904(2)(3)        100.00%
  48 Ameshoff Street
  Braamfontein 2001
  Republic of South Africa
Heritage Springer Limited.................................................     8,002,343(3)(4)         22.88%
  c/o Royal Bank of Canada Trust Company (Jersey) Limited
  P.O. Box 194/St. Helier
  Jersey JE48RR
  Channel Islands


------------------------


(1) Percentages have been calculated assuming, in the case of each person or group listed, the exercise of all warrants and options owned (which are exercisable within 60 days following July 15, 1997) by each such person or group, respectively, but without the exercise of any warrants or options owned by any other person or group.



(2) Includes 26,976,561 shares held through a subsidiary. Also includes 8,002,343 shares held by HSL that are subject to the HSL Option Agreement, pursuant to which Sappi has a right to purchase such shares at any time prior to April 30, 2000. HSL has also granted Sappi an irrevocable proxy to vote such shares during the term of such agreement, subject to compliance by Sappi with its purchase obligations upon exercise of its purchase rights or certain rights of HSL to require Sappi to purchase such shares. See 'Certain Relationships and Related Transactions--Minority Acquisition".



(3) If the Merger becomes effective, Sappi will own 75,065 shares (100%) of Holdings' new Class A Common Stock, and HSL will own 24,935 shares (100%) of Holdings new non-voting convertible Class B Common Stock. See 'Certain Relationships and Related Transactions--Minority Acquisition".



(4) The shares and any shares acquired upon consummation of the Merger are subject to the HSL Option Agreement, pursuant to which Sappi has a right to purchase such shares at any time prior to April 30, 2000 and an irrevocable proxy pursuant to which Sappi is entitled to vote all of such shares. See 'Certain Relationships and Related Transactions--Minority Acquisition and Merger".



    Sappi has agreed to use reasonable efforts to acquire the remaining common equity interests in Holdings within 120 days of the closing of the Minority Acquisition. Sappi has proposed and is making efforts to consummate the Merger in fulfillment of this obligation. See 'Certain Relationships and Related Transactions--Minority Acquisition and Merger".

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE COMPANY'S MOBILE FACILITY: ARRANGEMENTS WITH SCOTT


    The Company's Mobile, Alabama paper mill was historically operated by Scott as part of an integrated facility (including a tissue mill, a pulp mill and energy facility). In connection with the Acquisition, the Company entered into long-term (25 years initially, subject to mill closures and certain FORCE MAJEURE events) supply agreements with Scott for the supply of pulp and water and the treatment of effluent at the Mobile facility. Wood pulp is supplied generally at market prices. Pulp prices are discounted, primarily because of the lower delivery costs due to the elimination of freight costs associated with delivering pulp to Warren's Mobile paper mill and pulp quantities will be subject to minimum (170,000 to 182,400 tons per year) and maximum (220,000 to 233,400 tons per year) limits. Prices for other services to be provided by Scott are generally be based upon cost. Prior to the Acquisition, Scott sold its energy facility at Mobile to Mobile Energy Services Corporation ("MESC"). In connection with the sale of the energy facility, MESC entered into a long-term agreement with Warren to provide electric power and steam to the paper mill at rates generally comparable to market tariffs, including fuel cost and capital recovery components. Scott, MESC and Warren have also entered into a long-term shared facilities and services agreement (the "Shared Facilities Agreement") with respect to medical and security services, common roads and parking areas, office space and similar items and a comprehensive master operating agreement providing for the coordination of services and integration of operations among the energy facility, the paper mill, the pulp mill and the tissue mill. Annual fees under the Shared Facilities Agreement are expected to be approximately $1.5 million per year through the 25-year term of the agreement. Warren has the option to cancel certain nonessential services covered by the Shared Services Agreement at any time prior to the end of the 25-year term. Scott recently merged with Kimberly-Clark Corporation. The surviving entity, Kimberly-Clark Corporation is bound by the terms of the above-mentioned agreements.


SHAREHOLDERS AGREEMENT


    In connection with the Acquisition, Sappi, and affiliate of Sappi, DLJMB, UBSC, Holdings and the Company (as successor by merger to SDW Acquisition) entered into a shareholders agreement, as amended (the 'Shareholders Agreement"), which contained certain agreements with respect to the capital stock and corporate governance of Holdings and the Company following the Acquisition. In connection with the Minority Acquisition, DLJMB and UBS ceased to be parties to the Shareholders Agreement, and the parties to the Shareholders Agreement agreed to the termination of most of the provisions therein. See 'Risk Factors--Control by Sappi". The following is a summary of the surviving terms of the Shareholders Agreement. Capitalized terms used below and not otherwise defined have the meanings assigned thereto in the Shareholders Agreement.



REGISTRATION RIGHTS



    Sappi and its permitted transferees (the "Sappi Group") have the right, subject to certain limitations, to require Holdings to register all or a portion of their Registrable Stock (as defined) under the Act by giving written notice to Holdings of such demand (a "Demand Registration"). Subject to certain limitations, the Sappi Group has the right to make up to three Demand Registrations.



PIGGYBACK RIGHTS



    Under certain circumstances, if Holdings registers Common Stock under the Act, each member of the Sappi Group has the right, subject to certain limitations, to require Holdings to include such member's (or transferee's) Registrable Stock in such registration.



MISCELLANEOUS PROVISIONS



    If certain of Sappi's foreign operations intend to sell products into the United States that are the same as or substantially similar to, or compete with, the Company's products, they will, subject to certain exceptions, be required to enter into an arms' length marketing agreement with the Company, and if the Company intends to sell products outside of the United States and Canada, it will, subject to certain exceptions, be required to enter into arms' length marketing agreements with affiliates of Sappi.


INVESTOR GROUP AGREEMENTS

    The Company paid certain sponsor fees, reimbursed expenses for and provided indemnification to, members of the Investor Group in connection with the Acquisition and the financing thereof. Sappi received a sponsor fee in the amount of $3,752,543 and UBSC received a sponsor fee in the amount of $553,753. In addition, DLJSC, an affiliate of DLJMB, received a sponsors fee in the amount of $2,768,766. The Company pays a yearly advisory fee to Sappi and/or its Affiliates of up to $1.0 million. As a result of this fee, Sappi and its Affiliates generally will not charge the Company for time spent on Company matters by the senior executive officers of Sappi and its Affiliates or for related travel and out-of-pocket expenses.


TRANSACTIONS WITH RELATED PARTIES



    Pursuant to the limitations on restricted payments outlined in the Credit Agreement, the Indenture and the Senior Preferred Stock, the Company may make cash payments to Holdings, including, among other things, (i) amounts under a tax sharing agreement to be entered into between the Company and Holdings necessary to enable Holdings to pay the Company's taxes and (ii) administrative fees to Holdings and amounts to cover various specified costs and expenses of Holdings. The associated administrative fee incurred by the Company during the year ended October 2, 1996 was approximately $1.0 million.



    The Company has contracted through a management services agreement (the "Management Services Agreement") and central cost allocation agreement (the "Central Cost Allocation Agreement") with two subsidiaries of Sappi, Sappi
International Management AG ("SIM") and Sappi Management Services Limited ("SMS"), to provide management advisory services. The aggregate fee to be charged to the Company by SIM and SMS is limited to an annual amount of $1.0 million. For the year ended October 2, 1996, the Company incurred a related management fee expense of approximately $1.0 million.


    The Management Services Agreement with SIM establishes an agreement whereby SIM provides strategic and corporate planning advice, financial and legal services and services relating to public affairs and human resources. The Company agrees to pay a service fee to SIM which is determined based upon the Company's proportionate share in the aggregate amount of costs which SIM incurs in providing services to the entire number of group companies which have entered into agreements of this nature with SIM, plus a profit mark-up of 10%. The Company's proportionate share is based upon the time spent on Company services divided by total time spent by SIM on total group company services. This agreement commenced on January 1, 1995 and is effective until terminated by either party with six months' written notice.

    The Central Cost Allocation Agreement with SMS provides for general technical and administrative support services to supplement the services provided by SIM. The Company has agreed to pay a service fee to SMS which is determined based upon the Company's proportionate share in the aggregate amount of costs which SMS incurs in providing services to the entire number of group companies which have entered into agreements of this nature with SMS, plus a profit mark-up of 10%. The Company's proportionate share is based upon the Company's inventory turnover divided by total inventory turnover of SMS group companies. This agreement commenced on January 1, 1995 and is effective until terminated by either party with six months written notice.

    Warren has also entered into a cross licensing agreement with Sappi Deutschland, the worldwide holding company for all European and U.S. business operations of the Sappi group and the entity through which Sappi holds its interest in Holdings, and Hannover Papier AG ("Hannover"), a subsidiary of Sappi. Pursuant to this agreement, the Company and Hannover have agreed to enter into specific written agreements to share paper processing techniques and have also agreed to enter into specific distribution agreements whereby the Company has agreed to use its distribution network in the United States to facilitate and increase Hannover's exports. Sappi Deutschland will facilitate the licensing process. No specific agreements have been entered into in connection with this cross licensing agreement as of July 2, 1997.



    The Company sells products to certain Sappi subsidiaries (primarily Sappi Europe, SA, Specialty Pulp Services and U.S. Paper Corporation) at market rates. These subsidiaries then sell the Company's products to external customers and remitted the proceeds from such sales to Warren, net of a sales commission. For the year ended October 2, 1996 and the nine months ended July 2, 1997, respectively, the Company sold $151.4 million and $107.5 million of products to Sappi subsidiaries and incurred fees of approximately $7.2 million and $6.4 million relating to such sales. Trade accounts receivable at October 2, 1996 and July 2, 1997 include approximately $37.1 million and $25.3 million, respectively, due from subsidiaries of Sappi. The Company has formalized certain of agreements and is in the process of formalizing written agreements for the remainder. See "Risk Factors--Control by Sappi".



MINORITY ACQUISITION AND MERGER



    On May 27, 1997, Sappi consummated the Minority Acquisition and thereby acquired through an indirect wholly-owned subsidiary all of the common equity interests of Holdings held by the Sellers for an aggregate purchase price of $138.0 million, or $17.25 per share. Sappi then caused all of the Holdings common stock purchase warrants acquired in the Minority Acquisition to be exercised. In connection with the Minority Acquisition, Sappi and the Sellers terminated most of the provisions of the Shareholders Agreement, and the Sellers have ceased to have any rights or obligations under the remaining provisions. See "Certain Relationships and Related Transactions--Shareholders Agreement". In connection with the financing of the Minority Acquisition, Sappi caused the shares of Holdings common stock to be sold to HSL, which in turn pledged the shares to certain lenders. The common stock of Holdings held by HSL is subject to an option for Sappi to reacquire such securities at any time prior to April 30, 2000, and a right for HSL to require Sappi to purchase such securities on the occurrence of certain events and at any time between May 15 and May 30, 2000 (the "HSL Option Agreement"). In addition, such shares are subject to an irrevocable proxy for Sappi to vote the shares of Holdings common stock during the term of the HSL Option Agreement. As a result of the Minority Acquisition and the related financing transaction, Sappi indirectly owns approximately 75.07%, and controls the voting of approximately 97.34%, of the common equity of Holdings on a fully diluted basis. See "Risk Factors--Control by Sappi".



    On July 30, 1997, Holdings entered into the Merger Agreement with Acquisition II, pursuant to which each issued and outstanding share of common stock of Holdings held by any party other than Sappi and its affiliates or HSL will be converted into the right to receive $17.60 per share in cash, subject to the exercise of appraisal rights. Each outstanding Class A Warrant of Holdings will become exercisable solely for $5.2708 in cash, each outstanding Class B Warrant of Holdings will become exercisable solely for $17.60 in cash, in each case upon payment of the applicable exercise price and satisfaction of the other terms and conditions of the related warrant agreement, and shares of Holdings Senior Preferred Stock will remain outstanding without amendment, subject to the exercise of appraisal rights. The Class B common stock of Holdings received by HSL as a result of the Merger and any Class A common stock of Holdings received on conversion will be subject to the HSL Option Agreement and the irrevocable proxy in favor of Sappi. The Merger Agreement is expected to become effective on or about September 5, 1997, but the Merger Agreement is subject to certain important conditions, and there can be no assurance that the conditions to the Merger will be satisfied or waived. If the Merger becomes effective, Sappi will own 100% of the issued and outstanding voting common stock, and 75.07% of the common equity of Holdings in the form of new Class A common stock, and HSL will own 24.93% of the common equity of Holdings in the form of new non-voting Class B common stock of Holdings. See "Risk Factors--Control by Sappi". Neither the Minority Acquisition nor the Merger will affect the terms or ownership of the outstanding securities of Warren.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes were issued pursuant to an indenture between SDW Acquisition and The Bank of New York, as trustee (the "Trustee") dated as of December 20, 1994 (the "SDW Acquisition Indenture") as amended by the supplemental indenture between the Company and the Trustee dated as of December 20, 1994 (the
"Supplemental Indenture" and, with the SDW Acquisition Indenture, the "Indenture"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below, and the Trust Indenture Act. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions".

    The Notes are general unsecured obligations of the Company, rank senior in right of payment to or PARI PASSU in right of payment with all future subordinated Indebtedness of the Company (including the Exchange Debentures, if issued) and rank junior in right of payment to all existing and future Senior Debt of the Company. See "--Subordination".

    As of the date of this Prospectus, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate future Subsidiaries as Unrestricted Subsidiaries.
Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Notes will mature on December 15, 2004. Interest on the Notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on each June 15 and December 15, to Holders of record on the immediately preceding June 1 and December 1. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes were issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

    Except as set forth in the following paragraph, the Notes will not be redeemable at the Company's option prior to December 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

YEAR                                                                      PERCENTAGE
------------------------------------------------------------------------  -----------
1999....................................................................     104.500%
2000....................................................................     103.000%
2001....................................................................     101.500%
2002 and thereafter.....................................................     100.000%

    On or prior to December 15, 1997, the Company may redeem from time to time up to $130.0 million in aggregate principal amount of Notes at a redemption price of 111.0% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more public offerings of common stock of Holdings; PROVIDED that at least $245.0 million in aggregate principal amount of Notes remain outstanding immediately after such redemption; and PROVIDED FURTHER that such redemption shall occur within 45 days of the date of the closing of any such public offering.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

    The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SUBORDINATION

    The payment of principal, premium, if any, and interest on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

    Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, winding up, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, in each such case whether voluntary or involuntary, domestic or foreign, the holders of Senior Debt of the Company will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding in accordance with the terms of the applicable Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code) before the Holders of Notes will be entitled to receive any payment (including any payment or other distribution that may be payable by reason of the payment of any other Indebtedness of the Company (including, without limitation, the Exchange Debentures) being subordinated to the payment of the Notes) with respect to the Notes, and until all Obligations with respect to Senior Debt of the Company are paid in full, any such distribution to which the Holders of Notes would be entitled shall be made to the holders of such Senior Debt (except that so long as the Notes are not treated in any case or proceeding or other event described above as part of the same class of claims as the Senior Debt or any class of claim on a parity with or senior to the Senior Debt for any payment or distribution, Holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt of the Company and any securities issued in exchange for such Senior Debt and that are authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law which gives effect to the subordination of the Notes to Senior Debt in a manner and with an effect which would be required if this parenthetical clause were not included in this paragraph; PROVIDED that the Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment and issuing such securities.).

    The Company also may not make any payment upon or in respect of the Notes whether on account of principal, interest, premiums or otherwise (except in such subordinated securities) if: (i) a default in the payment of the principal of, premium, if any, or interest on any Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt or would occur as a consequence of such payment that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) or lapse of time and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or any representative of the holders of any such Designated Senior Debt (including the administrative agent under the Credit Agreement). Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated and not paid. No new period of payment blockage may be commenced within 365 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

    The Indenture further requires that the Company promptly notify holders of Senior Debt of the Company if payment of the Notes is accelerated because of an Event of Default.


    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. At July 2, 1997, the aggregate principal amount of Senior Debt of the Company was $522.7 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock".


REPURCHASE AT THE OPTION OF HOLDERS
  CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes properly tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not properly tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer the Notes by book-entry, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

    On the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

    The Credit Agreement prohibits the Company from purchasing any Notes and also provides that a Change of Control will constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

    The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1 and Rule 13e-4, in connection with any offer required to be made by the Company to repurchase the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

    The provisions relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

  ASSET SALES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless: (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors) of the assets sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be Cash Equivalents for purposes of this provision.

    Within one year after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option: (a) to permanently reduce borrowings under the Credit Agreement or repay, prepay or purchase any other Senior Debt of the Company or any Guarantor (and, in the case of revolving credit borrowings, to correspondingly permanently reduce commitments with respect thereto) or (b) to an Investment in another business, the making of a capital expenditure or the acquisition of long-term/tangible assets, in each case, in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings under the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1 and Rule 13e-4, in connection with any offer required to be made by the Company to repurchase the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

CERTAIN COVENANTS
  RESTRICTED PAYMENTS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution (or payment of fees or other amounts in lieu thereof) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable (A) to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor or (B) pro rata to all holders of Capital Stock of a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness that is PARI PASSU with or subordinated to the Notes (other than Notes), except at final maturity or in accordance with the mandatory redemption or repurchase provisions set forth in the original documentation governing such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

        (a) no Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses
    (i),  (ii)  and  (xvi)  of  the  next  succeeding  paragraph  but  excluding
    Restricted Payments permitted by clauses (iii) through (xv), (xvii) and (xviii) of the next succeeding paragraph), is less than the sum (without duplication) of:

           (A) 50% of the Consolidated Net Income of the Company (determined by excluding amounts included in clause (D)) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit);

           (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock);

           (C) the aggregate cash received by the Company after the Issue Date as capital contributions to the Company; and

           (D) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from (1) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries, (2) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the after-tax cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (3) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiary, the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

    The foregoing provisions will not prohibit: (i) the making of any Restricted Payment within 60 days after the date of declaration thereof or the making of any binding commitment in respect thereof, if at said date of declaration or commitment such Restricted Payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company, or the defeasance, redemption or repurchase of PARI PASSU or subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) or out of the proceeds of a substantially concurrent cash capital contribution received by the Company; (iii) the defeasance, redemption or repurchase of PARI PASSU or subordinated Indebtedness with the net proceeds from an Incurrence of Indebtedness permitted by the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) the repurchase, redemption or other acquisition or retirement for value of (or payments to Holdings which are used by Holdings to repurchase, redeem or otherwise acquire or retire for value) any Equity Interests of Holdings held by employees of Holdings, the Company or its Subsidiaries pursuant to any employee equity subscription agreement, stock incentive agreement or stock ownership arrangement; PROVIDED that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests of Holdings to employees of Holdings, the Company and its Subsidiaries and (B) no Default shall have occurred and be continuing immediately after such transaction; (v) the defeasance, redemption or repurchase of PARI PASSU or subordinated Indebtedness with Excess Proceeds to the extent such Excess Proceeds may be used for general corporate purposes as described under "Repurchase at the Option of Holders--Asset Sales"; (vi) the issuance of the Exchange Debentures in exchange for the Senior Preferred Stock; (vii) the payment of (A) a Restricted Payment to Holdings promptly following the Merger to be used by Holdings to pay Transaction Costs, (B) an administrative fee to Holdings in an amount not to exceed $2.0 million in any calendar year and (C) a yearly advisory fee to Sappi and/or its Affiliates of $1.0 million in lieu of charges to the Company for time spent on Company matters by the senior executive officers of Sappi and its Affiliates or for related travel and out-of-pocket expenses; PROVIDED that no such payments in clause (B) above shall be paid to Affiliates of Holdings; (viii) Restricted Investments in an aggregate amount outstanding not to exceed $10.0 million; (ix) the payment of distributions to Holdings pursuant to the Tax Sharing Agreement; (x) in the event that the Company elects to issue the Exchange Debentures in exchange for the Senior Preferred Stock, any cash payments made in lieu of the issuance of Exchange Debentures having a face amount less than $1,000 and any cash payments representing accrued and unpaid Liquidated Damages and dividends and, in the event that Holdings elects to issue Holdings Debentures in exchange for the Holdings Preferred Stock, a Restricted Payment to Holdings in an amount equal to any cash payments by Holdings made in lieu of the issuance of Holdings Debentures having a face amount less than $1,000 and any cash payments by Holdings representing accrued and unpaid Liquidated Damages and dividends; (xi) in the event that the Company pays any interest in kind with respect to the Exchange Debentures, any cash payments made in lieu of fractional Exchange Debentures with respect thereto and, in the event that Holdings pays any interest in kind with respect to the Holdings Debentures, a Restricted Payment to Holdings in an amount equal to any cash payments by Holdings in lieu of fractional Holdings Debentures with respect thereto; (xii) upon exercise of the Warrants, a Restricted Payment to Holdings equal to any cash payments made by Holdings in lieu of the issuance of fractional Warrant Shares; (xiii) the repurchase of the Senior Preferred Stock in accordance with the terms thereof upon the occurrence of a Change of Control and a Restricted Payment to Holdings equal to the amount required to be paid by Holdings to repurchase the Holdings Preferred Stock in accordance with the terms thereof upon the occurrence of a Change of Control; (xiv) the purchase, repurchase or other acquisition of PARI PASSU or subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within 12 months of the date of acquisition; (xv) payments permitted by clauses (v) and (ix) of the covenant described under the caption "--Transactions with Affiliates"; (xvi) an Investment in a joint venture at least 50% owned by the Company where the consideration for such Investment consists of existing coating, laminating or finishing machines at the Company's Westbrook, Maine and Mobile, Alabama facilities; provided that such joint venture does not Incur or at any time have outstanding any Indebtedness (other than Indebtedness consisting of a Lien on such machines to secure Indebtedness under the Credit Agreement); (xvii) an Investment in an amount up to $15.0 million for the development of a de-inked fiber facility and businesses related thereto being sponsored by the Bronx Community Paper Company; and (xviii) a Restricted Payment to Holdings equal to any cash payments made by Holdings representing liquidated damages under the Warrant Agreement.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; PROVIDED that the Company or any Guarantor may Incur Indebtedness (including

Acquired Debt) or the Company may issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued would have been at least (a) 1.75 to 1 if such Indebtedness is Incurred or such Disqualified Stock is issued on or prior to December 15, 1997 and (b) 2.0 to 1 thereafter.

    The foregoing provisions will not apply to:

        (i) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the revolving credit facility contained in the Credit Agreement or any other revolving credit facility; PROVIDED that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $250.0 million;

        (ii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the term loan facility contained in the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $630.0 million, less the aggregate amount of all repayments of principal, optional or mandatory, with respect to such Indebtedness that have been made since the Issue Date;

       (iii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the letter of credit facility contained in the Credit Agreement in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) at any time outstanding not to exceed the lesser of (A) $220.0 million, less the aggregate amount of all commitment reductions, optional or mandatory, with respect to such Indebtedness that have been made since the Issue Date and
    (B) the outstanding amount of the Obligations supported by such letter of credit facility;

        (iv) the Incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

        (v) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Notes or any Guarantee of the Notes, respectively;

        (vi) the Incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, including obligations with respect to industrial revenue bonds to construct new facilities, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Guarantor, in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

       (vii) the Incurrence by the Company or any Guarantor of Indebtedness consisting of Attributable Debt in an aggregate amount not to exceed $50.0 million at any time outstanding;

      (viii) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be Incurred;

        (ix) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries that is a Guarantor;

        (x) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations with respect to Indebtedness of such entity permitted by the terms of the Indenture to be outstanding; and

        (xi) the Incurrence by the Company or any Guarantor of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph or by the first paragraph of this covenant) in an aggregate principal amount at any time outstanding not to exceed $75.0 million.

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
    For purposes of determining any particular amount of Indebtedness under the foregoing covenant, Guarantees, liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with the foregoing covenant, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses, (B) an item of Indebtedness may be split between more than one of the types of Indebtedness described above and Indebtedness under the Credit Agreement, in excess of the amounts permitted under clauses (i), (ii) and
(iii) above, may be Incurred under any of the other categories of permitted Indebtedness and (C) the amount of Indebtedness issued at a price that is less than or greater than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

LIENS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens upon any of their respective assets to secure, directly or indirectly, any Indebtedness of the Company or any Restricted Subsidiary that is subordinated (pursuant to its terms) in right and priority of payment to any other Indebtedness of the Company or such Restricted Subsidiary, unless the Notes are equally and ratably secured for as long as such secured Indebtedness is so secured; PROVIDED that if such subordinated Indebtedness is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Restricted Subsidiary's obligation under its Guarantee of the Notes, as the case may be, the Lien securing such subordinated Indebtedness shall be subordinate to the Lien securing the Notes or such Restricted Subsidiary's obligation under its Guarantee, as the case may be, with the same relative priority as such subordinated Indebtedness shall have with respect to the Notes or such Restricted Subsidiary's obligation under its Guarantee, as the case may be; PROVIDED FURTHER that this clause shall not be applicable to any Liens arising from any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which Lien is not applicable to the Company or any of its Restricted Subsidiaries, or the properties or assets of the Company or any of its Restricted Subsidiaries, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements or renewals thereof; PROVIDED that such amendments, modifications, restatements or renewals do not give rise to Liens on any assets other than assets encumbered by Liens arising under agreements as in effect at the time of such acquisition.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements or renewals thereof; PROVIDED that such amendments, modifications, restatements or renewals are no more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable agreements as in effect on the Issue Date, (b) the Credit Agreement and related collateral documents as in effect on the Issue Date, and any amendments, modifications, restatements, refundings, replacements restructurings or refinancings thereof; PROVIDED that such amendments, modifications, restatements, refundings, replacements, restructurings or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement and related

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
collateral documents as in effect on the Issue Date, (c) the Indenture and the Notes and any amendments, modifications, restatements or renewals thereof, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements or renewals thereof; PROVIDED that such amendments, modifications, restatements or renewals are no more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable agreements as in effect at the time of such acquisition, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (g)
purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Debt; PROVIDED that the restrictions with respect to such dividend and other payment restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the capital stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; PROVIDED that such sale would not violate the Indenture, or (j) in the case of clause
(iii), restrictions contained in the security agreements securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such agreements.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless: (i) the resulting, surviving or transferee person (the "Successor Company") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes, and the Indenture and the Registration Rights Agreements pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default exists; and (iv) the Successor Company (A) will have Consolidated Net Worth (immediately after the transaction on a pro forma basis but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction but after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock".

    Notwithstanding  clauses  (iii)  and  (iv)  in  the  immediately   preceding
paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such Successor Company had been named as the Company in the Indenture; PROVIDED that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes, except in the case of a sale of all of the Company's assets that meets the requirements of the first paragraph of this covenant.

TRANSACTIONS WITH AFFILIATES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance

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
or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii)(a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, the Board of Directors determines that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee an opinion from an investment banking firm of national standing with non-investment grade debt underwriting experience and with total assets in excess of $5.0 billion to the effect that the terms of such Affiliate Transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view or an opinion from a third party appraiser of national standing to the effect that the terms of such Affiliate Transaction are at least as favorable to the Company or such Restricted Subsidiary as might reasonably have been obtained in a comparable arm's length transaction with an unaffiliated third party. Notwithstanding the foregoing, nothing in this covenant will prohibit any of the following: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) transactions permitted by the provisions of the Indenture described above under the caption "--Restricted Payments"; (iv) the payment of reasonable fees to directors of the Company or its Restricted Subsidiaries; (v) Investments in employees in the ordinary course of business; (vi) any Tax Sharing Agreement; PROVIDED that the aggregate amount payable by the Company pursuant thereto shall not exceed the sum of (A) the amount of taxes which the Company would have been liable for on a stand-alone basis plus (B) the amount of any state net worth tax applicable to Holdings; (vii) arrangements between (x) the Company and its Restricted Subsidiaries and (y) Sappi Limited and its Affiliates providing for the sales of such other's products; PROVIDED that, in each case, the amount of any sales commissions, fees or other amounts in connection therewith shall be in accordance with standard industry practice;
(viii) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans of the Company entered into in the ordinary course of business and approved by the Board of Directors and (ix) Affiliate Transactions pursuant to agreements existing at the time of the Merger.

SALE/LEASEBACK TRANSACTIONS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction; PROVIDED that the Company may enter into a Sale/Leaseback Transaction if: (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale/Leaseback Transaction pursuant to the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens", (ii) the gross cash proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors) of the property that is the subject of such Sale/ Leaseback Transaction and (iii) the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales".

NO SENIOR SUBORDINATED DEBT

    The Indenture provides that (i) the Company will not Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and (ii) no Guarantor will Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Guarantee by such Guarantor of the Notes.

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
GUARANTEE OF THE NOTES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, transfer any assets, businesses, divisions, real property or equipment to any Restricted Subsidiary or acquire a new Restricted Subsidiary unless (i) such transferee or acquired Restricted Subsidiary enters into or has entered into a Guarantee of the Notes in accordance with the terms of the Indenture or (ii) the aggregate fair market value (as determined in good faith by the Board of Directors) at the time of such transfer or acquisition of the assets, businesses, divisions, real property or equipment proposed to be transferred or the Capital Stock proposed to be acquired, together with the aggregate fair market value of all assets, businesses, divisions, real property or equipment previously transferred pursuant to this clause (ii) and Capital Stock previously acquired pursuant to this clause (ii) (in each case as valued at the time of transfer or acquisition), does not exceed $40.0 million; PROVIDED that, in the case of clause (ii), if the Restricted Subsidiary to which such transfer was made or whose Capital Stock was acquired subsequently enters into a Guarantee of the Notes, such transfer or acquisition thereafter shall be treated as having been made pursuant to clause (i).

    Any such Guarantee of the Notes by a Restricted Subsidiary will be subordinated to all Senior Debt of such Restricted Subsidiary, including any guarantee by such Restricted Subsidiary of the Company's obligations under the Credit Agreement, on substantially the same terms as the Notes are subordinated to Senior Debt of the Company. Any such Guarantee by a Restricted Subsidiary will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering such Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. With such limitations, such Guarantee could be effectively subordinated to all other Indebtedness (including guarantees and other contingent liabilities) of such Restricted Subsidiary and, depending on the amount of such Indebtedness, such Restricted Subsidiary's liability on its Guarantee could be reduced to zero. Upon the sale or other disposition of a Restricted Subsidiary that is a Guarantor (other than to the Company or an Affiliate of the Company) permitted by the Indenture, such Restricted Subsidiary will be released and relieved from all of its obligations under its Guarantee.

BUSINESS ACTIVITIES

    The Company will not, and will not permit any Subsidiary to, engage in any business other than a Permitted Business.

PAYMENTS FOR CONSENT

    The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Registration Rights Agreement or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations", and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the

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
rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED
  SUBSIDIARIES

    The Indenture provides that the Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales", and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

EVENTS OF DEFAULT AND REMEDIES

    The  Indenture provides that  each of the following  constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described above under the caption "--Change of Control"; (iv) failure by the Company for 30 days after notice from the Trustee or holders of 25% of the aggregate principal amount of the Notes then outstanding to comply with the covenants described under "--Restricted Payments", "--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Merger, Consolidation or Sale of Assets" above; (v) failure of the Company for 60 days after notice from the Trustee or Holders of 25% of the aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture, (other than any agreement for the benefit of holders of the Senior Preferred Stock) or the Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, on such Indebtedness when due after giving effect to any applicable grace periods provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness (which Indebtedness has not been repaid and as to which such default has not been cured or such acceleration has not been rescinded), together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (which Indebtedness has not been repaid and as to which such default has not been cured or such acceleration has not been rescinded), aggregates $20.0 million or more; (vii) failure by the Company or any Restricted Subsidiary which is a Significant Subsidiary to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days; (viii) except as permitted in the Indenture, any Guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary which is a Significant Subsidiary.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest), if it determines that withholding notice is in their interest.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 1999, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and does not affect any Holder's right to sue under federal securities laws for violations thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"), except for: (i) the rights of Holders of outstanding Notes to receive payments from the trust described below in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, and bankruptcy, receivership, rehabilitation and insolvency events with respect to the Company) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds are not subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note, (viii) except as otherwise permitted in the Indenture, release any Guarantor from its obligations under its Guarantee of the Notes, or change any Guarantee of the Notes in any manner that would adversely affect Holders of Notes, or (ix) make any change in the foregoing amendment and waiver provisions. In addition, without affecting the right of any third party beneficiary to consent to such amendment, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, if such amendment would adversely affect the rights of Holders of Notes.

    Notwithstanding the foregoing, without notice to or the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to secure the Notes, to add Guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company and its Affiliates; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in the case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person

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
merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to constitute control of such Person. In no event shall the Initial Purchaser, UBSC or any of their Affiliates be deemed Affiliates of the Company for purposes of the covenants contained in the Indenture.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition (collectively, "dispositions") of any assets (including by way of a Sale/Leaseback Transaction) other than dispositions of inventory or timber (but not timberland) in the ordinary course of business, (ii) the issuance by any Restricted Subsidiary of Equity Interests of such Restricted Subsidiary and
(iii) the disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of any Restricted Subsidiary of the Company, in the case of either clause (i), (ii) or (iii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a disposition of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary,
(iii) a disposition consisting of a Restricted Payment permitted by the covenant described above under the caption "--Restricted Payments" and (iv) the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole permitted by the covenant described above under the caption "--Merger, Consolidation or Sale of Assets".

    "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "BOARD OF DIRECTORS" means, unless otherwise specified, the Board of Directors of the Company or any authorized committee thereof.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" of any person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) in the case of any Person, any other interest or participation that confers the right to receive a share of the profits and losses of, or distributions of assets of, such Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition, (iii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a credit rating of A or better from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iv) certificates of deposit, time deposits, eurodollar time deposits,

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
overnight bank deposits, bankers' acceptances and repurchase agreements having maturities of not more than one year from the date of the acquisition of any domestic commercial bank the long-term debt of which is rated at the date of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Corporation, or A or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500 million, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) entered into with any bank meeting the qualifications specified in clause (iv) above and (vi) commercial paper rated at the date of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Company to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company, (iii) any Person or group (as defined above), other than the Principals or their Related Parties, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company, including by way of merger, consolidation or otherwise; PROVIDED that the Principals or their Related Parties "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person (for the purposes of this clause (iii), any Person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation"), held by any other corporation (the "parent corporation"), if such Person "beneficially owns" (with respect to any Person or group other than the Principals or their Related Parties, as defined in clause (iii) above or, with respect to the Principals or their Related Parties, as defined in the proviso to clause (iii) above, directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent corporation) and (iv) the first day on which a majority of the members of the Board of Directors of Holdings or the Company are not Continuing Directors.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus
(ii) the sum of (A) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent that such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing fees) and (B) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (C) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (including non-cash charges created by the application of Statement of Financial Accounting Standards, No. 106 but excluding any other such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net

Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Holdings or the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or with the written approval of Sappi Limited.

    "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of December 20, 1994, as amended and restated as of April 26, 1996, by and among the Company, Chemical Bank (now known as The Chase Manhattan Bank), as administrative agent, and the several lenders party thereto, providing for (i) up to $630.0 million of term loan borrowings, (ii) up to $250.0 million of revolving credit borrowings (including letters of credit), and (iii) up to $220.0 million of additional letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced, restructured or refinanced from time to time.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED SENIOR DEBT" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Debt permitted under the Indenture the principal amount of which (or as to which the commitment to lend) is $50.0 million or more and that has been designated by the Company as "Designated Senior Debt".

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is one year and one day after the date on which the Notes mature; PROVIDED that "Disqualified Stock" will not include the Senior Preferred Stock or any other Preferred Stock of the Company which is issued in exchange for or the proceeds of which are used to redeem or repurchase the Senior Preferred Stock so long as such other Preferred Stock does not require the Company to pay dividends with respect to such Preferred Stock, to make a redemption payment or to repurchase such Preferred Stock in any amount in excess of the amounts thereof required in the Senior Preferred Stock or at a time earlier than required in the Senior Preferred Stock.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE DEBENTURES" means the Company's 14% Series A Subordinated Exchange Debentures due 2006 and the Company's 14% Series B Subordinated Exchange Debentures due 2006 exchangeable for the Company's Senior Preferred Stock.

    "EXCHANGE OFFER" means the exchange offer to be filed with the Commission relating to the Series B Securities pursuant to the Registration Rights Agreement with the Initial Purchaser.

    "EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement or the Notes) in existence on the Issue Date.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum (without duplication) of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent that such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing fees), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person other than payments to the Company or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined effective federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or repays, repurchases or redeems any Indebtedness (other than revolving credit borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage

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Ratio  is made  (the "Calculation Date"),  then the Fixed  Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of such Indebtedness and such issuance, repurchase or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, all calculations shall give effect to pro forma adjustments as follows: (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of this definition, whenever pro forma effect is to be given to an acquisition, discontinued operations or operations of businesses disposed of, the amount of Consolidated Cash Flow relating thereto or the amount of Fixed Charges associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financing or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of twelve months).

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

    "GUARANTEE"  means  a guarantee  (other  than by  endorsement  of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTOR" means any Subsidiary of the Company that guarantees the Notes pursuant to the covenant described under "--Certain Covenants--Guarantee of the Notes".

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other similar agreements or arrangements.

    "HOLDINGS" means SDW Holdings Corporation and its successors.

    "HOLDINGS DEBENTURES" means Holdings' 15% Subordinated Exchange Debentures due 2011 exchangeable for the Holdings Preferred Stock.

    "HOLDINGS PREFERRED STOCK" means Holdings' 15% Senior Exchangeable Preferred Stock.

    "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to the payment of, contingently or otherwise, such Indebtedness; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

    "INDEBTEDNESS" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or

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representing  any Hedging Obligations, except  any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness with respect to such Person being deemed to be the lesser of the value of such asset or the amount of the Indebtedness of others so secured),
(iii) the Guarantee by such Person of  any Indebtedness of any other Person  and
(iv) Attributable Debt associated with Sale/Leaseback Transactions.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the covenant described above under "--Certain Covenants--Restricted Payments", (i) "Investment" in a Subsidiary shall include the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

    "ISSUE DATE" means the date on which the Old Notes were originally issued.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

    "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to the Registration Rights Agreements. When used with respect to the Notes or the Senior Preferred Stock, "Liquidated Damages" means such liquidated damages related to the Notes or the Senior Preferred Stock, respectively.

    "MERGER" means the merger of SDW Acquisition and S.D. Warren.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (ii) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss), (iii) any non-cash product costs resulting from the write-up (if any) of the assigned value of the Company's inventory at the time of the Merger over the first-in first-out valuation of such inventory and (iv) any write-off of the fees for the unused subordinated bridge financing arranged by the Company in anticipation of the Merger.

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied

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to  the repayment of Indebtedness secured by a  Lien on the assets that were the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any other reserve against liabilities associated with such assets and retained by the Company or any of its Restricted Subsidiaries established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

    "OBLIGATIONS"   means    any   principal,    interest,   penalties,    fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFERING" means the offering of the Notes and the Units pursuant to the Offering Memorandum dated December 13, 1994.

    "PERMITTED BUSINESS" means the business in which the Company and its Restricted Subsidiaries were engaged in on the date of the Merger (after giving effect thereto) and businesses incidental, ancillary or related thereto.

    "PERMITTED INVESTMENTS" means (i) any Investments in the Company or in a Restricted Subsidiary of the Company; (ii) any Investments in Cash Equivalents;
(iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor; (iv) Investments consisting of consideration received by the Company or a Restricted Subsidiary in an Asset Sale which consideration is not and is not required to be in the form of Cash Equivalents pursuant to the covenant described above under "--Repurchase at the Option of Holders--Asset Sales"; (v) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (vii) endorsements of negotiable instruments and other similar negotiable documents; and (viii) notes from employees, officers, directors and their transferees issued to the Company representing payment of the exercise price of options or other purchase rights to purchase common stock of the Company.

    "PERMITTED REFINANCING DEBT" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, restructure, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, restructured, defeased or refunded (plus the amount of premiums and reasonable fees and expenses incurred in connection therewith);
(ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; PROVIDED that this clause (ii) will not be applicable to any Permitted Refinancing Debt with respect to Indebtedness under the Credit Agreement; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the

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Company or by the Restricted Subsidiary  who is the obligor on the  Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "PRINCIPALS" means Sappi Limited, DLJ Merchant Banking Partners, L.P., DLJ Merchant Banking, Inc., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. and UBS Capital LLC.

    "REGISTRATION RIGHTS AGREEMENTS" means (i) that certain Registration Rights Agreement dated the Closing Date between the Company and the Initial Purchaser and (ii) that certain Registration Rights Agreement dated the Closing Date between the Company and UBSC.

    "RELATED PARTY" with respect to any Principal means (i) any controlling stockholder, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

    "RESTRICTED   INVESTMENT"  means  an  Investment   other  than  a  Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and leases it back from such Person, other than (i) any such arrangement (a) the term of which is for not more than one year and (b) the Attributable Debt associated with which is less than $1.0 million (aggregating any series of related transactions), and (ii) any such arrangement between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries.

    "SENIOR BANK DEBT" means the Indebtedness outstanding under the Credit Agreement or any Hedging Obligation entered into with any Senior Bank Lender as such agreements may be restated, further amended, supplemented or otherwise modified from time to time.

    "SENIOR BANK LENDER" means any of the banks or other financial institutions from time to time parties to the Credit Agreement.

    "SENIOR DEBT" means with respect to the Company or any Guarantor, any Indebtedness Incurred by the Company or such Guarantor, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or, in the case of a Guarantor, the Guarantee of the Notes by such Guarantor; PROVIDED that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing, (b) any Indebtedness owing to any Subsidiaries of the Company,
(c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture. The Senior Bank Debt shall be treated as Senior Debt of the Company.

    "SENIOR   PREFERRED  STOCK"  means   the  Company's  14%   Series  A  Senior
Exchangeable Preferred Stock due 2006 and the Series B Exchangeable Preferred Stock.

    "SERIES B EXCHANGEABLE PREFERRED STOCK" means the Company's 14% Series B Senior Exchangeable Preferred Stock due 2006.

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
    "SERIES B EXCHANGE DEBENTURES" means the Company's 14% Series B Subordinated Exchange Debentures due 2006.

    "SERIES B NOTES" means the Company's 12% Series B Senior Subordinated Notes due 2004 issued pursuant to the Indenture.

    "SERIES B SECURITIES" means the Series B Notes and the Series B Exchangeable Preferred Stock or the Series B Exchange Debentures, as applicable.

    "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "TAX SHARING AGREEMENT" means any tax sharing agreement between the Company and Holdings or any other person with which the Company is required to, or is permitted to, file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes.

    "TRANSACTION COSTS" means the aggregate transaction costs of the Company and Holdings incurred in connection with the Merger or related financings and in an aggregate amount not to exceed $87.7 million.

    "UNITS" means 3,000,000 units, each consisting of one share of Senior Preferred Stock and one Warrant.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and (ii) any Subsidiary of an Unrestricted Subsidiary; but, in each case, only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; PROVIDED that the Company or any of its Restricted Subsidiaries may Guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Indebtedness of an Unrestricted Subsidiary but only to the extent that the Company or such Restricted Subsidiary could make an Investment in such Unrestricted Subsidiary pursuant to the covenant described above under "Certain Covenants--Restricted Payments" and any such arrangement shall be deemed an Incurrence of Indebtedness by the Company or such Restricted Subsidiary for purposes of the covenant described above under "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; (b) subject to clause (a) above, is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant). The Board of Directors of the

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Company may at any time designate any Unrestricted Subsidiary to be a Restricted
Subsidiary; PROVIDED that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", and (ii) no Default would be in existence following such
designation.   To  the  extent  applicable,  such  newly  designated  Restricted
Subsidiary shall comply with the covenant described under the caption "Certain Covenants-- Guarantee of the Notes".

    "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

    "WARRANTS" means the warrants to purchase 898,440 shares of Common Stock of Holdings to be issued as part of the Units and Class B Warrants to purchase 6,289,060 shares of Common Stock of Holdings to be issued contemporaneously therewith.

    "WARRANT AGREEMENT" means the Warrant Agreement dated as of the Closing Date between Holdings and The Bank of New York pursuant to which the Warrants to be issued as part of the Units are issued.

    "WARRANT SHARES" means the Common Stock of Holdings issuable upon the exercise of the Warrants.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the sum of all such payments.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                   DESCRIPTION OF THE SENIOR PREFERRED STOCK

    The Senior Preferred Stock was issued pursuant to a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "CERTIFICATE OF DESIGNATIONS"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The following summary of the material provisions of the Senior Preferred Stock is qualified in its entirety by reference to the provisions of the Certificate of Designations relating thereto. The definitions of certain terms used in the Certificate of Designations and in the following summary are substantially the same as those used in the Indenture. For a description thereof, see "Description of the Notes--Certain Definitions".

GENERAL

    Pursuant to the Certificate of Designations, 3,000,000 shares of the Senior Preferred Stock with a liquidation preference of $25.00 per share were authorized for issuance. The Senior Preferred Stock is fully paid and nonassessable and holders thereof will have no preemptive rights in connection therewith.

    The Old Senior Preferred Stock was initially issued as part of the Unit Offering. Each Unit offered thereby consisted of one share of Old Senior Preferred Stock of the Company and one Warrant to purchase 0.29948 shares of Common Stock of Holdings. As of March 29, 1995, the Old Senior Preferred Stock and the Warrants became separately transferable. Effective upon consummation of the Exchange Offer on May 31, 1995, the Senior Preferred Stock was issued by the Company in exchange for the Old Senior Preferred Stock.

    The liquidation preference or Specified Amount of the Senior Preferred Stock is not necessarily indicative of the price at which shares of the Senior Preferred Stock will actually trade at or after the time of their issuance, and the Senior Preferred Stock may trade at prices below its liquidation preference or Specified Amount. The market price of the Senior Preferred Stock can be expected to fluctuate with changes in the financial markets and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of securities.

    All "distributions" with respect to the Senior Preferred Stock, including the payment of dividends, the accrual of Accumulated Dividends, the exchange of the Senior Preferred Stock for Exchange Debentures, redemptions, repurchases and distributions upon a liquidation, dissolution or winding up of the Company, are subject to the provisions of the Pennsylvania Business Corporation Law, including provisions which prohibit any "distributions" if, after giving effect thereto, the Company would be unable to pay its debts as they become due in the usual course of its business or the total assets of the Company would be less than its total liabilities.

RANK

    The Senior Preferred Stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, ranks: (i) senior to all classes of common stock of the Company and each other class of capital stock or series of preferred stock issued by the Company after the Offerings the terms of which provide that such series will rank junior to the Senior Preferred Stock or which do not specify their rank (collectively referred to with the common stock of the Company as "JUNIOR SECURITIES"); (ii) on a parity with each other class of capital stock or series of preferred stock issued by the Company after the Offerings that specifically provides that such series will rank on a parity with the Senior Preferred Stock (collectively referred to as "PARITY SECURITIES"); and (iii) junior to each other class of capital stock or series of preferred stock issued by the Company after the Offering that specifically provides that such series will rank senior to the Senior Preferred Stock (collectively referred to as "SENIOR SECURITIES"). In addition, creditors and stockholders of the Company's subsidiaries will have priority over the Senior Preferred Stock with respect to claims on the assets of such subsidiaries. The Company may not issue any Parity Securities or Senior Securities or any obligation or security convertible into or evidencing the right to purchase Parity Securities or Senior Securities without the approval of the holders of a majority of the outstanding shares of Senior Preferred Stock then outstanding, voting as a separate class, except that without the approval of the holders of Senior Preferred Stock, the Company may issue or have outstanding shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Senior Preferred Stock or any other Parity Securities. See "--Voting Rights".

DIVIDENDS

    Holders of Senior Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company, out of funds legally available therefor, dividends on the Senior Preferred Stock, at the rate of 14% per annum of the Specified Amount (as defined below). Dividend accrual periods will end on March 15, June 15, September 15 and December 15 of each year (each, a "Dividend Accrual Date"). It is not expected that the Company will pay any dividends in cash for any period ending on or prior to December 15, 1999, and in any event, the Company will be restricted from paying such dividends in cash by the terms of its debt instruments. See "Risk Factors--Restrictions Imposed by Credit Agreement;--Limitation on Cash Dividends; Obligations with Respect to Holdings Preferred Stock". Cash dividends paid by the Company from time to time will be applied to unpaid dividends in the order in which such dividends accrued; PROVIDED, that to the extent cash dividends are not paid currently on the Senior Preferred Stock for a dividend accrual period ending on or prior to December 15, 1999, the Company may pay such dividends thereafter only insofar as the Company repurchases or redeems such Senior Preferred Stock. Dividends payable for any period less than a full dividend period will be computed on the basis of a 360-day year comprised of twelve 30-day months. Accrued and unpaid dividends, if any, will not bear interest or, except to the extent included in clause (ii) of the first sentence of this paragraph, bear dividends thereon. Dividends will cease to accrue in respect of shares of the Senior Preferred Stock on the

Exchange Date (as defined below) or on the date of their earlier redemption or repurchase by the Company. See "Certain Federal Income Tax Considerations".

REDEMPTION OF SENIOR PREFERRED STOCK

    OPTIONAL. Except as set forth in the following paragraph, the Senior Preferred Stock will not be redeemable at the Company's option prior to December 15, 2001. Thereafter, the Senior Preferred Stock may be redeemed, in whole or in part, at the option of the Company at the redemption prices (expressed as a percent of the Specified Amount) set forth in the table below, plus all accrued and unpaid Liquidated Damages and dividends (excluding any Accumulated Dividends but including an amount equal to a prorated dividend from the immediately preceding Dividend Accrual Date to the redemption date), if any, if redeemed during the 12-month period beginning on December 15 of the years indicated below:

YEAR                                                                     PERCENTAGE
-----------------------------------------------------------------------  -----------
2001...................................................................    104.200%
2002...................................................................    102.800%
2003...................................................................    101.400%
2004 and thereafter....................................................    100.000%

    "Specified Amount" on any specific date with respect to any share of Senior Preferred Stock means the sum of (i) the liquidation preference with respect to such share and (ii) the dividends that accrued in dividend accrual periods ending on or prior to December 15, 1999 and on or prior to such specific date that have not previously been paid in cash (the dividends described in this clause (ii) being herein called "Accumulated Dividends"). As of July 3, 1996, the Specified Amount was $30.97 per share.

    On or prior to December 15, 1997, the Company may from time to time redeem Senior Preferred Stock at a redemption price equal to 113.0% of the Specified Amount thereof plus all accrued and unpaid Liquidated Damages and dividends (excluding any Accumulated Dividends but including an amount equal to the prorated dividend from the immediately preceding Dividend Accrual Date to the redemption date), if any, with the proceeds of one or more public offerings of the common stock of Holdings; PROVIDED that at least $50.0 million in aggregate Specified Amount of Senior Preferred Stock remains outstanding immediately after the occurrence of such redemption; and PROVIDED FURTHER that such redemption shall occur within 45 days of the date of the closing of any such public offering.

    MANDATORY. On December 15, 2006, the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Senior Preferred Stock at a price equal to the Specified Amount thereof plus an amount in cash equal to all accrued and unpaid Liquidated Damages and dividends (excluding Accumulated Dividends), if any, to the date of redemption.

EXCHANGE

    On any Dividend Payment Date, the Company may, at its option, exchange all but not less than all shares of Senior Preferred Stock then outstanding for Exchange Debentures (the date of such exchange being herein called the "Exchange Date"). See "Description of the Exchange Debentures" for a summary of the terms of the Exchange Debentures. Notwithstanding anything to the contrary in the foregoing, the Company will not be entitled to make the exchange if a default under the Exchange Debenture Indenture would result from the exchange. Holders of the outstanding shares of the Senior Preferred Stock will be entitled to receive a principal amount of Exchange Debentures equal to the Specified Amount of the Senior Preferred Stock held by such holder at the time of exchange plus cash in an amount equal to all accrued and unpaid Liquidated Damages and dividends (excluding any Accumulated Dividends), if any, thereon to the Exchange Date.

    The Exchange Debentures will be issuable in denominations of $1,000 and integral multiples thereof. An amount in cash will be paid to holders for any principal amount of Exchange Debentures otherwise issuable which is less than $1,000. Notice of the intention to exchange will be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the Exchange Date, by first class mail, postage prepaid, to each holder of record of Senior Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Senior Preferred Stock may be listed or admitted to trading, such notice will state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange; and (iii) that dividends on the shares to be exchanged will cease to accrue on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures will have been duly executed and authenticated and an amount in cash equal to all accrued and unpaid Liquidated Damages and dividends (excluding any Accumulated Dividends), if any, thereon to the Exchange Date has been deposited with the transfer agent, then on and after the close of business on the Exchange Date, the shares of Senior Preferred Stock to be exchanged will no longer be deemed to be outstanding and will not have the status of shares of Senior Preferred Stock, and all rights of the holders thereof as shareholders of the Company will cease, except the right of the holder thereof to receive upon surrender of their certificates the Exchange Debentures and all accrued and unpaid Liquidated Damages and dividends (excluding any Accumulated Dividends), if any, thereon to the Exchange Date.

    The Credit Agreement and the Indenture will contain limitations with respect to the Company's ability to issue the Exchange Debentures, and any future credit agreements or other agreements relating to its indebtedness to which the Company becomes a party may contain similar limitations.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Senior Preferred Stock will be entitled to payment out of the assets of the Company available for distribution the Specified Amount per share of Senior Preferred Stock held by such holder, plus accrued and unpaid Liquidated Damages and dividends (excluding Accumulated Dividends), if any, to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend from the last payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the application of all amounts available for payments with respect to the Senior Preferred Stock and all other Parity Securities would not result in payment in full of the Senior Preferred Stock and such other Parity Securities, holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full amount payable upon liquidation to which each is entitled. After payment in full of all amounts to which holders of Senior Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Company.

    The Certificate of Designations does not contain any provision requiring funds to be set aside to protect the liquidation preference or Specified Amount of the Senior Preferred Stock, although such liquidation preference and Specified Amount will be substantially in excess of the par value of such shares of the Senior Preferred Stock. In addition, the Company is not aware of any provision of Pennsylvania law or any controlling decision of the courts of the State of Pennsylvania that requires a restriction upon the surplus of the Company solely because the liquidation preference or other amount payable upon liquidation of the Senior Preferred Stock will exceed the par value.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of shares of Senior Preferred Stock will have the right to require the Company to repurchase all or any part of such holder's shares of Senior Preferred Stock pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the Specified Amount of the Senior Preferred Stock plus accrued and unpaid Liquidated Damages and dividends (excluding any Accumulated Dividends but including an amount equal to a prorated dividend from the immediately preceding Dividend Accrual Date to the Change of Control

Payment Date (as defined)), if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company will mail a notice to each holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all shares of Senior Preferred Stock properly tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 75 days nor later than 105 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); PROVIDED that the Change of Control Purchase Date will not occur until at least 15 days after any Change of Control Purchase Date pursuant to the covenant entitled "Change of Control" in the Indenture relating to any such Change of Control; (3) that any shares of Senior Preferred Stock not properly tendered will continue to accrue Liquidated Damages and dividends, if any; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer will cease to accrue Liquidated Damages and dividends after the Change of Control Payment Date; (5) that holders electing to have any shares of Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Senior Preferred Stock or transfer the shares of Senior Preferred Stock by book-entry, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the amount of Senior Preferred Stock delivered for purchase, and a statement that such holder is withdrawing its election to have such shares of Senior Preferred Stock purchased; and (7) that holders whose shares of Senior Preferred Stock are being purchased only in part will be issued new certificates of Senior Preferred Stock equal in amount to the unpurchased portion of the Senior Preferred Stock surrendered (or transferred by book-entry).

    On the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all shares of Senior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Senior Preferred Stock or portions thereof so tendered and (3) deliver or cause to be delivered to the holders of Senior Preferred Stock so accepted an Officers' Certificate stating the aggregate amount of Senior Preferred Stock or portions thereof being purchased by the Company. The Company will promptly mail to each holder of shares of Senior Preferred Stock so tendered the Change of Control Payment for such shares of Senior Preferred Stock and will promptly mail (or cause to be transferred by book-entry) to each such holder a new share of Senior Preferred Stock equal in amount to any unpurchased portion of the Senior Preferred Stock surrendered, if any. The Certificate of Designations provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all of its outstanding indebtedness or obtain the requisite consents, if any, under all agreements governing its outstanding indebtedness to permit the repurchase of the shares of Senior Preferred Stock required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Credit Agreement and the Indenture prohibit the Company from purchasing any shares of Senior Preferred Stock, except in certain circumstances, and, in the case of the Credit Agreement, also provide that a Change of Control would constitute a default thereunder. Any future credit agreements or other agreements relating to its indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Senior Preferred Stock, the Company could seek the consent of its lenders to the purchase of the Senior Preferred Stock or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing the Senior Preferred Stock. The ability of the Company to purchase the Senior Preferred Stock upon a Change of Control may also be limited by the Company's then existing financial resources. See "Risk Factors--Restrictions on Making a Change of Control Offer; Antitakeover Effects of Change of Control Provisions".

    The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rules 13e-4 and 14e-1, in connection with any offer required to be made by the Company to repurchase the Senior Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of Certificate of Designation, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Certificate of Designation by virtue thereof.

    The provisions relative to the Company's obligation to make an offer to repurchase the Senior Preferred Stock as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in liquidation preference of the Senior Preferred Stock.

VOTING RIGHTS

    Holders of  the Senior  Preferred  Stock will  have limited  voting  rights, including (i) those required by law, (ii) that holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a separate class, will
(a) upon the failure of the Company (1) with respect only to dividend accrual periods ending after December 15, 1999, to pay, in whole or in part, for more than six consecutive dividend accrual periods, dividends in cash equal to the dividend that accrued during each such dividend accrual period, (2) to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Senior Preferred Stock, (3) to make a Change of Control Offer within 30 days following any Change of Control or (4) to comply with the covenants set forth below under the caption "Certain Covenants", (each of the events described in clauses (1), (2), (3) and (4) being referred to herein as a "VOTING RIGHTS TRIGGERING EVENT"), be entitled to elect two members to the Board of Directors of the Company and (b) have the right to approve each issuance by the Company of any Senior Securities or Parity Securities (other than Senior Preferred Stock), except that without the approval of the holders of Senior Preferred Stock, the Company may issue and have outstanding shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Senior Preferred Stock or other Parity Securities and (c) have the right to approve any merger, consolidation or sale of assets of the Company except as permitted pursuant to the covenant entitled "Merger, Consolidation and Sale of Assets" as set forth below and (iii) the holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a class, will be required for modification to the Exchange Debenture Indenture. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Senior Preferred Stock are paid in full or such other Voting Rights Triggering Event has been cured or waived. Under Pennsylvania law, holders of the Senior Preferred Stock are entitled to vote as a class upon a proposed amendment to the Articles of Incorporation, whether or not entitled to vote thereon by the Articles of Incorporation, if the amendment would make any change in the preferences, limitations or certain special rights of the shares of such class adverse to such class or authorize, or increase the number of authorized shares of, any class or series having a preference as to dividends or assets.

CERTAIN COVENANTS

    MERGER, CONSOLIDATION AND SALE OF ASSETS. Without the consent of holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a class, the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i) the resulting, surviving or transferee person (the "Successor Company") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of the Successor Company having in respect of the Successor Company substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Senior Preferred Stock had immediately prior to such transaction; (iii) the Successor Company will have Consolidated Net Worth (immediately after the transaction on a pro forma basis but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and (iv) the Company shall deliver to the transfer agent prior to the consummation of the proposed transaction an Officers' Certificate and an opinion of counsel to the effect that such sale, assignment, transfer, lease, conveyance or other disposition complies with the terms of the Certificate of Designations and that all conditions precedent to such sale, assignment, transfer, lease, conveyance or other disposition have been satisfied.

    JUNIOR PAYMENTS. So long as any shares of Senior Preferred Stock are outstanding, the Company will not declare, pay or set apart for payment on any Junior Securities or Parity Securities any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Securities other than Common Stock, together with cash in lieu of fractional shares), nor will the Company make any distribution on any Junior Securities or Parity Securities, nor will any Junior Security or Parity Security be purchased, redeemed or otherwise acquired or retired for value by the Company or any of its Restricted Subsidiaries, nor will any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Security or Parity Security (each, a "JUNIOR PAYMENT"), unless all dividends (other than dividends accruing on or prior to December 15,
1999), redemption payments, Change of Control Payments or other payments and Liquidated Damages, if any, to which the holders of Senior Preferred Stock will have been entitled at the time of such Junior Payment will have been paid or declared and a sum of money sufficient for the payment thereof has been set apart. Notwithstanding the foregoing, if the Company is unable to meet its payment obligations with respect to dividends, redemption payments, Change of Control Payments or other payments and Liquidated Damages, if any, with respect to the Senior Preferred Stock and other Parity Securities as described herein, holders of Senior Preferred Stock and Parity Securities will share equally and ratably in any payments by the Company with respect thereto. The foregoing provisions will not prohibit: (i) the redemption, repurchase, retirement or other acquisition of any Junior Securities or Parity Securities of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Junior Securities of the Company (other than any Disqualified Stock) or out of the proceeds of a substantially concurrent cash capital contribution received by the Company; (ii) the repurchase, redemption or other acquisition or retirement for value of (or payments to Holdings which are used by Holdings to repurchase, redeem or otherwise acquire or retire for value) any Equity Interests of Holdings held by employees of Holdings, the Company or its Subsidiaries pursuant to any employee equity subscription agreement, stock option agreement or stock ownership arrangement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests of Holdings to employees of Holdings, the Company and its Subsidiaries; (iii) the payment of distributions to Holdings pursuant to the Tax Sharing Agreement; or
(iv) upon exercise of the Warrants, a distribution to Holdings equal to any cash payments made by Holdings in lieu of the issuance of fractional Warrant Shares.

    TRANSACTIONS WITH AFFILIATES. The provision of the Certificate of Designations relating to transactions with Affiliates are substantially the same as the provisions of the Indenture relating to such matters. For a description thereof, see "Description of the Notes--Certain Covenants--Transactions with Affiliates".

    REPORTS. The provisions of the Certificate of Designations relating to the provision of reports and information by the Company are substantially the same as the provisions of the Indenture relating to such matters. For a description thereof, see "Description of the Notes--Certain Covenants--Reports".

TRANSFER AGENT AND REGISTRAR

    The Bank of New York is the transfer agent and registrar for the Senior Preferred Stock.

                     DESCRIPTION OF THE EXCHANGE DEBENTURES

GENERAL

    The Exchange Debentures will, if and when issued, be issued pursuant to an Indenture (the "EXCHANGE DEBENTURE INDENTURE") between the Company and United States Trust Company of New York, as trustee (the "EXCHANGE DEBENTURE TRUSTEE") a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The terms of the Exchange Debentures include those stated in the Exchange Debenture Indenture and those made part of the Exchange Debenture Indenture by reference to the Trust Indenture Act). The Exchange Debentures will be subject to all such terms, and Holders of Exchange Debentures are referred to the Exchange Debenture Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Exchange Debenture Indenture is qualified in its entirety by reference to the Exchange Debenture Indenture, including the definitions therein of certain terms used below, and the Trust Indenture Act. The definitions of certain terms used in the Exchange Debenture Indenture and in the following summary are substantially the same as those used in the Indenture. For a description thereof, see "Description of the Notes--Certain Definitions". For a description of the registration rights with respect to the Exchange Debentures, see "Registration Rights".

    The Exchange Debentures will be general unsecured obligations of the Company and will be subordinated to all existing and future Senior Debt of the Company (as defined in the Exchange Debenture Indenture), including the obligations of the Company under the Credit Agreement and the Notes. See "--Subordination". In addition, the Exchange Debentures will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the Exchange Debentures to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company. The principal amount of Senior Debt of the Company outstanding as of July 3, 1996 (including the Indebtedness of the Company under the Notes) was approximately $567.2 million.

MATURITY AND INTEREST

    The Exchange Debentures will be limited in aggregate principal amount to the Specified Amount of the Senior Preferred Stock exchanged therefor, plus such principal amount of additional Exchange Debentures as may be issued in lieu of cash interest, and will mature on December 15, 2006. Interest on the Exchange Debentures will accrue at the rate of 14% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing with the first such date to occur after the date of exchange, to Holders of record on the immediately preceding June 1 and December 1. Interest on the Exchange Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Exchange Debentures will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Exchange Debentures at their respective addresses set forth in the register of Holders of Exchange Debentures; PROVIDED that all payments with respect to Global Notes will be required to be made by wire transfer of immediately available same day funds to the accounts specified by the holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Exchange Debenture Trustee maintained for such purpose. On or prior to December 15, 1999, the Company may pay all or a portion of any installment of interest on the Exchange Debentures by issuing additional Exchange Debentures valued at 100% of their principal amount. See "Certain Federal Income Tax Considerations". After
December 15, 1999, interest may only be paid in cash. The Company does not expect to pay interest on the Exchange Debentures in cash prior to June 15, 2000. The Exchange Debentures will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

    Except as set forth in the following paragraph, the Exchange Debentures will not be redeemable at the Company's option prior to December 15, 2001. Thereafter, the Exchange Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages (if applicable) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

YEAR                                                                     PERCENTAGE
-----------------------------------------------------------------------  -----------
2001...................................................................    104.200%
2002...................................................................    102.800%
2003...................................................................    101.400%
2004 and thereafter....................................................    100.000%

    On or prior to December 15, 1997, the Company may redeem from time to time Exchange Debentures at a redemption price equal to 113.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon to the redemption date, with the net proceeds of one or more public offerings of common stock of Holdings; PROVIDED that at least $50.0 million in aggregate principal amount of Exchange Debentures remain outstanding immediately after such redemption; and PROVIDED FURTHER that such redemption shall occur within 45 days of the date of the closing of any such public offering.

SUBORDINATION

    The   provisions  of  the  Exchange  Debenture  Indenture  relating  to  the subordination of the Exchange Debentures are substantially the same as the provisions of the Indenture relating to such matters. For a description thereof, see "Description of the Notes--Subordination".

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Exchange Debentures will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase. The provisions of the Exchange Debenture Indenture relating to the procedures, definitions and limitations on the Company's ability to satisfy its obligations with respect to a Change of Control are substantially the same as the provisions of the Indenture relating to such matters. For a description thereof, see "Description of the Notes--Repurchase at the Option of the Holders--Change of Control".

    Except as described above with respect to a Change of Control, the Exchange Debenture Indenture does not contain provisions that permit the Holders of the Exchange Debentures to require that the Company repurchase or redeem the Exchange Debentures in the event of a takeover, recapitalization or similar restructuring.

    The Credit Agreement and the Indenture prohibit the Company from purchasing any Exchange Debentures, except in certain circumstances and, in the case of the Credit Agreement, also provide that a Change of Control will constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchange Debentures, the Company could seek the consent of its lenders to the purchase of Exchange Debentures or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Debentures. In such case, the Company's failure to purchase tendered Exchange Debentures would constitute an Event of Default under the Exchange Debenture Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Exchange Debenture Indenture would likely restrict payments to the Holders of Exchange Debentures. See "Risk Factors--Restrictions on Making a Change of Control Offer, Antitakeover Effects of Change of Control Provisions".

    The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Exchange Debentures as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Exchange Debenture Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Exchange Debenture Indenture by virtue thereof.

    The provisions relative to the Company's obligation to make an offer to repurchase the Exchange Debentures as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Exchange Debentures.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The provisions of the Exchange Debenture Indenture relating to limitations on Restricted Payments are substantially the same as the provisions of the Indenture relating to such matters, except that the Exchange Debenture Indenture
(i) permits the purchase, redemption or other acquisition or retirement for value of any Indebtedness that is PARI PASSU with the Exchange Debentures and
(ii) does not limit Restricted Investments other than Investments in Unrestricted Subsidiaries. For a description of the provisions thereof, see "Description of the Notes--Certain Covenants--Restricted Payments".

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The provisions of the Exchange Debenture Indenture relating to limitations on the incurrence of Indebtedness and issuance of preferred stock by the Company and its subsidiaries are substantially the same as the provisions of the Indenture relating to such matters; PROVIDED, that the Exchange Debenture Indenture provides that the Company or any Subsidiary may Incur Indebtedness (including Acquired Debt) or the Company may issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued would have been at least 1.75 to 1. For a description thereof, see "Description of the Notes--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock".

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The provisions of the Exchange Debenture Indenture relating to mergers, consolidations, or sale of assets of the Company are substantially the same as the provisions of the Indenture relating to such matters except that the Successor Corporation will not be required to be able to incur an additional $1.00 of Indebtedness. For a description thereof, see "Description of the Notes--Certain Covenants--Merger, Consolidation or Sale of Assets".

    TRANSACTIONS WITH AFFILIATES

    The provisions of the Exchange Debenture Indenture relating to transactions with Affiliates are substantially the same as the provisions of the Indenture relating to such matters. For a description thereof, see "Description of the Notes--Certain Covenants--Transactions with Affiliates".

    REPORTS

    The provisions of the Exchange Debenture Indenture relating to the provision of reports and information by the Company are substantially the same as the provisions of the Indenture relating to such matters. For a description thereof, see "Description of the Notes--Certain Covenants--Reports".

EVENTS OF DEFAULT AND REMEDIES

    The provisions of the Exchange Debenture Indenture relating to events of defaults and remedies are substantially the same as the provisions of the Indenture relating to such matters. For a description thereof, see "Description of the Notes--Certain Covenants--Events of Default and Remedies".

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Debentures and the Exchange Debenture Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Debentures by accepting an Exchange Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and does not affect any Holder's right to sue under federal securities laws for violations thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The provisions of the Exchange Debenture Indenture relating to legal defeasance and covenant defeasance are substantially the same as the provisions of the Indenture relating to such matters. For a description thereof, see "Description of the Notes--Legal Defeasance and Covenant Defeasance".

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Exchange Debentures in accordance with the Exchange Debenture Indenture. The Registrar and the Exchange Debenture Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Exchange Debenture Indenture. The Company is not required to transfer or exchange any Exchange Debenture selected for redemption. Also, the Company is not required to transfer or exchange any Exchange Debenture for a period of 15 days before a selection of Exchange Debentures to be redeemed.

    The registered Holder of an Exchange Debenture will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    The provisions of the Exchange Debenture Indenture relating to amendment, supplement and waiver are substantially the same as the provisions of the Indenture relating to such matters. For a description thereof, see "Description of the Notes--Amendment, Supplement and Waiver".

CONCERNING THE EXCHANGE DEBENTURE TRUSTEE

    The Exchange Debenture Indenture contains certain limitations on the rights of the Exchange Debenture Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Exchange Debenture Trustee will be permitted to engage in other transactions with the Company and its Affiliates; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Exchange Debenture Trustee, subject to certain exceptions. The Exchange Debenture Indenture provides that in the case an Event of Default shall occur (which shall not be cured), the Exchange Debenture Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Exchange Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Debenture Indenture at the request of any Holder of Exchange Debentures, unless such Holder shall have offered to the Exchange Debenture Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                          DESCRIPTION OF CAPITAL STOCK

CAPITAL STOCK OF THE COMPANY

    The following description of the capital stock of the Company and the description of the Company's Articles of Incorporation and By-laws containing all material provisions thereof is qualified in its entirety by reference to the Articles of Incorporation and By-laws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part.

    The Company was incorporated in 1985 under the Pennsylvania Business Corporation Law (the "PBCL"). The authorized capital stock of the Company currently consists of (i) 1,000 shares of Common Stock, par value $.01 per share, of which 100 shares are issued and outstanding and held by Holdings and
(ii) 10,000,000 shares of Preferred Stock, par value $.01 per share, of which 3,000,000 shares are issued and outstanding as Senior Preferred Stock.

    The Company's Articles of Incorporation and By-laws contain provisions relating to the limitation of liability of directors and indemnification of directors and officers. The Company's Articles of Incorporation and By-laws provide that directors shall not be personally liable, as such, for monetary damages for any action taken, to the fullest extent permitted by the PBCL. In addition, the Company's Articles of Incorporation and By-laws provide that the Company shall indemnify its directors and officers to the fullest extent authorized by applicable law, including circumstances in which indemnification is otherwise discretionary.

    In addition, in the future, the Board of Directors of the Company may, solely by action of the Board of Directors, issue shares of preferred stock in one or more series and determine the designation and fix the number of shares of each series. The Board of Directors of the Company is further authorized to fix and determine, solely by action of the Board of Directors, the dividend rate, premium or redemption rate, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed on any unissued series of such preferred stock.

            DESCRIPTION OF THE CREDIT AGREEMENT AND THE A/R FACILITY


    On September 30, 1994, SDW Acquisition, the Investor Group and Chemical Bank (now known as The Chase Manhattan Bank), and Chemical Securities Inc. (now known as Chase Securities Inc.) (together "Chase") signed a commitment letter pursuant to which, on December 20, 1994, the aforementioned parties entered into the Credit Agreement pursuant to which the Company was entitled to borrow up to an aggregate principal amount of $1.1 billion. The loan facilities were arranged by Chase and consist of (i) the Term Loan Facilities, consisting of a seven-year senior secured term loan facility originally in an aggregate principal amount of $305.0 million (the "Tranche A Term Loan"), and an eight-year senior secured term loan facility originally in an aggregate principal amount of $325.0 million (the "Tranche B Term Loan"), (ii) the Revolving Credit Facility and (iii) the Letter of Credit Facility. At July 2, 1997, the aggregate principal amount outstanding of Tranche A Term Loans was $229.0 million, the aggregate principal amount outstanding of Tranche B Term Loans was $173.6 million and the Letter of Credit Facility utilization was $150.8 million. The Term Loan Facilities, the Revolving Credit Facility and the Letter of Credit Facility are collectively referred to herein as the "Credit Facilities". On April 26, 1996, the Company amended its Credit Agreement to include changes to certain provisions relating to restrictive covenants including, among other things, the ability to incur debt, pay dividends and sell certain assets. In addition, certain provisions relating to interest rates, fees, collateral, prepayments and affirmative covenants also have been amended. Concurrently with the above, the Company, a newly established subsidiary, S.D. Warren Finance Co. ("SDWF"), the Bank of Montreal ("BOM") and its securities unit, Nesbitt Burns Securities ("Nesbitt"), as agent, entered into a receivables purchase agreement whereby BOM through Nesbitt has agreed to provide a five-year, $110.0 million revolving accounts receivable securitization facility (the "A/R Facility"). Under this facility the Company sells to SDWF, pursuant to a purchase and contribution agreement between the Company and SDWF, on a nonrecourse basis, all its rights and interests in its accounts receivable. SDWF in turn sells certain accounts receivable to an unrelated financial institution under similar terms. The proceeds from the A/R Facility were used to prepay $100.0 million of the final installment of the Tranche B Term Loan under the Credit Agreement. The following summary containing all the material provisions of the Credit Agreement and the A/R Facility is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith, copies of which are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part. Certain defined terms used herein have the meaning ascribed thereto in such documents.

    AMOUNT AND MATURITY OF FACILITIES


    The Tranche A Term Loan matures in twelve consecutive semiannual installments commencing June 30, 1996 with a final maturity in December 2001. The Tranche B Term Loan matures in fourteen consecutive semiannual installments commencing June 30, 1996 with a final maturity in December 2002.



    The installments of the Tranche A Term Loan and the Tranche B Term Loan due in each fiscal year will be the following respective aggregate amounts as of July 2, 1997:



                                                            TRANCHE A TERM  TRANCHE B TERM
                                                             LOAN ANNUAL     LOAN ANNUAL
FISCAL YEAR                                                     AMOUNT          AMOUNT
----------------------------------------------------------  --------------  --------------
1998......................................................     49,073,330       2,515,922
1999......................................................     51,410,155       2,515,922
2000......................................................     51,410,155       7,547,765
2001......................................................     51,410,155      23,062,615
2002......................................................     25,705,078      77,366,793
2003......................................................             --      60,593,982


    Loans under the Revolving Credit Facility ("Revolving Credit Loans") will be made, and letters of credit ("Letters of Credit") will be issued at any time during the period from and including the Closing Date until the Revolving Credit Facility matures in December 2001 (the "Revolving Credit Termination Date"). No Letter of Credit shall have an expiration date later than the Revolving Credit Termination Date.

    Standby letters of credit ("Facility Letters of Credit") were issued under the Letter of Credit Facility on the Closing Date to support an existing letter of credit arranged by Scott and to support the Company's obligations with respect to certain indebtedness and capital and operating leases existing at the time of the Acquisition including certain obligations of Scott with respect to Warren's business that continue after the consummation of the Acquisition. The amount available under the Letter of Credit Facility will be reduced as the Company's obligations in respect of such indebtedness and leases reduce until such Facility matures on the Revolving Credit Termination Date. The Facility Letters of Credit may be drawn upon from time to time in accordance with their terms. If any such Facility Letter of Credit is drawn upon as a result of the bankruptcy or insolvency of Scott, the Company's obligations with respect to such amount of indebtedness may be shortened as to maturity (from up to 20 years, in the case of certain tax exempt obligations, to the remaining term of the Letter of Credit Facility) and increased as to interest rate (from a tax-exempt rate to the rate provided for borrowings under the Credit Agreement).

    The Company is required to prepay the Term Loan Facilities with (i) 100% of the net proceeds of certain asset sales, (ii) 100% of the net proceeds of incurrences of indebtedness and (iii) 50% of the net proceeds from issuances of equity after the Closing Date by Holdings or any of its subsidiaries. The Company is also required to prepay the Term Loan Facilities annually in an amount equal to 75% of the

Excess Cash Flow (as defined therein) of the Company and its subsidiaries for the prior fiscal year; PROVIDED that the Company will be required to prepay annually an amount equal to only 50% of such Excess Cash Flow if (a) the aggregate outstanding principal amount of the Term Loan Facilities is less than $250.0 million and (b) the Consolidated Interest Expense Ratio (as defined therein) as of the last day of the fiscal quarter immediately preceding the date of such prepayment (calculated on a rolling four quarter basis) exceeds 3.00 to
1.00. The Company may also make optional prepayments without premium or penalty at any time (subject to payment of certain breakage costs if other than on the last day of an interest period under certain circumstances). Optional prepayments shall be applied pro rata to the Tranche A Term Loan and the Tranche B Term Loan based on the respective amounts outstanding and shall be applied to installments thereof on a pro rata basis, and may not be reborrowed, except that the amount of any optional prepayments funded with the portion of Excess Cash Flow which is not otherwise required to be used to prepay Term Loans and/or the Letter of Credit Facility Loans may, at the Company's option, be applied to prepay the Tranche A Term Loan and/or the Tranche B Term Loan in such amounts as the Company may determine with any such prepayment to be applied first to any scheduled installment due within six months of the date of prepayment and then to the remaining installments of the Tranche A Term Loan and/or the Tranche B Term Loan, as the case may be, on a pro rata basis.

    INTEREST RATE

    The loans under the Credit Agreement bear interest at a rate equal to, at the Company's option, (i) the Base Rate plus the Applicable Margin ("Base Rate Loans") or (ii) the Eurodollar Rate (adjusted for reserves) as determined by Chase for the respective interest period plus the Applicable Margin ("Eurodollar Loans"). "Applicable Margin" means a percentage per annum ranging (a) in the case of Base Rate Loans, from 1.50% to 0.00% (2.00% in the case of Tranche B Term Loans), and (b) in the case of Eurodollar Loans, from 2.50% to 1.00% (3.00% in the case of Tranche B Term Loans), in each case based upon the Company's ability to maintain certain financial ratios determined from the most recent financial statements of the Company calculated as of the last day of each fiscal quarter on a rolling four quarter basis. "Base Rate" means the highest of (1) the rate of interest publicly announced by Chase as its prime rate in effect at its principal office in New York City, (2) the secondary market rate for three month certificates of deposit (adjusted for reserves) plus 1% and (3) the federal funds rate in effect from time to time plus 0.5%.

    The loans under the A/R Facility bear interest at a rate equal to the commercial paper rate (the "CP Rate"). CP Rate is defined as a rate per annum equal to the rate at which the purchaser of the accounts receivable can issue commercial paper plus any commissions and charges charged by a placement agent or commercial paper dealer. If the rate agreed to by such placement agent or commercial paper dealer is a discount rate then the CP Rate shall mean the rate resulting from converting such discount rate to an interest-bearing equivalent rate.

    Overdue loans payable under the Credit Agreement bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then otherwise applicable to such borrowings. Such interest is payable on demand.

    FEES

    The Company is required to pay commitment fees from 0.5% to 0.375% per annum based upon the Company's ability to maintain a certain financial ratio determined from the most recent financial statements of the Company calculated as of the last day of each fiscal quarter on a rolling four-quarter basis on the average daily unused commitments available to be drawn under the Revolving Credit Facility, as in effect from time to time, to Chase for the account of the arranged syndicate of lenders (the "Lenders") for the period commencing on the Closing Date through the maturity date of the Revolving Credit Facility. The Company is also required to pay letter of credit fees with respect to each letter of credit equal to the Eurodollar Rate Applicable Margin (as defined therein) in effect from time to time, plus an issuance fee of between 0.20% and 0.25%, in the case of both such fees, based on the Company's ability to maintain a certain financial ratio. Chase and the Lenders shall receive such other fees as have

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been  separately agreed upon with Chase and the Lenders. With respect to the A/R
Facility, S.D. Warren is required to pay certain fees associated with such facility. Such fees include an annual Program Fee based upon the unused portion of the A/R Facility and an annual Facility Fee based on the size of the A/R Facility.

    GUARANTEES AND COLLATERAL SECURITY

    The Credit Facilities are guaranteed by Holdings and each of the Company's U.S. subsidiaries. The Credit Facilities and such guarantees are secured by security interests (subject to other liens permitted by the terms of the Credit Facilities), to the extent permissible under applicable laws and regulations, in
(a) all of the capital stock of the Company and each of its U.S. subsidiaries and 65% of the common stock and 100% of the preferred stock of each foreign subsidiary and (b) all assets (subject to certain limitations), except certain accounts receivable, owned by the Company and its subsidiaries.

    COVENANTS


    The Credit Agreement contains restrictive covenants which limit Holdings and the Company and its subsidiaries with respect to certain matters including, among other things, the ability to incur debt, pay dividends, make acquisitions, sell assets, merge, grant or incur liens, guarantee obligations, make investments or loans, make capital expenditures, create subsidiaries or change its line of business. The Credit Agreement also restricts the Company from prepaying certain of its indebtedness. Under the Credit Agreement, the Company is required to satisfy certain financial covenants which require the Company to maintain specified financial ratios and comply with certain financial tests, including a minimum interest coverage ratio, a maximum leverage ratio and a net worth test.


    The A/R Facility contains restrictive covenants which limit SDWF with respect to certain matters including, among other things, the maintenance of a certain net worth and its ability to incur liens, extend credit terms beyond their stated maturity, change its credit policy, create subsidiaries or change its line of business. The A/R Facility also limits SDWF's ability to pay dividends, incur indebtedness or amend other agreements related to the A/R Facility without the consent of the Agent. In addition, the A/R Facility requires that SDWF maintain certain ratios related to the performance of the underlying accounts receivable, including a delinquency ratio, a default ratio and a loss-to-liquidation ratio.

    EVENTS OF DEFAULT; TERMINATION EVENTS

    The Credit Agreement contains customary Events of Default as well as Events of Default particular to the ownership of the Company and the Transactions, including (i) if Sappi or any of its majority owned subsidiaries fails to beneficially own at least a majority of the issued and outstanding capital stock of the Company (on a fully diluted basis) and fails to have the right to appoint a majority of the members of the board of directors of Holdings, (ii) if Holdings ceases to own all the capital stock of the Company or (iii) the occurrence of a Change in Control under the Indenture.

    The A/R Facility contains certain events ("Termination Events") particular to SDWF including (1) any event under the Credit Agreement which causes an acceleration of the maturity of the debt under the Credit Agreement or any redemption, defeasance, purchase or repayment of debt under the Credit Agreement other than those required to be made in each case prior to the stated maturity thereof, (2) any bankruptcy proceeding or declaration by the Company or SDWF that it is unable to pay its debts generally, (3) the inability, or any action that would cease, to create a valid and enforceable undivided percentage ownership interest in any receivable and (4) a violation of any of the performance ratios set forth above relating to SDWF's accounts receivable.


    On February 7, 1997, the Company amended certain provisions of the credit agreement, as discussed in the Notes to Unaudited Condensed Consolidated Financial Statements, including the interest coverage covenant, the optional prepayment terms and, in order to permit the granting of senior liens in connection with the refinancing of certain of the Company's industrial revenue bonds, the covenant restricting certain liens.


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

    On March 5, 1997, pursuant to a loan agreement with the town of Skowhegan, Maine, the Company expanded and refinanced certain environmental and solid waste projects at its Somerset mill by redeeming or refunding revenue bonds aggregating $23.7 million, defeasing revenue bonds aggregating $4.4 million and issuing new bonds aggregating $38.1 million. The new bonds are due from 2000 to 2015 and bear interest at rates ranging from 6.65% to 8.00% per annum. The extraordinary gain resulting from the extinguishment of the original bonds, net of taxes of $0.6 million, was $0.9 million. In connection with this transaction, an outstanding letter of credit was reduced by $19.7 million. The agreement under which the $4.4 million in bonds was defeased required the Company to purchase U.S. Treasury securities to be held by a trustee in an amount that will cover the interest payments required to be paid to the holders of these bonds until the first call date on the bonds, as well as the principal due at that date. In the event that the U.S. Treasury securities, together with income earned on these securities, do not cover interest and principal on the defeased bonds, the Company will be liable for such deficiency.


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
                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

NOTES

    INTEREST

    Interest on the Notes will ordinarily be taxable to a holder as ordinary income in accordance with a holder's regular method of tax accounting.

    SALE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF NOTES

    Generally, any sale, redemption or other taxable disposition of Notes by a holder will result in taxable gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received with respect to such sale, redemption or other taxable disposition (except to the extent such cash or other property is attributable to accrued interest) and
(2) the holder's tax basis in such Notes. A holder's tax basis in such Notes will equal their purchase price. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Notes had been held by the holder for more than one year at the time of the sale, redemption or other taxable disposition.

SENIOR PREFERRED STOCK

    DISTRIBUTIONS IN GENERAL

    Dividends on the Senior Preferred Stock will be taxable for Federal income tax purposes as ordinary dividend income to the extent paid out of the current or accumulated earnings and profits of the Company as determined for Federal income tax purposes. To the extent that the amount of such a distribution exceeds the current and accumulated earnings and profits of the Company, such excess will be treated as a non-taxable recovery of the holder's basis in the stock in respect of which the distribution is made (to the extent thereof), with any remaining excess treated as gain from the sale or exchange of such stock.

    Although it is possible that cash dividends will be paid on or prior to December 15, 1999, it is not expected that the Company will pay any dividends on the Senior Preferred Stock in cash for any period ending on or prior to December 15, 1999. Any unpaid dividends will accrue and compound and will be payable upon the optional or mandatory redemption of the Stock or the exchange of Exchange Debentures for Senior Preferred Stock. The tax treatment of such accruing and compounding dividends ("Accrued Dividends") is not free from doubt. Under current law, it would appear that Accrued Dividends would not be treated as having been received by holders of the Senior Preferred Stock until such Accrued Dividends were actually paid in cash (and would then be taxable for Federal income tax purposes as a dividend to the extent of the Company's current and accumulated earnings and profits at such time). The legislative history to the 1990 amendments to Section 305(c) of the Internal Revenue Code of 1986, as amended (the "Code"), however, grants the Service authority to issue regulations (possibly with retroactive effect) which would treat such Accrued Dividends as part of the redemption price of the stock. If Accrued Dividends were included in the redemption price of the Senior Preferred Stock, a holder would be required to take such Accrued Dividends into account in determining the amount that constitutes an excessive redemption price for purposes of Section 305(c) of the Code, as described below under "Excessive Redemption Price". The effect of such treatment would be to treat such holder as having received such Accrued Dividends as constructive distributions at the time they accrue, rather than at the time they are paid in cash. Until regulations requiring such treatment with respect to Accrued Dividends are issued, however, the Company intends to take the position that Accrued Dividends on the Senior Preferred Stock need not be treated as received by a holder until such time as such Accrued Dividends are actually paid to such holder in cash and will report to the Service on that basis.

    Payments of Liquidated Damages with respect to Senior Preferred Stock will be taxable to holders thereof as ordinary income according to their usual method of tax accounting. A corporate holder will not be entitled to the dividends-received deduction (discussed below) with respect to such Liquidated Damages.

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
    PROSPECTIVE PURCHASERS OF SENIOR PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX TREATMENT OF ACCRUED DIVIDENDS.

    EXCESSIVE REDEMPTION PRICE

    Under Section 305 of the Code and Treasury Regulations authorized thereunder, if the redemption price of preferred stock that is subject to mandatory redemption, such as the Senior Preferred Stock, exceeds its issue price (I.E., its fair market value at its date of issue) by more than a DE MINIMIS amount, such excess will be taxable as a constructive distribution to the holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions in excess of current and accumulated earnings and profits). Such excess will be considered DE MINIMIS if it is less than the product of (x) 0.25%, (y) the number of complete years to maturity of the preferred stock, and (z) the redemption price of the preferred stock. If such excess is greater than a DE MINIMIS amount, a holder of such preferred stock would be required to treat such excess as a constructive distribution received by the holder over the life of the preferred stock under a constant interest (economic yield) method that takes into account the compounding of yield.

    Because the Senior Preferred Stock was sold with a Warrant as part of a Unit, the two instruments will likely be treated by the Internal Revenue Service (the "Service") as constituting an "investment unit" for Federal income tax purposes. In such case, the offering price of a Unit will be allocated to the Senior Preferred Stock and associated Warrant comprising such Unit based on their relative fair market values. The Company has allocated $22.6042 of the offering price for a Unit to the Senior Preferred Stock and $2.3958 of such offering price to the associated Warrant. That allocation by the Company will be binding on each holder, unless the holder explicitly discloses (on a statement attached to the holder's timely filed Federal income tax return for the year that includes the acquisition date of the Unit) that his allocation of a Unit's issue price between the Senior Preferred Stock and the Warrant is different from the Company's allocation. Accordingly, the mandatory redemption price of the Senior Preferred Stock will exceed such Stock's issue price by more than a DE MINIMIS amount and holders will be required to treat such excess as a constructive distribution received over the life of the Senior Preferred Stock, as described above.

    DIVIDENDS TO CORPORATE SHAREHOLDERS

    In general, an actual or constructive distribution that is treated as a dividend for Federal income tax purposes and that is made to a corporate shareholder with respect to the Senior Preferred Stock will qualify for the 70% dividends-received deduction.

    Under Section 1059 of the Code, the tax basis of Senior Preferred Stock that has been held by a corporate shareholder for two years or less (ending on the earliest of the date on which the Company declares, announces or agrees to the payment of such actual or constructive dividend) is reduced (but not below zero) by the non-taxed portion of an "extraordinary dividend" for which a dividends-received deduction is allowed. To the extent a corporate holder's tax basis would have been reduced below zero but for the foregoing limitation, such holder must increase the amount of gain recognized on the ultimate sale or exchange of such Senior Preferred Stock. Generally, an "extraordinary dividend" is a dividend that (1) equals or exceeds 5% of the holder's adjusted basis in the Senior Preferred Stock (treating all dividends having ex-dividend dates within an 85-day period as a single dividend) or (2) exceeds 20% of the holder's adjusted basis in the Senior Preferred Stock (treating all dividends having ex-dividend dates within a 365-day period as a single dividend). If an election is made by the holder, under certain circumstances the fair market value of the Senior Preferred Stock as of the day before the ex-dividend date may be substituted for the holder's basis in applying these tests.

    CORPORATE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 TO THEIR OWNERSHIP AND DISPOSITION OF THE SENIOR PREFERRED STOCK.

    A corporate stockholder's liability for alternative minimum tax may be affected by the portion of dividends received which such corporate stockholder deducts (pursuant to the dividends-received deduction) in computing taxable income. This results from the fact that corporate stockholders are required to

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
increase alternative minimum taxable income by 75% of the excess of current earnings and profits (with certain adjustments, but determined without regard to the dividends-received deduction), over alternative minimum taxable income (determined without regard to this earnings and profits adjustment or the alternative tax net operating loss deduction, but taking into account the dividends-received deduction).

    SALE, REDEMPTION OR OTHER TAXABLE DISPOSITION

    Upon a sale, redemption or other taxable disposition of Senior Preferred Stock (including an exchange of Exchange Debentures for Senior Preferred Stock), a holder generally will recognize capital gain or loss for Federal income tax purposes (except to the extent of cash payments received on the disposition that are attributable to declared dividends, which will be treated in the same manner as distributions described above under "Distributions in General") in an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received upon such sale, redemption or other taxable disposition (the "amount realized") and (2) the holder's adjusted tax basis in the stock being disposed of. Such capital gain or loss will be long-term capital gain or loss if the stock had been held by the holder for more than one year at the time of the disposition. Notwithstanding the foregoing, it is possible that the Service may require a holder to treat amounts received upon the redemption of Senior Preferred Stock or the exchange of Exchange Debentures for Senior Preferred Stock that are attributable to Accrued Dividends (and not previously treated as received by a holder as a constructive distribution as described above under "Distributions in General") as a constructive distribution, regardless of whether the Company declares a dividend of such Accrued Dividends in connection with such redemption or exchange. In such case, such amounts would be taxable for Federal income tax purposes as ordinary dividend income to the extent of the Company's current and accumulated earnings and profits for Federal income tax purposes at such time (and any amounts in excess thereof would be taxable as described above under "Distributions in General".)

    A holder's initial tax basis in the Senior Preferred Stock will equal the portion of the offering price of the Unit allocable to the Senior Preferred Stock, as described above under "Excessive Redemption Price". Thereafter, such initial tax basis will be (i) increased by the amount (if any) of any constructive distributions the holder is treated as having received pursuant to the rules described above under "Distributions in General" and "Excessive
Redemption Price", and (ii) decreased by the portion of any (actual or constructive) distribution that is treated as a tax-free recovery of basis as described above under "Distributions in General".

    If the Company elects to exchange Exchange Debentures for Senior Preferred Stock on a dividend date, the amount realized on the exchange will depend on whether the Exchange Debentures and/or the Senior Preferred Stock is traded on an established market (as defined in applicable Treasury Regulations) at the time of the exchange. The amount realized will equal (i) the fair market value of the Exchange Debentures as of the exchange date if the Exchange Debentures are traded on an established market at such time or (ii) the fair market value of the Senior Preferred Stock as of the exchange date if such Senior Preferred Stock is traded on an established market at such time but the Exchange Debentures are not. If neither the Senior Preferred Stock nor the Exchange Debentures are so traded, the amount realized will equal the stated principal amount of the Exchange Debentures provided that the yield on the Exchange Debentures is equal to or greater than the relevant "applicable Federal rate". (The applicable Federal rate is a rate announced monthly by the Treasury that is intended to reflect the average yield of United States government obligations.) If neither the Exchange Debentures nor the Senior Preferred Stock is so traded and the yield on the Exchange Debentures is less than the applicable Federal rate, the amount realized will equal the present value as of the exchange date of all payments to be made on the Exchange Debentures, discounted at the applicable Federal rate. It cannot be determined at the present time whether the Senior Preferred Stock or the Exchange Debentures will be, at the relevant time, traded on an established market within the meaning of the Treasury Regulations.

    Depending upon a holder's particular circumstances, the tax consequences of holding Exchange Debentures (described below) may be less advantageous than the tax consequences of holding Senior Preferred Stock because, for example, payments of interest on the Exchange Debentures will not be

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
eligible for any dividends-received deduction that may be available to corporate holders and because, as discussed below, the Exchange Debentures permit the distribution of Additional Exchange Debentures in lieu of the payment of interest in cash, such Exchange Debentures will be issued with OID.

    HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE LIKELIHOOD OF CAPITAL GAIN TREATMENT (IN WHOLE OR PART) ON THE REDEMPTION OF SENIOR PREFERRED STOCK OR ITS EXCHANGE FOR EXCHANGE DEBENTURES.

EXCHANGE DEBENTURES

    CONSEQUENCES OF OWNING EXCHANGE DEBENTURES

    The consequences of owning Exchange Debentures will depend in part upon the facts existing at the time of issuance, as described below. Accordingly, the ultimate Federal income tax treatment of the ownership of the Exchange Debentures may differ substantially from that described below. If any Exchange Debentures are issued, the Company will report to holders on a timely basis the reportable amount of original issue discount ("OID") and interest income with respect to the Exchange Debentures, based on its understanding of then applicable law.

    STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF OWNING EXCHANGE DEBENTURES.

    ORIGINAL ISSUE DISCOUNT

    Because interest on the Exchange Debentures can, at the option of the Company, be paid in cash or in additional Exchange Debentures, the Exchange Debentures will be treated, for Federal income tax purposes, as having been issued with OID. Under the provisions of the Treasury Regulations dealing with OID (the "OID Regulations") (i) the distribution of additional Exchange Debentures in lieu of the payment of interest in cash ("Additional Exchange Debentures") will not be treated as the payment of interest and accordingly,
(ii) an Exchange Debenture and all Additional Exchange Debentures that could be issued with respect thereto (if all interest payments that could be satisfied in Additional Exchange Debentures were satisfied in Additional Exchange Debentures) will be treated as single OID obligation. Accordingly, under the provisions of the OID Regulations (i) the stated redemption price at maturity of an Exchange Debenture will be equal to the sum of all cash payments due on such Exchange Debentures and on all Additional Exchange Debentures that could be issued with respect to such Exchange Debenture or Additional Exchange Debentures (if all interest payments that could be satisfied in Additional Exchange Debentures were satisfied in Additional Exchange Debentures), (ii) each Exchange Debenture will be issued with OID in an amount equal to the excess of such stated redemption price at maturity over the issue price of such Exchange Debenture and (iii) no interest payment on the Exchange Debentures or on any Additional Exchange Debentures distributed with respect thereto will be treated as qualified stated interest and therefore no such interest will be included in income when paid (because equivalent amounts will be included in income as OID).

    The holder of an Exchange Debenture issued with OID will be required to include such OID in income as interest over the term of the Exchange Debenture, in advance of the receipt of the cash attributable to such income, under a constant interest rate method described below that takes account of the compounding of interest.

    The amount of OID accruing with respect to any Exchange Debenture will be the sum of the "daily portions" of OID with respect to such Exchange Debenture for each day during the taxable year in which a holder owns an Exchange Debenture ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. An accrual period may be of any length and may vary in length over the term of an Exchange Debenture provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID accruing during any accrual period with respect to an Exchange Debenture will be equal to the following amount: (i) the "adjusted issue price" of such Exchange Debenture at the beginning of that accrual period,

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MULTIPLIED  BY  (ii)  the yield  to  maturity  of such  Exchange  Debenture. OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for an initial short accrual period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The adjusted issue price of an Exchange Debenture at the beginning of its first accrual period will be equal to its issue price. An Exchange Debenture's issue price will equal the amount realized upon the exchange of Exchange Debentures for Senior Preferred Stock, as described above under "Sale or Exchange". The adjusted issue price at the beginning of any subsequent accrual period will be equal to (i) the adjusted issue price at the beginning of the preceding accrual period, PLUS (ii) the amount of OID allocable to the preceding accrual period, MINUS(iii) any payments (including payments of cash interest) made during the preceding accrual period and on the first day of such subsequent accrual period.

    APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS

    Pursuant to Section 163 of the Code, a portion of the OID accruing on certain debt instruments will be treated as a dividend eligible for the dividends-received deduction, and the corporation issuing such debt instrument will not be entitled to deduct such portion of the OID and will be allowed to deduct the remainder of the OID only when paid.

    This treatment would apply to "applicable high yield discount obligations" ("AHYDO"), that is, debt instruments that have a term of more than five years, have a yield to maturity that equals or exceeds five percentage points over the "applicable Federal rate" and have "significant" OID. A debt instrument is treated as having "significant" OID if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. Because the amount of OID attributable to the Exchange Debentures will be determined at the time such Exchange Debentures are issued and the applicable Federal rate at the time the Exchange Debentures are issued is not predictable, it is impossible to determine at the present time whether the Exchange Debentures will be treated as an AHYDO.

    If the Exchange Debentures are treated as AHYDO's, a holder would be treated as receiving dividend income (to the extent of the Company's current and accumulated earnings and profits) solely for purposes of the dividends-received deduction in an amount equal to the "disqualified portion" of the OID of such AHYDO. The "disqualified portion" of the OID is equal to the lesser of (i) the amount of the OID or (ii) the portion of the "total return" (the excess of all payments to be made with respect to the Exchange Debenture obligation over its issue price) on the Exchange Debenture that bears the same ratio to the Exchange Debenture's total return as the "disqualified yield" (the extent to which the yield exceeds the applicable Federal rate plus 6%) bears to the Exchange Debenture's yield to maturity. To the extent the Company's earnings and profits are insufficient, any portion of the OID that otherwise would have been recharacterized as a dividend for purposes of the dividends-received deduction will continue to be taxed as ordinary OID income in accordance with the rules described above. The Company's deduction for OID will be substantially deferred with respect to an Exchange Debenture that is treated as an AHYDO. In addition, such deduction will be disallowed to the extent that the yield on such AHYDO exceeds the applicable Federal rate by more than 6%.

    SALE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF EXCHANGE DEBENTURES

    Generally, any sale, redemption other taxable disposition of Exchange Debentures by a holder will result in taxable gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received upon such sale, redemption or disposition and (2) the holder's adjusted tax basis in such Exchange Debentures. The adjusted tax basis of a holder in such Exchange Debentures will equal the issue price of such Exchange Debentures, increased by any OID on the Exchange Debentures previously included in such holder's income, and reduced by any payments (including payments of cash interest) previously made on the Exchange Debentures. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Exchange Debentures had been held by the holder for more than eighteen months at the time of the sale, redemption or disposition.


BACKUP WITHHOLDING

    In general, a noncorporate holder of Securities will be subject to backup withholding at the rate of 31% with respect to reportable payments of dividends, interest, or OID accrued with respect to, or the proceeds of a sale, exchange or redemption of, Securities, as the case may be, if the holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's Federal income tax liabilities.

    THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF SECURITIES SHOULD CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF SUCH SECURITIES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    This Prospectus has been prepared for use by DLJSC in connection with offers and sales of the Securities in market making transactions. DLJSC may act as principal or agent in such transactions. DLJSC has advised the Company that it currently makes a market in the Securities, but it is not obligated to do so and may discontinue any such market making at any time without notice. Accordingly, there can be no assurance that an active trading market will be maintained for the Securities.


PRIOR RELATIONSHIPS



    Prior to the Minority Acquisition, DLJSC was an affiliate of certain stockholders of Holdings, of which S.D. Warren is a wholly owned subsidiary. See "Certain Relationships and Related Transactions-- Minority Acquisition and Merger."



    In connection with the Acquisition the Company sold to DLJSC $375 million of the SDW Acquisition Notes, $75 million of SDW Acquisition Senior Preferred Stock and 898,440 Class A Warrants, less the aggregate discount to DLJSC of $13,950,000. DLJSC was also reimbursed for certain out-of-pocket expenses incurred by DLJSC in connection therewith.


    The Company also agreed to pay certain fees, reimburse expenses for and provide indemnification to members of the Investor Group and transferees, which group includes certain affiliates of DLJSC, in connection with the Acquisition and related transactions including various registration rights. See "Certain Relationships and Related Transactions".


                                    EXPERTS



    The consolidated balance sheets of S.D. Warren Company and subsidiaries (the "Company") as of October 2, 1996 and September 27, 1995 and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the twelve-month period ended October 2, 1996, and the period from December 21, 1994 through September 27, 1995; and the combined statements of operations, changes in parent's equity, and cash flows of S.D. Warren Company and certain related affiliates (the "Predecessor Corporation") for the nine-month period ended September 24, 1994 and the period September 25, 1994 through December 20, 1994 included in this prospectus and the related financial statement schedule also included herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the lack of comparability between the financial statements of the Company and the Predecessor Corporation), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              S.D. WARREN COMPANY



                         INDEX TO FINANCIAL STATEMENTS



                                                                                                               PAGE
                                                                                                             ---------

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

Condensed Consolidated Statements of Operations for the nine months ended July 3, 1996 and July 2, 1997....        F-2

Condensed Consolidated Balance Sheets at October 2, 1996 and July 2, 1997..................................        F-3

Condensed Consolidated Statements of Cash Flows for the nine months ended July 3, 1996 and July 2, 1997....        F-4

Notes to Unaudited Condensed Consolidated Financial Statements.............................................        F-5

AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES:

Independent Auditors' Report...............................................................................       F-11

Financial Statements:
Statements of Operations for the nine months ended September 24, 1994, the period September 25, 1994 through December 20, 1994, the period December 21, 1994 through September 27, 1995 and the twelve months
  ended October 2, 1996....................................................................................       F-12

Balance Sheets as of September 27, 1995 and October 2, 1996................................................       F-13

Statements of Cash Flows for the nine months ended September 24, 1994, the period September 25, 1994 through December 20, 1994, the period December 21, 1994 through September 27, 1995 and the twelve months
  ended October 2, 1996....................................................................................       F-14

Statements of Changes in Parent's Equity for the nine months ended September 24, 1994 and the period
  September 25, 1994 through December 20, 1994.............................................................       F-15

Statements of Changes in Stockholder's Equity for the period December 21, 1994 through September 27, 1995
  and the twelve months ended October 2, 1996..............................................................       F-16

Notes to Financial Statements..............................................................................       F-17

Financial Statement Schedules:

  II--Valuation and Qualifying Accounts....................................................................       F-43

                      S.D. WARREN COMPANY AND SUBSIDIARIES



                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                        (IN MILLIONS, EXCEPT SHARE DATA)



                                  (UNAUDITED)



                                                                           NINE MONTHS ENDED      NINE MONTHS
                                                                              JULY 3, 1996     ENDED JULY 2, 1997
                                                                           ------------------  ------------------
Sales....................................................................     $    1,066.7        $    1,009.3
Cost of goods sold.......................................................            874.8               819.4
                                                                                ----------          ----------
Gross profit.............................................................            191.9               189.9
Selling, general and administrative expense..............................             98.0               100.6
Restructuring............................................................          --                     10.0
                                                                                ----------          ----------
Income from operations...................................................             93.9                79.3
Other income (expense), net..............................................             (0.6)                3.4
Interest expense.........................................................             84.3                77.8
                                                                                ----------          ----------
Income before income taxes and extraordinary item........................              9.0                 4.9
Income tax expense.......................................................              3.6                 1.8
                                                                                ----------          ----------
Income before extraordinary item.........................................              5.4                 3.1
Extraordinary item, net of tax...........................................             (2.0)                0.9
                                                                                ----------          ----------
Net income...............................................................              3.4                 4.0
Dividends and accretions on Warren Series B preferred stock..............             10.0                11.2
                                                                                ----------          ----------
Net loss applicable to common stockholder................................     $       (6.6)       $       (7.2)
                                                                                ----------          ----------
                                                                                ----------          ----------
Earnings per common share:
  Income before extraordinary item.......................................     $       0.05        $       0.03
                                                                                ----------          ----------
                                                                                ----------          ----------
  Net income.............................................................     $       0.03        $       0.04
                                                                                ----------          ----------
                                                                                ----------          ----------
  Net loss applicable to common stockholder..............................     $      (0.07)       $      (0.07)
                                                                                ----------          ----------
                                                                                ----------          ----------
Weighted average number of shares outstanding............................              100                 100
                                                                                ----------          ----------
                                                                                ----------          ----------



     See accompanying notes to unaudited condensed, consolidated financial statements.

                      S.D. WARREN COMPANY AND SUBSIDIARIES



                     CONDENSED CONSOLIDATED BALANCE SHEETS



                                 (IN MILLIONS)



                                                                                                          JULY 2,
                                                                                           OCTOBER 2,      1997
                                                                                              1996      (UNAUDITED)
                                                                                           -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents..............................................................   $    49.0    $    58.2
  Trade accounts receivable, net.........................................................        49.1         37.9
  Other receivables......................................................................        34.2         38.2
  Inventories............................................................................       195.7        208.0
  Deferred income taxes..................................................................        18.0         17.3
  Other current assets...................................................................         9.4          9.0
                                                                                           -----------  -----------
    Total current assets.................................................................       355.4        368.6
Plant assets, net........................................................................     1,114.7      1,082.8
Timber resources, net....................................................................        95.3         95.3
Goodwill, net............................................................................        94.1         91.1
Deferred financing fees, net.............................................................        44.8         39.2
Other assets, net........................................................................        21.1         19.4
                                                                                           -----------  -----------
    Total assets.........................................................................   $ 1,725.4    $ 1,696.4
                                                                                           -----------  -----------
                                                                                           -----------  -----------
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt...................................................   $    46.4    $    59.2
  Accounts payable.......................................................................       101.6        111.7
  Accrued and other current liabilities..................................................        98.0        100.8
                                                                                           -----------  -----------
    Total current liabilities............................................................       246.0        271.7
                                                                                           -----------  -----------
Long-term debt:
  Term loans.............................................................................       411.4        344.0
  Senior subordinated notes..............................................................       375.0        375.0
  Other..................................................................................       116.1        119.5
                                                                                           -----------  -----------
                                                                                                902.5        838.5
                                                                                           -----------  -----------
Deferred income taxes....................................................................        34.6         37.0
                                                                                           -----------  -----------
Other liabilities........................................................................        98.2        101.1
                                                                                           -----------  -----------
    Total liabilities....................................................................     1,281.3      1,248.3
                                                                                           -----------  -----------
Commitments and contingencies (Notes 7 and 8)
Warren Series B redeemable exchangeable preferred stock (liquidation value, $96.2 and
  $106.9, respectively)..................................................................        88.0         99.2
                                                                                           -----------  -----------
Stockholder's equity:
  Common stock...........................................................................      --           --
  Capital in excess of par value.........................................................       331.8        331.8
  Retained earnings......................................................................        24.3         17.1
                                                                                           -----------  -----------
    Total stockholder's equity...........................................................       356.1        348.9
                                                                                           -----------  -----------
    Total liabilities and stockholder's equity...........................................   $ 1,725.4    $ 1,696.4
                                                                                           -----------  -----------
                                                                                           -----------  -----------



     See accompanying notes to unaudited condensed, consolidated financial statements.

                      S.D. WARREN COMPANY AND SUBSIDIARIES



                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



                            (IN MILLIONS, UNAUDITED)



                                                                                          NINE MONTHS
                                                                                             ENDED     NINE MONTHS
                                                                                            JULY 3,       ENDED
                                                                                             1996        JULY 2,
                                                                                          (RESTATED)      1997
                                                                                          -----------  -----------
Cash Flows from Operating Activities:
  Net income............................................................................   $     3.4    $     4.0
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation, cost of timber harvested and amortization.............................        85.9         88.6
    Loss on force majeure events........................................................      --              7.5
    Deferred income taxes...............................................................      --              3.1
    Inventory market value adjustments..................................................        10.5       --
    Other...............................................................................         2.0         (4.6)
  Changes in assets and liabilities:
    Trade and other accounts receivable, net............................................        91.6         16.9
    Inventories.........................................................................        (4.6)       (12.3)
    Accounts payable, accrued and other current liabilities.............................       (42.6)        11.5
    Other assets and liabilities........................................................         1.2         (6.1)
                                                                                          -----------  -----------
      Net cash provided by operating activities.........................................       147.4        108.6
                                                                                          -----------  -----------
Cash Flows from Investing Activities:
  Proceeds from disposals of plant assets...............................................         2.2          0.1
  Investment in plant assets and timber resources.......................................       (32.2)       (38.8)
  Refurbishment of plant assets.........................................................      --            (42.8)
  Insurance proceeds to refurbish plant assets..........................................      --             27.5
                                                                                          -----------  -----------
      Net cash used in investing activities.............................................       (30.0)       (54.0)
                                                                                          -----------  -----------
Cash Flows from Financing Activities:
  Issuance of debt......................................................................      --             38.1
  Repayments of debt....................................................................      (177.8)       (78.4)
  Defeasance of debt....................................................................      --             (4.4)
  Debt issue costs......................................................................      --             (0.7)
                                                                                          -----------  -----------
      Net cash used in financing activities.............................................      (177.8)       (45.4)
                                                                                          -----------  -----------
Net change in cash and cash equivalents.................................................       (60.4)         9.2

Cash and cash equivalents, beginning of period..........................................        62.2         49.0
                                                                                          -----------  -----------
Cash and cash equivalents, end of period................................................   $     1.8    $    58.2
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Supplemental Cash Flow Information:
  Cash paid during the period for:
    Interest............................................................................   $    98.6    $    80.3
                                                                                          -----------  -----------
                                                                                          -----------  -----------
    Income Taxes........................................................................   $     4.5    $     1.2
                                                                                          -----------  -----------
                                                                                          -----------  -----------



     See accompanying notes to unaudited condensed, consolidated financial statements.

                     S. D. WARREN COMPANY AND SUBSIDIARIES



         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1. BASIS OF PRESENTATION



BASIS OF PRESENTATION



    The accompanying unaudited condensed, consolidated financial statements include the accounts of S.D. Warren Company and its subsidiaries ("S.D. Warren", "Warren", or the "Company"). Intercompany balances and transactions have been eliminated in the preparation of the accompanying unaudited condensed, consolidated financial statements.



    Certain prior period items have been reclassified to conform to the current presentation followed by the Company.



BUSINESS



    The Company manufactures printing, publishing and specialty papers and has pulp and timberland operations vertically integrated with certain of its manufacturing facilities which represent the Company's single line of business. The Company currently operates four paper mills, a sheeting facility and several distribution facilities and owns approximately 911,000 acres of timberlands in the State of Maine.



UNAUDITED INTERIM CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS



    In the opinion of management, the accompanying unaudited condensed, consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the Company's financial position and results of operations. The accompanying unaudited condensed, consolidated financial statements should be read in conjunction with the audited financial statements included in Company's Annual Report on Form 10-K for the fiscal year ended October 2, 1996. The unaudited condensed, consolidated results of operations for the nine months ended July 2, 1997 are not necessarily indicative of results that could be expected for a full year.



NEW ACCOUNTING PRONOUNCEMENTS



    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 128, "Earnings per Share", and FAS No. 129, "Disclosure of Information about Capital Structure", both of which will be effective for the Company in fiscal year 1998. FAS No. 128 replaces the presentation of primary earnings per share with basic earnings per share, which excludes dilution, and requires the dual presentation of basic and diluted earnings per share. FAS No. 129 establishes standards for disclosing information about an entity's capital structure and applies to all entities. The implementation of FAS No. 128 and FAS No. 129 will not have a material effect on the Company's earnings per share or financial statements.



    In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income", and FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", both of which will be effective for the Company in fiscal year 1999. FAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. FAS No. 131 establishes standards for the way that public business enterprises report selected information about operating segments. FAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The implementation of FAS No. 130 and FAS No. 131 is not expected to have a material effect on the Company's financial statements.

                     S. D. WARREN COMPANY AND SUBSIDIARIES

NOTE 2. RELATED PARTY TRANSACTIONS



    During the nine months ended July 2, 1997, the Company sold products to certain subsidiaries of Sappi ("Affiliates"), at market prices, primarily in U.S. Dollars. These Affiliates then sold the Company's products to external customers. Proceeds from sales to Affiliates are remitted to the Company net of sales commissions. The Company sold approximately $107.5 million to Affiliates and incurred fees of approximately $6.4 million relating to these sales for the nine months ended July 2, 1997. Similar sales for the corresponding period in the prior year were $71.1 million. Related fees were $4.3 million for the nine months ended July 3, 1996. Trade accounts receivable from Affiliates at July 2, 1997 were approximately $25.3 million compared to $24.3 million at July 3, 1996. The Company has formalized substantially all of these agreements and is in the process of formalizing the remainder.



    During fiscal year 1996, the Company began purchasing products from certain Affiliates in U.S. Dollars, primarily for sale to external customers. The Company receives commissions from the Affiliates on such sales. These transactions to date have not been material.



NOTE 3. INVENTORIES (IN MILLIONS)



                                                                                                         JULY 2,
                                                                                      OCTOBER 2, 1996     1997
                                                                                      ---------------  -----------
Finished products...................................................................     $    92.8      $   107.4
Work in process.....................................................................          34.5           37.3
Pulp, logs and pulpwood.............................................................          25.8           23.7
Maintenance parts and other supplies................................................          42.6           39.6
                                                                                            ------     -----------
                                                                                         $   195.7      $   208.0
                                                                                            ------     -----------
                                                                                            ------     -----------



NOTE 4. LONG-TERM DEBT



    The current maturities of long-term debt balance of $59.2 million at July 2, 1997 primarily represents the principal payments due in December 1997 and June 1998 under Warren's term loan facilities.



    On February 7, 1997, the Company amended certain provisions of its credit agreement with a syndicate of banks, including the interest coverage covenant, the optional prepayment terms and, in order to permit the granting of senior liens in connection with the refinancing of certain of the Company's industrial revenue bonds, the covenant restricting certain liens.



    On March 5, 1997, pursuant to a loan agreement with the town of Skowhegan, Maine, the Company expanded and refinanced certain environmental and solid waste projects at its Somerset, Maine mill by redeeming or refunding revenue bonds aggregating $23.7 million, defeasing revenue bonds aggregating $4.4 million and issuing new bonds aggregating $38.1 million. The new bonds are due from 2000 to 2015 and bear interest at rates ranging from 6.65% to 8.00% per annum. The extraordinary gain resulting from the extinguishment of the original bonds, net of taxes of $0.6 million, was $0.9 million. In connection with this transaction, an outstanding letter of credit was reduced by $19.7 million. The agreement under which the $4.4 million in bonds was defeased required the Company to purchase U.S. Treasury securities to be held by a trustee in an amount that will cover the interest payments required to be paid to the holders of these bonds until the first call date on the bonds, as well as the principal due at that date. In the event that the U.S. Treasury securities, together with income earned on these securities, do not cover interest and principal on the defeased bonds, the Company will be liable for such deficiency.

                     S. D. WARREN COMPANY AND SUBSIDIARIES

NOTE 5. RESTRUCTURING



    In October 1996, the Company commenced a restructuring plan which resulted in a pretax charge of $10.0 million taken during the quarter ended January 1, 1997 to cover the costs related to the reduction of approximately 200 salaried positions, or approximately 14% of the Company's salaried work force.



NOTE 6. FORCE MAJEURE EVENTS



    On October 17, 1996 a fire occurred at an outside warehouse location in Muskegon, Michigan, which resulted in the loss of approximately 8,000 tons of inventory valued in excess of $6.0 million. On March 26, 1997, the Company reached an agreement with its insurance carrier pursuant to which it recovered substantially all the lost inventory value, excluding the deductible of $0.5 million.



    Due to exceptionally heavy rains, the Presumpscot River flooded the Westbrook mill on October 21, 1996. The flooding resulted in the temporary closure of the mill. Damage to mill equipment has since been repaired and normal operating mill conditions have been restored. Total losses will not exceed the Company's insurance coverage limits, which include both business interruption and property loss coverage. As of July 2, 1997, the Company had accrued an estimate of $44.7 million for costs to refurbish plant assets at the Westbrook facility, of which $27.5 million has been received as insurance proceeds at July 2, 1997, with the remainder, net of a deductible of $3.5 million, included in other receivables in the condensed consolidated balance sheet at July 2, 1997. In addition, the Company accrued $9.0 million during the quarter ended April 2, 1997, representing a portion of the business interruption claim submitted for the disruption caused by the Westbrook flood, which primarily took place during the quarter ended January 1, 1997. At July 2, 1997, the Company had received $7.5 million as business interruption insurance proceeds.



NOTE 7. ENVIRONMENTAL AND SAFETY MATTERS



    The Company is subject to a wide variety of increasingly stringent environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, past and present landfill operations and hazardous waste management. These laws include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and their respective state counterparts. The Company will continue to incur significant capital and operating expenditures to maintain compliance with applicable federal and state environmental laws. These expenditures include costs of compliance with federal worker safety laws, landfill expansions and wastewater treatment system upgrades.



    In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of the Company's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from the Company's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (e.g., temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with accepted administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon (the "County") regarding a 1994 ordinance governing the County's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain

                     S. D. WARREN COMPANY AND SUBSIDIARIES

NOTE 7. ENVIRONMENTAL AND SAFETY MATTERS (CONTINUED)


additional treatment capacity for future expansions and the County could impose stricter permit limits. In June 1997, the EPA sued the County for failure to enforce permit limits associated with its operation of the wastewater facility. The Company is uncertain as to the effect, if any, of this action on its current dispute with the County. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to substantial fines for any noncompliance.



    In November 1993, the EPA announced proposed regulations that would impose new air and water quality standards aimed at further reductions of pollutants from pulp and paper mills, particularly those conducting bleaching operations (generally referred to as the "cluster rules"). Final promulgation of the cluster rules is expected to occur in late 1997, with compliance with the rules required beginning in 2000. The Company believes that compliance with the cluster rules, if adopted as currently proposed, may require aggregate capital expenditures of approximately $70.0 million to $90.0 million through 2000. The ultimate financial impact to the Company of compliance with the cluster rules will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. The Company also anticipates that it will incur an estimated $10.0 million to $20.0 million of capital expenditures through 1999 related to environmental compliance other than as a result of the cluster rules.



    The Company's mills generate substantial quantities of solid wastes and by-products that are disposed of at permitted landfills and solid waste management units at the mills. The Company is currently planning to expand the landfill at the Somerset mill at a projected total cost of approximately $16.0 million, of which $7.0 million is expected to be incurred prior to the year 2000 with the remainder being spent subsequent to 2004.



    The Muskegon mill has had discussions with the Michigan Department of Environmental Quality ("DEQ") regarding a wastewater surge pond adjacent to the Muskegon Lake. The DEQ presently is considering whether the surge pond is in compliance with Michigan Act 451 (Part 31 of the Natural Resources and Environmental Protection Act) regarding potential discharges from that pond. The matter is now subject to the results of a pending engineering investigation. There is a possibility that, as a result of DEQ requirements, the surge pond may be closed in the future. The Company estimates the cost of closure will be approximately $2.0 million. In addition, if it is necessary to replace the functional capacity of the surge pond with above-grade structures, the Company estimates that up to an additional $8.0 million may be required for such construction costs.



    The Company has been identified as a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), or analogous state law, for cleanup of contamination at seven sites. Based upon the Company's understanding of the total amount of liability at each site, its calculation of its percentage share in each proceeding, and the number of potentially responsible parties at each site, the Company presently believes that its aggregate exposure for these matters is not material. Moreover, as a result of the acquisition of the Company by Sappi from Scott Paper Company ("Scott"), now Kimberly-Clark, Scott agreed to indemnify and defend the Company for and against, among other things, the full amount of any damages or costs resulting from the off-site disposal of hazardous substances occurring prior to the date of closing, including all damages and costs related to these seven sites. Since the date of closing of the acquisition, Scott has been performing under the terms of this environmental indemnity and defense provision and, therefore, the Company has not expended any funds with respect to these seven sites.

                     S. D. WARREN COMPANY AND SUBSIDIARIES

NOTE 7. ENVIRONMENTAL AND SAFETY MATTERS (CONTINUED)


    The Company currently has a demolition project in progress at its Westbrook facility for health and safety reasons which is expected to be completed in the year 2001. Total costs of the project are estimated to be approximately $9.0 million, of which approximately $5.7 million had been spent as of July 2, 1997. The Company recognizes these costs as they are incurred.



    The Company does not believe that it will have any liability under recent emergency legislation enacted by the State of Maine to cover a significant shortfall in the Maine workers' compensation system through assessments of employers and insurers; however, there can be no assurance that the existing legislation will fully address the shortfall or that any additional measures necessary to fund the shortfall will not result in material increases in the Company's workers' compensation premiums.



    The Company believes that none of these matters, individually or in the aggregate, is expected to have a material adverse effect on its financial position, results of operations or cash flows.



NOTE 8. COMMITMENTS AND CONTINGENCIES



    The Mobile, Alabama paper mill was historically operated by Scott as part of an integrated facility (including a tissue mill, a pulp mill and energy facility). In connection with the acquisition of the Company from Scott, Warren entered into long-term (25 years initially, subject to mill closures and certain FORCE MAJEURE events) supply agreements with Scott for the supply of pulp and water and the treatment of effluent at the Mobile mill. Wood pulp is supplied generally at market prices. Pulp prices are discounted due to the elimination of freight costs associated with delivering pulp to Warren's Mobile paper mill and pulp quantities are subject to minimum (170,000 to 182,400 tons per year) and maximum (220,000 to 233,400 tons per year) limits. Prices for other services to be provided by Scott are generally based upon cost. Prior to the acquisition of the Company by Sappi from Scott, Scott sold its energy facility at Mobile to Mobile Energy Services Corporation ("MESC"). In connection with the sale of the energy facility, MESC entered into a long-term agreement with Warren to provide electric power and steam to the paper mill at rates generally comparable to market tariffs, including fuel cost and capital recovery components. Scott, MESC and Warren have also entered into a long-term shared facilities and services agreement (the "Shared Facilities Agreement") with respect to medical and security services, common roads and parking areas, office space and similar items and a comprehensive master operating agreement providing for the coordination of services and integration of operations among the energy facility, the paper mill, the pulp mill and the tissue mill. Annual fees under the Shared Facilities Agreement are expected to be approximately $1.5 million per year through the 25 year term of the agreement. Warren has the option to cancel certain non-essential services covered by the Shared Services Agreement at any time prior to the end of the 25 year term.



    The Company's power requirements at Somerset and Westbrook have historically been satisfied through cogeneration agreements ("Power Purchase Agreements" or "Agreements") whereby the mills each cogenerate electricity and sell the output to Central Maine Power Company ("CMP") at above market rates. The Agreements also provide that the mills purchase electricity from CMP at the standard industrial tariff rate. The effect of these Agreements has been to reduce the Company's historical cost of power. However, the Westbrook Agreement expires on October 31, 1997, and the Somerset Agreement expires in the year 2012, with the favorable pricing element of the Somerset Agreement ending on November 30, 1997. The impact from the change in the Somerset Agreement is not material; however, the expiration of the Westbrook Agreement could have a material adverse impact if a replacement market for excess power generated at the Westbrook mill is not found. The Company is currently soliciting bids for such excess power and anticipates that given current capacity constraints in Northeast power markets, any material adverse impact should be mitigated. To reflect the fair market value of the acquired Power

                     S. D. WARREN COMPANY AND SUBSIDIARIES

NOTE 8. COMMITMENTS AND CONTINGENCIES (CONTINUED)


Purchase Agreements in accordance with APB No. 16, as of the date of the acquisition of the Company by Sappi from Scott, the Company established a deferred asset of approximately $32.3 million. For the nine months ended July 2, 1997, amortization expense related to this asset approximated $9.0 million.



    The Company is also involved in various other lawsuits and administrative proceedings. The relief sought in such lawsuits and proceedings include injunctions, damages and penalties. Although the final results in these suits and proceedings cannot be predicted with certainty, it is the present opinion of the Company, after consulting with legal counsel, that they will not have a material effect on the Company's financial position, results of operations or cash flows.



    On November 5, 1996, a proposed binding referendum measure to eliminate clear cutting in unincorporated areas in the State of Maine was defeated. A competing measure, which could establish new forestry standards stricter than current law, but which would not completely ban clear cutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not automatically become law unless it receives a simple majority of the votes cast in a special election to be held in 1997. If this competing measure does become law, the consequence to the Company is not expected to be material, because such measure generally reflects sustainable forestry initiatives already voluntarily adopted by the Company.



NOTE 9. SUBSEQUENT EVENTS



    On July 25, 1997, the Company amended certain provisions of its credit agreement with a syndicate of banks, including the prepayment provisions and the limitation on indebtedness clause. At this time the lenders waived certain provisions of the credit agreement thereby allowing the Company to enter into a sale/leaseback arrangement with General Electric Capital Corporation ("GECC") pertaining to one of the Company's paper machines at its Somerset facility. In addition, Warren obtained consent from the lenders for utilization of a portion of the proceeds of such sale/leaseback other than as required by the credit agreement, including the payment from time to time of dividends to its parent, SDW Holdings Corporation ("Holdings"), on or prior to September 30, 1998 for the purpose of redeeming Holdings preferred stock, subject to certain conditions and limitations.



    On July 29, 1997, the Company entered into a sale/leaseback arrangement with GECC. The transaction involved the sale of one of the paper machines at the Company's Somerset mill for $150.4 million to State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), as Trustee for GECC. In connection with the transaction, the Company entered into a 15 year lease with the Trustee to lease back the paper machine. Rental payments of approximately $7.6 million will be made semi-annually in arrears in January and July. The sale/leaseback arrangement will be accounted for as an operating lease. The gain on the transaction of approximately $20.8 million will be deferred and amortized as an adjustment to future rent payments. The Company used approximately $100.3 million of the proceeds from the sale to make a mandatory prepayment on its term loans. The write off of deferred financing fees related to the early extinguishment of this debt resulted in an extraordinary loss of $1.0 million, net of a related tax benefit of $0.6 million, and will be recorded in the fourth quarter of fiscal year 1997.

                          INDEPENDENT AUDITORS' REPORT



    To the Board of Directors of S.D. Warren Company and subsidiaries:



    We have audited the consolidated balance sheets of S.D. Warren Company and subsidiaries (the "Company") as of October 2, 1996 and September 27, 1995 and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the twelve-month period ended October 2, 1996 and the period December 21, 1994 (commencing with the acquisition) through September 27, 1995. We have also audited the combined statements of operations, changes in parent's equity, and cash flows for the nine-month period ended September 24, 1994 and for the period September 25, 1994 through December 20, 1994 of S.D. Warren Company and certain related affiliates (the "Predecessor Corporation"). Our audits also included the financial statement schedule listed in the Index. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    As discussed in Note 2 to the financial statements, S.D. Warren Company and certain related affiliates were acquired effective December 20, 1994. The transaction was accounted for using the purchase method of accounting whereby the purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair values. Accordingly, the statements of operations, changes in parent's equity and cash flows of the Predecessor Corporation for the periods referred to in the first paragraph of this report are not comparable with those presented for the Company.



    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 2, 1996 and September 27, 1995 and the results of their operations and their cash flows for the twelve-month period ended October 2, 1996 and the period from December 21, 1994 (commencing with the acquisition) through September 27, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, the combined financial statements of the Predecessor Corporation present fairly, in all material respects, the results of their operations, and their cash flows for the nine-month period ended September 24, 1994 and for the period September 25, 1994 through December 20, 1994 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP



Boston, Massachusetts



October 28, 1996



(November 5, 1996 as to Note 21)

                              S.D. WARREN COMPANY



                            STATEMENTS OF OPERATIONS



                        (IN MILLIONS, EXCEPT SHARE DATA)


                                                           PERIOD SEPTEMBER                         TWELVE MONTHS
                                         NINE MONTHS              25,          PERIOD DECEMBER 21,      ENDED
                                            ENDED            1994 THROUGH         1994 THROUGH        OCTOBER 2,
                                     SEPTEMBER 24, 1994    DECEMBER 20, 1994   SEPTEMBER 27, 1995        1996
                                     -------------------  -------------------  -------------------  --------------

                                         S.D. WARREN          S.D. WARREN
                                         COMPANY AND          COMPANY AND          S.D. WARREN       S.D. WARREN
                                       CERTAIN RELATED      CERTAIN RELATED        COMPANY AND       COMPANY AND
                                         AFFILIATES           AFFILIATES          SUBSIDIARIES       SUBSIDIARIES
                                        (PREDECESSOR)        (PREDECESSOR)         (SUCCESSOR)       (SUCCESSOR)
                                     -------------------  -------------------  -------------------  --------------
Sales..............................       $   828.8            $   313.6           $   1,155.8        $  1,441.6
Cost of goods sold.................           722.4                263.7                 886.0           1,186.6
                                             ------               ------              --------      --------------
Gross profit.......................           106.4                 49.9                 269.8             255.0
Selling, general and administrative
  expense..........................            72.1                 22.2                  96.7             134.1
                                             ------               ------              --------      --------------
Income from operations.............            34.3                 27.7                 173.1             120.9
Other income (expense), net........             0.1                 (0.5)                  3.2              (0.1)
Interest expense...................             6.4                  2.3                 106.0             108.9
                                             ------               ------              --------      --------------
Income before income taxes and
  extraordinary item...............            28.0                 24.9                  70.3              11.9
Income tax expense.................            11.2                  9.9                  28.2               5.1
                                             ------               ------              --------      --------------
Income before extraordinary item...            16.8                 15.0                  42.1               6.8
Extraordinary item, net of tax.....                                   --                                    (2.0)
                                             ------               ------              --------      --------------
Net income.........................            16.8                 15.0                  42.1               4.8
Dividends and accretion on Series B
  redeemable exchangeable pre-
  ferred stock.....................                                   --                   9.1              13.5
                                             ------               ------              --------      --------------
Net income (loss) applicable to
  common stockholder...............       $    16.8            $    15.0           $      33.0        $     (8.7)
                                             ------               ------              --------      --------------
                                             ------               ------              --------      --------------
Earnings (loss) per common share:
    Income before extraordinary
      item.........................                                                $      0.42        $     0.07
                                                                                      --------      --------------
                                                                                      --------      --------------
    Net income.....................                                                $      0.42        $     0.05
                                                                                      --------      --------------
                                                                                      --------      --------------
    Net income (loss) applicable to
      common stockholder...........                                                $      0.33        $    (0.09)
                                                                                      --------      --------------
                                                                                      --------      --------------
Weighted average number of shares
  outstanding......................                                                        100               100
                                                                                      --------      --------------
                                                                                      --------      --------------



                See accompanying notes to financial statements.

                              S.D. WARREN COMPANY



                                 BALANCE SHEETS



                        (IN MILLIONS, EXCEPT SHARE DATA)



                                                                                                      OCTOBER 2,
                                                                                SEPTEMBER 27, 1995       1996
                                                                                ------------------  --------------
                                    ASSETS
Current assets:
  Cash and cash equivalents...................................................      $     62.2        $     49.0
  Trade accounts receivable, net..............................................           129.4              49.1
  Other receivables...........................................................            24.5              34.2
  Inventories, net............................................................           226.5             195.7
  Deferred income taxes.......................................................             8.9              18.0
  Other current assets........................................................            11.1               9.4
                                                                                      --------      --------------
      Total current assets....................................................           462.6             355.4
Plant assets, net.............................................................         1,153.8           1,114.7
Timber resources, at cost less timber harvested, net..........................            95.3              95.3
Goodwill, net.................................................................            98.1              94.1
Deferred financing fees, net..................................................            53.1              44.8
Other assets, net.............................................................            24.7              21.1
                                                                                      --------      --------------
      Total assets............................................................      $  1,887.6        $  1,725.4
                                                                                      --------      --------------
                                                                                      --------      --------------

                     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt........................................      $     78.6        $     46.4
  Accounts payable............................................................           112.2             101.6
  Accrued and other current liabilities.......................................            94.2              98.0
                                                                                      --------      --------------
      Total current liabilities...............................................           285.0             246.0
                                                                                      --------      --------------
Long-term debt:
  Term loans..................................................................           553.8             411.4
  Senior subordinated notes...................................................           375.0             375.0
  Other.......................................................................           120.0             116.1
                                                                                      --------      --------------
      Total long-term debt....................................................         1,048.8             902.5
                                                                                      --------      --------------
Deferred income taxes.........................................................            21.2              34.6
                                                                                      --------      --------------
Other liabilities.............................................................            93.3              98.2
                                                                                      --------      --------------
      Total liabilities.......................................................         1,448.3           1,281.3
                                                                                      --------      --------------
Commitments and contingencies (Notes 14 and 15)
Series B redeemable exchangeable preferred stock (liquidation value, $83.5 and
  $96.2, respectively)........................................................            74.5              88.0
                                                                                      --------      --------------
Stockholder's equity:
  Common stock ($.01 par value; 1,000 shares authorized; 100 shares issued and
    outstanding at September 27, 1995 and October 2, 1996)....................              --                --
  Capital in excess of par value..............................................           331.8             331.8
  Retained earnings...........................................................            33.0              24.3
                                                                                      --------      --------------
      Total stockholder's equity..............................................           364.8             356.1
                                                                                      --------      --------------
      Total liabilities and stockholder's equity..............................      $  1,887.6        $  1,725.4
                                                                                      --------      --------------
                                                                                      --------      --------------



                See accompanying notes to financial statements.

                              S.D. WARREN COMPANY



                            STATEMENTS OF CASH FLOWS



                                 (IN MILLIONS)


                                          NINE MONTHS        PERIOD SEPTEMBER 25,    PERIOD DECEMBER 21,   TWELVE MONTHS
                                             ENDED               1994 THROUGH           1994 THROUGH           ENDED
                                      SEPTEMBER 24, 1994       DECEMBER 20, 1994     SEPTEMBER 27, 1995   OCTOBER 2, 1996
                                     ---------------------  -----------------------  -------------------  ---------------

                                          S.D. WARREN             S.D. WARREN
                                          COMPANY AND             COMPANY AND            S.D. WARREN        S.D. WARREN
                                        CERTAIN RELATED         CERTAIN RELATED          COMPANY AND        COMPANY AND
                                          AFFILIATES              AFFILIATES            SUBSIDIARIES       SUBSIDIARIES
                                         (PREDECESSOR)           (PREDECESSOR)           (SUCCESSOR)        (SUCCESSOR)
                                     ---------------------  -----------------------  -------------------  ---------------
Cash Flows from Operating
  Activities:
  Net income.......................        $    16.8               $    15.0              $    42.1          $     4.8
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
      Depreciation, cost of timber
        harvested and
        amortization...............             71.6                    28.8                   89.8              115.2
      Deferred income taxes........              8.4                    15.8                   12.3                5.6
      Extraordinary item...........           --                      --                     --                    2.0
  Changes in assets and liabilities
    net of the effect of the
    Acquisition:
      Trade accounts receivable,
        net........................             (9.8)                   (1.7)                 (23.0)              80.3
      Inventories, net.............            (13.0)                    5.4                  (57.6)              30.8
      Accounts payable, accrued and
        other current
        liabilities................            (19.3)                   18.6                   66.3               (6.8)
      Accruals for restructuring
        programs...................            (28.4)                  (12.7)                --                 --
      Other assets and
        liabilities................              1.5                   (15.5)                   6.1              (15.3)
                                               -----                   -----                -------            -------
Net cash provided by operating
  activities.......................             27.8                    53.7                  136.0              216.6
                                               -----                   -----                -------            -------
Cash Flows from Investing
  Activities:
      Acquisition, net of related
        costs......................           --                      --                   (1,455.9)            --
      Investments in plant assets
        and timber resources.......            (32.3)                  (14.5)                 (33.7)             (51.3)
      Other investing activities...            (14.1)                 --                     --                    2.7
                                               -----                   -----                -------            -------
Net cash used in investing
  activities.......................            (46.4)                  (14.5)              (1,489.6)             (48.6)
                                               -----                   -----                -------            -------
Cash Flows from Financing
  Activities:
      Proceeds from issuance of
        long-term debt.............              0.9                  --                    1,105.7             --
      Repayments of long-term
        debt.......................             (5.4)                   (0.5)                (162.1)            (178.2)
      Proceeds from equity
        contribution...............           --                      --                      331.8             --
      Proceeds from issuance of
        Series B redeemable
        exchangeable preferred
        stock, net of expenses.....           --                      --                       65.4             --
      Predecessor Corporation's
        parent company capital
        infusions, net.............             25.4                    31.6                 --                 --
      Other financing activities...              0.3                  --                     --                   (3.0)
                                               -----                   -----                -------            -------
Net cash provided by (used in)
  financing activities.............             21.2                    31.1                1,340.8             (181.2)
                                               -----                   -----                -------            -------
Net change in cash and cash
  equivalents......................              2.6                    70.3                  (12.8)             (13.2)
Cash and cash equivalents:
      Beginning of period..........              2.1                     4.7                   75.0               62.2
                                               -----                   -----                -------            -------
      End of period................        $     4.7               $    75.0              $    62.2          $    49.0
                                               -----                   -----                -------            -------
                                               -----                   -----                -------            -------



                See accompanying notes to financial statements.

                              S.D. WARREN COMPANY



                    STATEMENTS OF CHANGES IN PARENT'S EQUITY



                                 (IN MILLIONS)



                                                                                                         PARENT'S
                                                                                                          EQUITY
                                                                                                         ---------
Balance, December 25, 1993.............................................................................  $ 1,088.1
    Net income.........................................................................................       16.8
    Foreign currency translation adjustment............................................................        1.2
    Capital infusion, net..............................................................................       25.4
    Minimum pension liability adjustment...............................................................        5.0
                                                                                                         ---------
Balance, September 24, 1994............................................................................    1,136.5
    Net income.........................................................................................       15.0
    Foreign currency translation adjustment............................................................        1.0
    Capital infusion, net..............................................................................       66.6
                                                                                                         ---------
Balance, December 20, 1994 prior to acquisition........................................................  $ 1,219.1
                                                                                                         ---------
                                                                                                         ---------



                See accompanying notes to financial statements.

                              S.D. WARREN COMPANY



                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY



                        (IN MILLIONS, EXCEPT SHARE DATA)



                                                                                          CAPITAL IN
                                                                 COMMON        COMMON      EXCESS OF    RETAINED
                                                                 SHARES         STOCK      PAR VALUE    EARNINGS      TOTAL
                                                              -------------  -----------  -----------  -----------  ---------
Balance, December 21, 1994..................................          100     $  --        $  --        $  --       $  --
  Equity contribution from SDW Holdings Corporation.........       --            --            331.8       --           331.8
  Net income................................................       --            --           --             42.1        42.1
  Dividends accrued on Series B redeemable exchangeable
    preferred stock.........................................       --            --           --             (8.5)       (8.5)
  Accretion to liquidation preference value on Series B
    redeemable exchangeable preferred stock.................       --            --           --             (0.6)       (0.6)
                                                                      ---         -----   -----------  -----------  ---------
Balance, September 27, 1995.................................          100        --            331.8         33.0       364.8
  Net income................................................       --            --           --              4.8         4.8
  Dividends accrued on Series B redeemable exchangeable
    preferred stock.........................................       --            --           --            (12.7)      (12.7)
  Accretion to liquidation preference value on Series B
    redeemable exchangeable preferred stock.................       --            --           --             (0.8)       (0.8)
                                                                      ---         -----   -----------  -----------  ---------
Balance, October 2, 1996....................................          100     $  --        $   331.8    $    24.3   $   356.1
                                                                      ---         -----   -----------  -----------  ---------
                                                                      ---         -----   -----------  -----------  ---------



                See accompanying notes to financial statements.

                              S.D. WARREN COMPANY



                         NOTES TO FINANCIAL STATEMENTS



NOTE 1--BUSINESS



    S.D. Warren Company (the "Company," "Warren", or the "Successor Corporation") manufactures printing, publishing and specialty papers and has pulp and timberland operations vertically integrated with certain of its manufacturing facilities which represents the Company's single line of business. The Company currently operates four paper mills, a sheeting and several distribution facilities and owns approximately 911,000 acres of timberlands in the State of Maine.



NOTE 2--FORMATION AND ACQUISITION



    As of October 8, 1994, SDW Acquisition Corporation ("SDW Acquisition"), a direct wholly-owned subsidiary of SDW Holdings Corporation ("Holdings"), entered into a definitive agreement (the "Stock Purchase Agreement") pursuant to which, on December 20, 1994, SDW Acquisition acquired (the "Acquisition") from Scott Paper Company ("Scott") all of the outstanding capital stock of Warren, then a wholly-owned subsidiary of Scott, and certain related affiliates of Scott (referred to herein as the "Predecessor Corporation"). Immediately following the Acquisition, SDW Acquisition merged with and into Warren (the "Merger"), with Warren surviving.



    The Acquisition was accounted for as a purchase, applying the provisions of Accounting Principles Board Opinion ("APB") No. 16. The total purchase cost of approximately $1.9 billion, including the effect of liabilities assumed, was allocated to the assets acquired based on their respective fair values as follows (in millions):



Plant assets......................................................  $ 1,186.0
Timber resources..................................................       98.6
Intangible assets:
  Patents.........................................................       23.0
  Goodwill........................................................      100.6
Other assets......................................................       62.8
Current assets, net realizable value in the case of inventories,
  receivables and prepaid expenses................................      436.7
                                                                    ---------
                                                                    $ 1,907.7
                                                                    ---------
                                                                    ---------



    Liabilities assumed in the Acquisition, based on their respective fair market values, were treated as non-cash activity for presentation in the Statement of Cash Flows. Liabilities assumed were as follows (in millions):



Current liabilities.................................................  $   142.6
Long term debt......................................................      121.9
Other long term liabilities.........................................       80.9
                                                                      ---------
                                                                      $   345.4
                                                                      ---------
                                                                      ---------



    To effect the Acquisition, SDW Acquisition issued $75.0 million of 14% Series A Senior Exchangeable Preferred Stock due 2006 (the "Old Senior Preferred Stock") and $375.0 million of 12% Series A Senior Subordinated Notes due 2004 (the "Series A Notes") and received $331.8 million from Holdings as a contribution to capital. Holdings funded the $331.8 million contributed from the proceeds Holdings received from the issuance of the preferred stock, common stock and warrants. The Old Senior Preferred Stock and the Series A Notes were subject to an exchange offer discussed in Notes 11 and 19. The remaining purchase price was financed, in part, through the credit facilities discussed in
Note 11.

                              S.D. WARREN COMPANY

NOTE 2--FORMATION AND ACQUISITION (CONTINUED)


Indebtedness incurred by SDW Acquisition to finance the Acquisition was assumed by Warren, including preferred stock issued by SDW Acquisition which was converted into preferred stock of Warren having identical terms.



    Subsequent to the Acquisition, the Company and Scott jointly elected to treat the stock purchase as an asset purchase for federal income tax purposes pursuant to Internal Revenue Code Section 338(h)(10).



    PRO FORMA INFORMATION (UNAUDITED)



    The following table sets forth pro forma information on the Acquisition of the Predecessor Corporation as though it had occurred on September 25, 1994. These pro forma results of operations are not necessarily indicative of either the actual results of operations that would have occurred had the Acquisition been made on September 25, 1994 or of the results which may occur in the future.



    Unaudited Pro Forma Statements of Operations Data (in millions, except per share data):



                                                                                YEAR ENDED
                                                                            SEPTEMBER 27, 1995
                                                                            ------------------
Net sales.................................................................      $  1,469.4
                                                                                  --------
                                                                                  --------
Operating income..........................................................      $    202.4
                                                                                  --------
                                                                                  --------
Net income................................................................      $     41.0
                                                                                  --------
                                                                                  --------
Net income applicable to common stockholders..............................      $     28.9
                                                                                  --------
                                                                                  --------
Net income per common share...............................................      $     0.29
                                                                                  --------
                                                                                  --------



NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    BASIS OF PRESENTATION



    The accompanying consolidated financial statements of the Company have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain prior period amounts have been reclassified to conform with the current year presentation.



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by management include realization of certain assets such as trade and other accounts receivable, inventory, goodwill and deferred tax assets, as well as estimates of exposure and certain liabilities of the Company. Actual results could differ from those estimates.



    As the Acquisition resulted in a new basis of accounting and the adoption of certain accounting policies which differ from the Predecessor Corporation's accounting policies, the Company's financial statements for the periods subsequent to the Acquisition date are not comparable to the Predecessor Corporation's financial statements for the periods prior to the Acquisition.

                              S.D. WARREN COMPANY

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    The following presents the significant accounting policies of the Company. Except as discussed in Note 4, the significant accounting policies of the Predecessor Corporation are comparable to those of the Company.



    FISCAL YEAR



    The Company and its subsidiaries' fiscal year ends on the Wednesday closest to the last day of September. The twelve months ended October 2, 1996 ("fiscal year 1996") included 53 weeks.



    CASH AND CASH EQUIVALENTS



    Cash and cash equivalents consist primarily of highly liquid investments with insignificant interest rate risk and original maturities of three months or less at the date of acquisition. Similar investments with original maturities beyond three months are considered short-term marketable securities. At September 27, 1995 and October 2, 1996, the Company had no short-term marketable securities.



    OTHER RECEIVABLES



    Other receivables primarily represent amounts due from the sale of energy produced by the Company's cogeneration facilities, certain outstanding insurance claims, income taxes receivable and sundry other receivables.



    INVENTORIES



    Inventories are valued at the lower of cost or market, using the first-in, first-out ("FIFO") cost method. Inventories of maintenance parts and other supplies are recorded at purchase cost.



    PLANT ASSETS



    Plant assets are recorded at cost. For financial accounting purposes, depreciation is principally calculated by the straight-line method over the estimated useful lives of the assets, which range from three to twenty years.



    Expenditures for renewals and improvements which increase the useful life or capacity of plant assets are capitalized. On retirements or sales of assets which have not been fully depreciated, the cost of plant assets and the related accumulated depreciation are removed from the asset account. The Company records gains and losses on the retirement or sale of plant assets when realized.



    Interest expense is capitalized on major construction projects, including timber resources, discussed below, to the extent that such timber has not yet matured. For the nine months ended September 24, 1994, the period December 21, 1994 through September 27, 1995 (the "nine months" ended September 27, 1995), and fiscal year 1996, the Company capitalized interest of approximately $1.4 million, $0.9 million, and $1.9 million, respectively. No interest was capitalized for the period September 25, 1994 through December 20, 1994 (the "three months" ended December 20, 1994).



    TIMBER RESOURCES



    Timber resources are recorded at cost, which includes original costs, road construction costs and reforestation costs such as site preparation and planting costs. Property taxes, surveying, fire control and other forest management expenses are charged to expense as incurred.

                              S.D. WARREN COMPANY

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    GOODWILL



    Goodwill, which resulted from the Acquisition, is being amortized for financial statement purposes on a straight-line basis over 25 years. On an ongoing basis, the carrying value of goodwill is evaluated on the basis of whether anticipated operating cash flows generated by the acquired businesses are adequate to recover the recorded asset balance over its estimated useful life. The goodwill balance at September 27, 1995 and October 2, 1996 was approximately $98.1 million and $94.1 million, respectively, net of approximately $3.1 million and $7.1 million, respectively, of accumulated amortization.



    DEFERRED FINANCING FEES



    Deferred financing fees, primarily resulting from the financing of the Acquisition are being amortized over the average life of the related debt and are recorded net of accumulated amortization of approximately $7.2 million and $15.2 million at September 27, 1995 and October 2, 1996, respectively. As a result of the partial early extinguishment of debt during fiscal year 1996, the Company recorded a $2.0 million extraordinary loss which was comprised of a $3.3 million write-off of deferred financing fees partially offset by a $1.3 million deferred tax benefit.



    OTHER ASSETS



    Other assets include intangible assets, primarily patents, arising as part of the purchase price allocation, of $21.5 million and $19.6 million at September 27, 1995 and October 2, 1996, respectively. These intangible assets are being amortized over their estimated useful lives of approximately eleven years. Intangibles are stated net of accumulated amortization of approximately $1.5 million and $3.4 million at September 27, 1995 and October 2, 1996, respectively.



    FINANCIAL INSTRUMENTS



    The Company uses interest rate swap agreements ("Swaps") and interest rate cap agreements ("Caps") as a means of managing interest-rate risk associated with debt balances. These instruments are matched with either fixed or variable rate debt and are recorded on a settlement basis as an adjustment to interest expense. Premiums paid to purchase Caps are amortized as an adjustment to interest expense over the life of the contract. Cash flows from Swaps and Caps are classified in the Statements of Cash Flows in the same category as the items being hedged or on a basis consistent with the nature of the investment.



    During the third quarter of fiscal year 1996, the Company commenced transacting business in currencies other than the U.S. Dollar. The Company manages the potential exposure associated with transacting in foreign currencies through the use of foreign currency forward contracts. These contracts are used to offset the effects of exchange rate fluctuations on a portion of the underlying foreign currency denominated exposure. These exposures include firm related party trade accounts receivable. Realized and unrealized gains and losses on these contracts for the fiscal year 1996 were insignificant.



    The Company does not hold derivative financial instruments for trading purposes.



    INCOME TAXES



    The Company uses an asset and liability approach to computing deferred income taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this approach, deferred income taxes are determined based on the difference between the financial statement and income tax bases of assets and

                              S.D. WARREN COMPANY

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.



    WORKERS' COMPENSATION INSURANCE



    The Company is primarily self-insured for workers' compensation insurance. The self-insurance claim liability for workers' compensation is based on claims reported and actuarial estimates of adverse developments and claims incurred but not reported. The Company's workers' compensation liability is discounted to reflect the passage of several years before the claims related to a particular year are paid in full. The liability has been determined based on an actuarial valuation and the timing of payments associated therewith are reasonably estimable. The present value of such claims was determined using discount rates of 8.25% for the nine months ended September 24, 1994 and 5.5% for the three months ended December 20, 1994, the nine months ended September 27, 1995, and fiscal year 1996, respectively. The gross liability was $44.0 million and $46.0 million at September 27, 1995 and October 2, 1996, respectively.



    RESEARCH AND DEVELOPMENT EXPENDITURES



    Expenditures for research and development are charged to expense as incurred. Research and development costs were $9.5 million, $3.0 million, $10.7 million, and $15.6 million for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995, and fiscal year 1996, respectively.



    ENVIRONMENTAL EXPENDITURES



    Environmental expenditures that pertain to current operations or relate to future revenues are expensed or capitalized consistent with the Company's capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations, and do not contribute to current or future revenues, are expensed. Environmental accruals are recorded based on current interpretations of environmental laws and regulations when it is probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Amounts accrued are not discounted and do not include third-party recoveries. Liabilities are recognized for remedial activities when the clean-up is probable and the cost can be reasonably estimated. All available information is considered including the results of remedial investigation/feasibility studies ("RI/FS"). In evaluating any disposal site environmental exposure, an assessment is made of the Company's potential share of the remediation costs by reference to the known or estimated volume of the Company's waste that was sent to the site and the range of costs to treat similar waste at other sites if a RI/FS is not available.



    OTHER INCOME (EXPENSE), NET



    Other income (expense), net, represents interest income on cash and cash equivalents and other non-operating income and expense items.



    EARNINGS PER COMMON SHARE



    Income per common share is computed using the weighted average number of common shares outstanding during the period. The Company's net income has been reduced by Series B preferred stock dividends and accretion to arrive at net income (loss) applicable to common stockholder.

                              S.D. WARREN COMPANY

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    CASH PAID FOR INCOME TAXES



    Cash paid for income taxes for the nine months ended September 27, 1995 and fiscal year 1996 was $20.6 million and $4.7 million, respectively. In periods prior to December 21, 1994 the Predecessor Corporation's income taxes were paid by Scott.



    CASH PAID FOR INTEREST



    Cash paid for interest during the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996 was $5.0 million, $2.9 million, $75.6 million and $112.3 million, respectively.



    ACCOUNTING PRONOUNCEMENTS



    In October 1995, the Financial Accounting Standards Board ("FASB") issued FAS No. 123, "Accounting for Stock-Based Compensation." FAS No. 123 which is effective for the Company in fiscal year 1997 addresses the financial accounting and reporting requirements for stock-based employee compensation plans. FAS No. 123 permits an entity to either record the effects of stock- based employee compensation plans in its financial statements or retain the current accounting and present pro forma disclosure in the Notes to the Financial Statements. The implementation of FAS No. 123 is not expected to have a material impact on the Company's financial position, results of operations, cash flows, or financial statement disclosure as the Company will retain its current accounting.



    In June 1996, FASB issued FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which addresses accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. FAS No. 125 is required to be adopted in 1997. The implementation of FAS No. 125 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.



NOTE 4--BASIS OF PRESENTATION AND ACCOUNTING POLICIES (PREDECESSOR CORPORATION)



    BASIS OF PRESENTATION



    The combined financial statements of the Predecessor Corporation consist of Scott's wholly-owned subsidiary S.D. Warren Company and its wholly-owned subsidiaries, as well as the net assets and results of operations of the printing, publishing, and specialty papers businesses in Bornem, Belgium (the "Belgian Affiliate") and a mill facility located in Mobile, Alabama that were owned by Scott. All significant transactions between combined entities have been eliminated. As previously stated, the Predecessor Corporation's financial statements for periods prior to the Acquisition are not comparable to the Company's.



    The combined financial statements include allocations of costs for services, including accounting and tax, treasury and cash management, data processing, legal and environmental, facility and risk management, human resources and labor relations, and government and public affairs. These costs have been allocated based upon a variety of methods, including: specific identification, based on estimates of time and services provided; relative identification, based on relevant criteria that establishes the Predecessor Corporation's relationship to the entire pool of beneficiaries and formula driven, not specifically identifiable to the Predecessor Corporation but incurred for the benefit of all Scott affiliates.

                              S.D. WARREN COMPANY

NOTE 4--BASIS OF PRESENTATION AND ACCOUNTING POLICIES (PREDECESSOR CORPORATION) (CONTINUED)


    Management believes the allocations reflected in the Statements of Operations, while reasonable, may not represent the cost of similar activities on a separate entity basis.



    The Mobile, Alabama facility is located adjacent to the former Scott tissue and pulp operations and a power generation facility. These operations are currently owned and operated by Kimberly Clark and Mobile Energy Systems Company ("MESC"), respectively. Historically, the Mobile, Alabama facility purchased pulp, utilities and other services from Scott based on shared cost arrangements. The Company continues to purchase pulp and utilities from Kimberly Clark and MESC. Amounts purchased were $71.0 million, $18.4 million, $127.3 million and $148.0 million for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996, respectively.



    PREDECESSOR CORPORATION ACCOUNTING POLICIES



    The Predecessor Corporation had accounting policies similar to those of the Company with the following significant exceptions:



    Inventory cost was determined using the last-in, first-out ("LIFO") method.



    For certain major capital assets, the Predecessor Corporation calculated depreciation on the units-of-production method during the learning curve phase of the project. On retirements or sales of plant assets which had not been fully depreciated, the Predecessor Corporation charged gains and losses to the related depreciation reserve account. The Predecessor Corporation capitalized certain pre-operating costs on any single capital project for which such costs were expected to exceed $3.0 million. The capitalized costs were amortized over a five year period.



    Income taxes for the Predecessor Corporation, through December 20, 1994, were included in the U.S. consolidated federal income tax return of Scott and on a separate company basis for state tax purposes. For periods prior to December 21, 1994 the financial statements include a charge in lieu of tax which approximates the federal tax provision assuming the Predecessor Corporation filed a separate tax return.



    Assets and liabilities of the Predecessor Corporation's foreign operations were translated into U.S. dollars using year-end exchange rates. Revenues and expenses of foreign operations were translated at the average exchange rates in effect during the year. Adjustments resulting from financial statement translations were included as a separate component of parent's equity. Gains and losses resulting from foreign currency transactions were not material and were included in net income.



NOTE 5--TRADE ACCOUNTS RECEIVABLE AND MAJOR CUSTOMER INFORMATION



                                                                     SEPTEMBER 27,  OCTOBER 2,
                                                                         1995          1996
                                                                     -------------  -----------
                                                                           (IN MILLIONS)
Trade accounts receivable..........................................    $   135.0     $    54.4
Allowance for doubtful accounts....................................         (5.6)         (5.3)
                                                                          ------         -----
                                                                       $   129.4     $    49.1
                                                                          ------         -----
                                                                          ------         -----



    Trade accounts receivable includes the Company's undivided interest in its investment in accounts receivable which were securitized during fiscal year 1996 (Note 11). Securitized trade accounts receivable aggregated $139.1 million at October 2, 1996.

                              S.D. WARREN COMPANY

NOTE 5--TRADE ACCOUNTS RECEIVABLE AND MAJOR CUSTOMER INFORMATION (CONTINUED)


    The Company had sales to customers outside of the United States ("Export Sales") of $60.0 million, $24.7 million, $90.5 million, and $174.3 million for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996, respectively. Export sales are primarily to Canada, Europe and the Far East. Export sales do not exceed 10% for any geographic region. Export sales prior to the Acquisition were handled primarily by direct sales, sales through agents and sales through the Company's Belgian Affiliate. During 1995, the Belgian Affiliate was closed and its property and equipment were sold. Effective with the closure of the Belgian Affiliate, the Company's sales outside of the United States and Canada are primarily handled by the Company's affiliates under the common control of Sappi Limited ("Sappi") (see Note 20). Sappi, through its indirect ownership in Holdings, is the largest investor in the Company.



    Sales to customers which individually exceed 10% of total sales amounted to approximately 58.1%, 51.1%, 54.0% and 52.5% of sales for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995, and fiscal year 1996, respectively. Each of these customers is a merchant that resells the Company's paper products to a wide range of end users. The loss of any of these customers could have a material effect on the Company's business and results of operations. Sales to each such customer are indicated below (in millions):



                                   NINE MONTHS                           NINE MONTHS     TWELVE MONTHS
                                      ENDED          THREE MONTHS           ENDED            ENDED
                                  SEPTEMBER 24,          ENDED          SEPTEMBER 27,     OCTOBER 2,
                                      1994         DECEMBER 20, 1994        1995             1996
                                -----------------  -----------------  -----------------  -------------
1.............................      $   160.8          $    81.2          $   292.4        $   355.0
2.............................          128.5               40.5              163.0            201.9
3.............................          106.9               38.5              168.7            199.8
4.............................           85.4                  *                  *                *


------------------------


*   Less than 10% of total sales.



    Aggregate trade receivables from customers which individually exceeded 10% of total receivables were $57.3 million and $91.1 million as of September 27, 1995 and October 2, 1996, respectively. Included in the computation of receivables exceeding 10% at October 2, 1996 are a portion of the gross receivables which were securitized (Note 11) and certain related party receivables from Sappi and its subsidiaries (Note 20).



NOTE 6--INVENTORIES, NET (IN MILLIONS)



                                                            SEPTEMBER 27, 1995   OCTOBER 2, 1996
                                                            -------------------  ---------------
Finished products.........................................       $    89.8          $    92.8
Work in process...........................................            51.0               34.5
Pulp, logs and pulpwood...................................            33.2               25.8
Maintenance parts and other supplies......................            52.5               42.6
                                                                    ------             ------
                                                                 $   226.5          $   195.7
                                                                    ------             ------
                                                                    ------             ------

                              S.D. WARREN COMPANY

NOTE 7--PLANT ASSETS (IN MILLIONS)



                                                                     SEPTEMBER 27,  OCTOBER 2,
                                                                         1995          1996
                                                                     -------------  -----------
Plant assets, at cost:
  Land and buildings...............................................   $     171.1    $   172.7
  Plant and equipment..............................................       1,048.2      1,095.5
                                                                     -------------  -----------
                                                                          1,219.3      1,268.2
  Accumulated depreciation.........................................         (65.5)      (153.5)
                                                                     -------------  -----------
                                                                      $   1,153.8    $ 1,114.7
                                                                     -------------  -----------
                                                                     -------------  -----------



NOTE 8--DEPRECIATION & COST OF TIMBER HARVESTED (IN MILLIONS)



                                             NINE MONTHS   THREE MONTHS    NINE MONTHS   TWELVE MONTHS
                                                ENDED          ENDED          ENDED          ENDED
                                            SEPTEMBER 24,  DECEMBER 20,   SEPTEMBER 27,   OCTOBER 2,
                                                1994           1994           1995           1996
                                            -------------  -------------  -------------  -------------
Depreciation of plant assets..............    $    69.9      $    27.3      $    65.5      $    86.8
Cost of timber harvested and amortization
  of logging roads........................          0.5            0.2            1.3            0.9
                                                  -----          -----          -----          -----
                                              $    70.4      $    27.5      $    66.8      $    87.7
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----



NOTE 9--INCOME TAXES



    The domestic and foreign components of income before taxes and extraordinary item are as follows (in millions):



                                             NINE MONTHS   THREE MONTHS    NINE MONTHS   TWELVE MONTHS
                                                ENDED          ENDED          ENDED          ENDED
                                            SEPTEMBER 24,  DECEMBER 20,   SEPTEMBER 27,   OCTOBER 2,
                                                1994           1994           1995           1996
                                            -------------  -------------  -------------  -------------
Domestic..................................    $    24.8      $    22.4      $    67.9      $    11.9
Foreign...................................          3.2            2.5            2.4             --
                                                  -----          -----          -----          -----
                                              $    28.0      $    24.9      $    70.3      $    11.9
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----

                              S.D. WARREN COMPANY

NOTE 9--INCOME TAXES (CONTINUED)


    The components of the tax provisions before extraordinary item are as follows (in millions):



                                             NINE MONTHS   THREE MONTHS    NINE MONTHS    TWELVE MONTHS
                                                ENDED          ENDED          ENDED           ENDED
                                            SEPTEMBER 24,  DECEMBER 20,   SEPTEMBER 27,    OCTOBER 2,
                                                1994           1994           1995            1996
                                            -------------  -------------  -------------  ---------------
Current:
  Federal.................................    $     2.6      $    (5.7)     $    14.9       $    (1.1)
  Foreign.................................          1.2            1.0            0.1            (1.2)
  State and local.........................         (1.0)          (1.2)           0.9             1.8
                                                  -----          -----          -----           -----
    Total current.........................          2.8           (5.9)          15.9            (0.5)
                                                  -----          -----          -----           -----
Deferred:
  Federal.................................          5.8           13.0            8.1             5.3
  Foreign.................................           --             --             --             1.2
  State and local.........................          2.6            2.8            4.2            (0.9)
                                                  -----          -----          -----           -----
    Total deferred........................          8.4           15.8           12.3             5.6
                                                  -----          -----          -----           -----
                                              $    11.2      $     9.9      $    28.2       $     5.1
                                                  -----          -----          -----           -----
                                                  -----          -----          -----           -----



    The components of the deferred tax provisions before extraordinary item are as follows, excluding the $1.3 million deferred tax benefit associated with the $3.3 million extraordinary loss recorded as a result of the early retirement of debt (in millions):



                                             NINE MONTHS   THREE MONTHS    NINE MONTHS   TWELVE MONTHS
                                                ENDED          ENDED          ENDED          ENDED
                                            SEPTEMBER 24,  DECEMBER 20,   SEPTEMBER 27,   OCTOBER 2,
                                                1994           1994           1995           1996
                                            -------------  -------------  -------------  -------------
Inventory.................................    $      --      $     0.1      $     5.3      $    (0.1)
Plant assets..............................          9.3          (17.0)          16.4           93.0
Accrued and other liabilities.............          6.3           38.5           (0.1)         (35.5)
AMT credit carryforwards..................         (2.5)          (0.8)          (9.3)          (3.7)
Tax loss carryforwards....................         (4.7)          (5.0)            --          (41.7)
Other credits.............................           --             --             --           (6.4)
                                                  -----         ------         ------         ------
Deferred tax provision....................    $     8.4      $    15.8      $    12.3      $     5.6
                                                  -----         ------         ------         ------
                                                  -----         ------         ------         ------

                              S.D. WARREN COMPANY

NOTE 9--INCOME TAXES (CONTINUED)


    The components of the deferred tax assets and (liabilities) are as follows (in millions):



                                                                                         SEPTEMBER 27,  OCTOBER 2,
                                                                                             1995          1996
                                                                                         -------------  -----------
Current:
Deferred tax assets:
  Restructuring reserves...............................................................    $     0.3     $     0.3
  Accrued and other liabilities........................................................          7.9          18.5
  Inventory............................................................................          1.3           1.4
                                                                                              ------    -----------
    Total current deferred tax assets..................................................          9.5          20.2
Deferred tax liabilities:
  Accrued and other liabilities and prepaids...........................................         (0.6)         (2.2)
                                                                                              ------    -----------
Net current deferred tax asset.........................................................          8.9          18.0
                                                                                              ------    -----------

Noncurrent:
Deferred tax assets:
  Alternative minimum tax credit carryforwards.........................................          9.3          13.0
  Tax loss carryforwards...............................................................           --          41.7
  Accrued and other liabilities........................................................         21.3          46.0
  Other................................................................................           --           7.7
                                                                                              ------    -----------
    Total noncurrent deferred tax assets...............................................         30.6         108.4
                                                                                              ------    -----------
Deferred tax liabilities:
  Property, plant and equipment........................................................        (13.4)       (106.0)
  Other................................................................................        (38.4)        (37.0)
                                                                                              ------    -----------
    Total noncurrent deferred tax liability............................................        (51.8)       (143.0)
                                                                                              ------    -----------
Net noncurrent deferred tax liability..................................................        (21.2)        (34.6)
                                                                                              ------    -----------
  Net deferred tax liability...........................................................    $   (12.3)    $   (16.6)
                                                                                              ------    -----------
                                                                                              ------    -----------



    The differences between the U.S. statutory income tax rate and the Company's effective income tax rate before extraordinary item are:



                                              NINE MONTHS     THREE MONTHS      NINE MONTHS     TWELVE MONTHS
                                                 ENDED            ENDED            ENDED            ENDED
                                             SEPTEMBER 24,    DECEMBER 20,     SEPTEMBER 27,     OCTOBER 2,
                                                 1994             1994             1995             1996
                                            ---------------  ---------------  ---------------  ---------------
U.S. statutory income tax rate............          35.0%            35.0%            35.0%            35.0%
State income taxes, net of federal
  benefit.................................           3.8              4.2              4.9              5.2
International.............................           0.4              0.3              0.1               --
Other factors.............................           0.8              0.3              0.1              2.7
                                                     ---              ---              ---              ---
Effective tax rate........................          40.0%            39.8%            40.1%            42.9%
                                                     ---              ---              ---              ---
                                                     ---              ---              ---              ---



    As of October 2, 1996, the Company had available federal and state tax net operating loss carryforwards of approximately $120 million. For federal tax purposes, the loss carryforwards will expire in the year 2011. For state tax purposes, the loss carryforwards will expire between the years 2001 and 2011. The Company also has available an alternative minimum tax credit carryforward for tax return purposes of $13 million which will carry forward to future taxable years indefinitely.

                              S.D. WARREN COMPANY

NOTE 10--ACCRUED AND OTHER CURRENT LIABILITIES (IN MILLIONS)



                                                                                          SEPTEMBER 27,   OCTOBER 2,
                                                                                              1995           1996
                                                                                         ---------------  -----------
Accrued salaries, wages and employee benefits..........................................     $    49.9      $    47.5
Accrued interest.......................................................................          23.8           15.2
Accrued workers' compensation..........................................................           5.6            7.4
Other accrued expenses.................................................................          14.9           27.9
                                                                                                -----          -----
                                                                                            $    94.2      $    98.0
                                                                                                -----          -----
                                                                                                -----          -----



NOTE 11--LONG-TERM DEBT



                                                                                         SEPTEMBER 27,  OCTOBER 2,
                                                                                             1995          1996
                                                                                         -------------  -----------
                                                                                               (IN MILLIONS)
Credit Agreement:
  Term Loan, Tranche A.................................................................   $     305.0    $   268.7
  Term Loan, Tranche B.................................................................         325.0        185.0
Series B Senior Subordinated Notes.....................................................         375.0        375.0
Revenue Bonds..........................................................................         121.3        119.5
Capital Leases.........................................................................           1.1          0.7
                                                                                         -------------  -----------
                                                                                              1,127.4        948.9
Current maturities of long-term debt...................................................          78.6         46.4
                                                                                         -------------  -----------
    Long-term debt.....................................................................   $   1,048.8    $   902.5
                                                                                         -------------  -----------
                                                                                         -------------  -----------



    CREDIT AGREEMENT



    Holdings and Warren entered into an agreement (the "Credit Agreement") with Chemical Bank (now known as The Chase Manhattan Bank, "Chase") and 43 other domestic and international lenders on December 20, 1994, which consists of (i) the Term Loan Facilities, comprised of a seven-year senior secured term loan facility originally in an aggregate principal amount of $305.0 million (the "Tranche A Term Loan"), and an eight-year senior secured term loan facility originally in an aggregate principal amount of $325.0 million (the "Tranche B Term Loan"), (ii) the Revolving Credit Facility and (iii) the Letter of Credit Facility (together collectively referred to herein as the "Credit Facilities".)



    On April 26, 1996, the Company amended its Credit Agreement to include changes to certain provisions relating to restrictive covenants including, among other things, the ability to incur debt, pay dividends and sell certain assets. In addition, certain provisions relating to interest rates, fees, collateral, prepayments and affirmative covenants also have been amended. Concurrently with the above, the Company, a newly established bankruptcy remote subsidiary, S.D. Warren Finance Co. ("SDWF"), the Bank of Montreal ("BOM") and its securities unit, Nesbitt Burns Securities ("Nesbitt"), as agent, entered into a receivables purchase agreement whereby BOM through Nesbitt has agreed to provide a five-year $110 million revolving accounts receivable securitization facility (the "A/R Facility"). Under this facility, the Company sells to SDWF, pursuant to a purchase and contribution agreement between the Company and SDWF, on a non-recourse basis, all rights and interests in its accounts receivable. Pursuant to the receivables purchase agreement, SDWF, in turn, sells certain interests in the accounts receivable pool owned by SDWF to Nesbitt under similar terms. Proceeds of $90.0 million from the A/R Facility, along

                              S.D. WARREN COMPANY

NOTE 11--LONG-TERM DEBT (CONTINUED)


with $10.0 million cash on hand, were used to prepay $100.0 million of the final installment of the Tranche B Term Loan under the Credit Agreement. As a result of the early extinguishment of a portion of the Tranche B Term Loan, the Company recorded an extraordinary loss of $2.0 million, net of a $1.3 million deferred tax benefit, related to the unamortized deferred financing fees associated with the Tranche B Term Loan.



    The loans under the Credit Agreement bear interest at a rate equal to, at the Company's option, (i) the Base Rate plus the Applicable Margin ("Base Rate Loans") or (ii) the Eurodollar Rate (adjusted for reserves) as determined by Chase for the respective interest period plus the Applicable Margin ("Eurodollar Loans"). Applicable Margin means a percentage per annum ranging (a) in the case of Base Rate Loans, from 1.50% to 0.00% (2.00% in the case of Tranche B Term Loans), and (b) in the case of Eurodollar Loans, from 2.50% to 1.00% (3.00% in the case of Tranche B Term Loans), in each case based upon the Company's ability to maintain certain financial ratios determined from the most recent financial statements of the Company calculated as of the last day of each fiscal quarter on a rolling four quarter basis. "Base Rate" means the highest of (1) the rate of interest publicly announced by Chase as its prime rate in effect at its principal office in New York City, (2) the secondary market rate for the three month certificates of deposit (adjusted for reserves) plus 1.0% and (3) the federal funds rate in effect from time to time plus 0.5%.



    The Credit Facilities are guaranteed by Holdings and each of its U.S. subsidiaries. The Credit Facilities and such guarantees are secured by security interests (subject to other liens permitted by the terms of the Credit Facilities), to the extent permissible under the applicable laws and regulations, in (a) all of the capital stock of Warren and each of its U.S. subsidiaries and 65% of the common stock and 100% of the preferred stock of each foreign subsidiary and (b) all assets (subject to certain limitations), except certain trade accounts receivable, owned by Warren and its subsidiaries.



    The Credit Agreement contains restrictive covenants which limit Holdings, Warren and their subsidiaries with respect to certain matters including, among other things, the ability to incur debt, pay dividends, make acquisitions, sell assets, merge, grant or incur liens, guarantee obligations, make investments or loans, make capital expenditures, create subsidiaries or change its line of business. The Credit Agreement also restricts Warren from prepaying certain of its indebtedness. Under the Credit Agreement, Warren is required to satisfy certain financial covenants which require Warren to maintain specified financial ratios and comply with certain financial tests, including a minimum interest coverage ratio, a minimum debt service ratio, and a net worth test. Such covenants are not considered by the Company to be of a restrictive nature in conducting its business activities. As of October 2, 1996, management believes the Company is in compliance with all covenants.



    The A/R Facility also contains restrictive covenants which limit SDWF with respect to certain matters including, among other things, the maintenance of a certain net worth, and the ability to incur liens, extend credit terms beyond their stated maturity, change its credit policy, create subsidiaries or change its line of business. The A/R Facility also limits SDWF's ability to pay dividends, incur indebtedness or amend other agreements related to the A/R Facility without the consent of Nesbitt, as agent. In addition, the A/R Facility requires that SDWF maintain certain ratios related to the performance of the underlying accounts receivable, including a delinquency ratio, a default ratio and a loss-to-liquidation ratio.



    Under the terms of the Credit Agreement, Warren was required to enter into interest rate protection agreements, primarily interest rate swap and interest rate cap agreements. At September 27, 1995 and October 2, 1996, Warren had two interest rate swap agreements outstanding under which the interest rates have been fixed at rates between 7.43% and 9.95% with respect to $75 million of notional principal amount

                              S.D. WARREN COMPANY

NOTE 11--LONG-TERM DEBT (CONTINUED)


of debt. Warren also had two interest rate cap agreements outstanding with respect to $130 million of notional principal amount of debt under which the interest rate has been capped at rates between 8.00% and 9.50%. Net receipts or payments under the agreements are recognized as adjustments to interest expense. The swap and cap agreements expire at varying dates between December 1997 and January 2000.



    TERM LOANS



    The Tranche A Term Loan is payable in semi-annual installments commencing June 30, 1996 with a final maturity in December 2001. The Tranche B Term Loan is payable in semi-annual installments commencing on June 30, 1996 with a final maturity in December 2002. Interest rates on the term loans are set, at the Company's option, at either the Base Rate or the Eurodollar Rate, both plus an Applicable Margin (as described above). At October 2, 1996, both the Tranche A Term Loan and the Tranche B Term Loan were Eurodollar loans. At September 27, 1995 and October 2, 1996 the interest rate on the Tranche A Term Loan was 8.38% and 7.19%, respectively; and the interest rate on the Tranche B Term Loan was 8.82% and 7.69%, respectively.



    Warren is required to prepay the Term Loan Facility with (i) 100% of the net proceeds of certain asset sales, (ii) 100% of the net proceeds of incurrences of certain indebtedness and (iii) 50% of the net proceeds from issuances of equity by Holdings or any of its subsidiaries. Warren is also required to prepay the Term Loan Facilities annually in an amount equal to 75% of the Excess Cash Flow (as defined therein) of Warren and its subsidiaries for the prior fiscal year; provided that the Company will be required to prepay annually an amount equal to only 50% of such Excess Cash Flow if (a) the aggregate outstanding principal amount of the Term Loan Facilities is less than $250.0 million and (b) Consolidated Interest Expense Ratio (as defined therein) as of the last day of the fiscal quarter immediately preceding the date such payment (calculated on a rolling four quarter basis) exceeds 3.00 to 1.00. The Company made $74.9 million of Excess Cash Flow payments, relating to fiscal year 1995, during the first quarter of fiscal year 1996. The Company will not have the excess cash flow prepayment requirement, as defined, in the first quarter of fiscal year 1997 due to the prepayment of the Tranche B Term Loan under the Credit Agreement during the third quarter of fiscal year 1996.



    The Company may also make optional prepayments without premium or penalty at any time (subject to payments of certain termination costs if other than on the last day of an interest period under certain circumstances). Optional prepayments shall be applied pro rata to the Tranche A Term Loan and the Tranche B Term Loan based on the respective amounts outstanding and shall be applied to installments thereof on a pro rata basis, and may not be reborrowed. The amount of any optional prepayments funded with the portion of Excess Cash Flow which is not otherwise required to be used to prepay Term Loans and/or the Letter of Credit Facility Loans may, at the Company's option, be applied to prepay the Tranche A Term Loan and/or the Tranche B Term Loan in such amounts as the Company may determine with any such prepayment to be applied first to any scheduled installment due within six months of the date of prepayment and then to the remaining installments of the Tranche A Term Loan and/or the Tranche B Term Loan, as the case may be, on a pro rata basis.



    REVOLVING CREDIT FACILITY



    Under the Revolving Credit Facility, Warren can borrow up to $250.0 million to fund working capital needs. In addition, a portion of the Revolving Credit Facility is available to Warren for letters of credit up to $75.0 million. At September 27, 1995 and October 2, 1996, $20.6 million and $1.0 million, respectively, of the Revolving Credit Facility was utilized to guarantee the issuance of letters of credit. At September 27,

                              S.D. WARREN COMPANY

NOTE 11--LONG-TERM DEBT (CONTINUED)


1995 and October 2, 1996, availability under the Revolving Credit Facility was $229.4 million and $249.0 million, respectively.



    The interest rate on loans under the Revolving Credit Facility are set, at Warren's option, at either the Base Rate or the Eurodollar Rate, both plus an Applicable Margin (see Credit Agreement section). At October 2, 1996, the Company had no loans outstanding under the Revolving Credit Facility. Letters of credit issued through the Revolving Credit Facility are charged an annual commission equal to the Applicable Margin in effect from time to time (see Credit Agreement section). Warren also pays an annual fronting fee to Chase on Revolving Credit Facility letters of credit. In addition, Warren pays a quarterly commitment fee between 0.375% and 0.50% per annum, based on the achievement of a certain financial ratio, on the unused portion of the Revolving Credit Facility.



    LETTER OF CREDIT FACILITY



    In accordance with the Agreement to which the Acquisition was effected, letters of credit in an aggregate principal amount of $220.0 million were issued in favor of Scott to support its ongoing obligations under nine separate tax-exempt bond financings and the financing of the Biomass Cogeneration Facility at the Company's Westbrook, Maine facility assumed by Warren. At September 27, 1995 and October 2, 1996, such letters of credit outstanding aggregated approximately $170.5 million.



    SERIES B SENIOR SUBORDINATED NOTES



    On May 31, 1995, Warren consummated an exchange offer pursuant to which it offered to (1) exchange the existing Series A Notes for an equivalent amount of 12% Series B Senior Subordinated Notes due 2004 (the "Series B Notes" and together with the Series A Notes, the "Notes") having substantially identical terms and (2) exchange the existing Old Senior Preferred Stock for an equivalent amount of its 14% Series B Senior Redeemable Exchangeable Preferred Stock due 2006 (the "Series B Preferred Stock") having substantially identical terms. Such exchange transactions were contemplated in the original issues of the Series A Notes and the Old Senior Preferred Stock (collectively, the "Exchanged Securities").



    The Series B Notes are unsecured, subordinated obligations of Warren and rank i) junior in right of payment to all existing and future Senior Debt (as defined for purposes of the Notes), including obligations of Warren under the Credit Agreement and ii) senior in right of payment to or PARI PASSU in right of payment with all existing and future subordinated indebtedness.



    REVENUE BONDS



    Warren assumed $119.3 million of revenue bonds from Scott. Such debt is comprised of nine separate tax-exempt municipal bond issues (the "Issues") relating to certain environmental and solid waste disposal projects. The issues have various maturities ranging from 1997 through 2022. Warren assumed responsibility for Scott's obligations under the Issues but with respect to each Issue (other than the Issue which was re-marketed on August 21, 1995, as described below) Scott remains either contingently liable as a guarantor, or directly liable as the original obligor. Interest rates on these issues at September 27, 1995 and October 2, 1996 ranged from 5.75% to 9.375%. Bonds in an amount of $44.0 million bearing variable interest rates were re-marketed on August 21, 1995 as fixed interest rate bonds. Warren became the sole obligor under the bonds and a $49.5 million letter of credit issued in favor of Scott was canceled. The trustee for each Issue has been granted or assigned the issuer's rights under a sale, lease purchase or loan agreement, as the case may be, between the relevant issuer and Warren relating to each respective project and, in respect of two of the Issues, a security interest in the project financed thereby.

                              S.D. WARREN COMPANY

NOTE 11--LONG-TERM DEBT (CONTINUED)



    FUTURE MATURITIES OF LONG-TERM DEBT



    Scheduled maturities of long-term debt, including capital leases and sinking fund payments, at October 2, 1996 are as follows (in millions):



1997................................................................  $    46.4
1998................................................................       59.5
1999................................................................       54.5
2000................................................................       59.8
2001................................................................       77.6
Thereafter..........................................................      651.1
                                                                      ---------
                                                                      $   948.9
                                                                      ---------
                                                                      ---------



NOTE 12--FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK



    The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable and debt. In addition, the Company uses interest rate caps and swaps, which were required under the terms of the Credit Agreement, as a means of managing interest rate risk associated with outstanding debt. Summarized below are the carrying values and fair values of the Company's financial instruments. The carrying amounts for cash, cash equivalents, receivables and payables approximate fair value due to the short-term nature of these instruments. Accordingly, these items have been excluded from the table below (in millions):



                                                                             SEPTEMBER 27, 1995       OCTOBER 2, 1996
                                                                           ----------------------  ----------------------
                                                                            CARRYING      FAIR      CARRYING      FAIR
                                                                             AMOUNT       VALUE      AMOUNT       VALUE
                                                                           -----------  ---------  -----------  ---------
BALANCE SHEET FINANCIAL INSTRUMENT:
Term Loans, Tranche A and B..............................................   $   630.0   $   630.0   $   453.7   $   453.7
Notes....................................................................       375.0       414.9       375.0       405.0
Revenue Bonds and Capital Leases.........................................       122.4       119.1       120.2       119.2
Interest rate caps and swaps.............................................         1.6        (3.0)        0.9        (2.1)



    The fair value of the Notes, Revenue Bonds and Capital Leases was estimated by the Company based upon discussions with its investment bankers. The principal amounts of the Tranche A and B Term Loans approximate market since they are variable rate instruments which reprice monthly.



    The Company's off-balance sheet financial instruments include the Revolving Credit Facility letters of credit, the Letter of Credit Facility letters of credit and interest rate caps and swaps. At September 27, 1995 and October 2, 1996, the total carrying amount of the premium associated with the interest rate caps was $1.6 million and $0.9 million, respectively. Unrealized losses related to the interest rate caps and swaps approximated $4.6 million and $3.0 million, at these two dates, respectively. Additionally, at October 2, 1996, the Company's off-balance sheet financing included the A/R Facility; the total carrying amount of accounts receivable reflects a $90.0 million reduction related to the A/R Facility. There are no unrealized losses on the A/R Facility.



    The fair value of interest rate swaps and caps is the estimated amount that the Company would pay or receive to terminate the swap agreement at the balance sheet date, taking into account current interest rates and the current credit-worthiness of the swap counterparties. The fair value of the Revolving Credit

                              S.D. WARREN COMPANY

NOTE 12--FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK (CONTINUED)


Facility and the Letter of Credit Facility are based upon fees currently charged for similar agreements or on the estimated cost to terminate the obligation at the reporting date.



    A significant portion of the Company's sales and accounts receivable are from major customers (Note 5). None of the Company's other financial instruments represent a concentration of credit risk because the Company has dealings with a variety of major banks and customers worldwide. None of the Company's off-balance sheet financial instruments would result in a significant loss to the Company if the other party failed to perform according to the terms of its agreement, as any such loss would generally be limited to the unrealized gain in any contract.



NOTE 13--LEASES



    The Company leases office and warehouse space and various office and manufacturing equipment under operating leases. Unexpired lease terms for operating leases range from one to six years. Most leases contain renewal options and options to purchase such equipment at fair market value. Rental expense relating to these leases was $4.9 million, $0.8 million, $2.4 million and $3.5 million for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996, respectively.



    Additionally, the Company has other commitments, which expire in 2008, to operate a biomass cogeneration facility adjacent to its Westbrook mill and to purchase its steam and electricity output on a take-or-pay basis (the "Cogeneration Obligation"). Under the Cogeneration Obligation, the Company paid approximately $7.0 million each for the nine months ended September 24, 1994, the nine months ended September 27, 1995 and fiscal year 1996. No payments were made during the three months ended December 20, 1994.



    The future minimum obligations under leases and other commitments having an initial or remaining noncancelable term in excess of one year as of October 2, 1996 are as follows (in millions):



YEAR ENDING                                                                                OPERATING        OTHER
SEPTEMBER,                                                                                  LEASES       COMMITMENTS
---------------------------------------------------------------------------------------  -------------  -------------
1997...................................................................................    $     2.6      $     7.5
1998...................................................................................          2.0            7.8
1999...................................................................................          1.8            7.3
2000...................................................................................          1.3            7.4
2001...................................................................................          0.4            8.8
Thereafter.............................................................................           --           62.4
                                                                                                 ---         ------
                                                                                           $     8.1      $   101.2
                                                                                                 ---         ------
                                                                                                 ---         ------



    Certain lease obligations and the Cogeneration Obligation contain scheduled payment increases. The Company is recognizing expenses associated with these contracts on a straight-line basis over the related contract's terms.



NOTE 14--ENVIRONMENTAL AND SAFETY MATTERS



    The Company is subject to a wide variety of increasingly stringent environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, past and present landfill operations and hazardous waste management. These laws include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and their respective state counterparts. The Company will

                              S.D. WARREN COMPANY

NOTE 14--ENVIRONMENTAL AND SAFETY MATTERS (CONTINUED)


continue to incur significant capital and operating expenditures to maintain compliance with applicable federal and state environmental laws. These expenditures include costs of compliance with federal worker safety laws, landfill expansions and wastewater treatment system upgrades.



    In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of the Company's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from the Company's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (e.g., temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with accepted administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon regarding a 1994 ordinance governing the County's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain additional treatment capacity for future expansions and the County could impose stricter permit limits. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to substantial fines for any noncompliance.



    In November 1993, the EPA announced proposed regulations that would impose new air and water quality standards aimed at further reductions of pollutants from pulp and paper mills, particularly those conducting bleaching operations (generally referred to as the "cluster rules"). Although the EPA has not made any commitments, final promulgation of the cluster rules is expected to occur by early 1997 and compliance with the rules may be required beginning in 1998. The Company believes that compliance with the cluster rules, if adopted as currently proposed, may require aggregate capital expenditures of approximately $76.0 million through 1999. The ultimate financial impact to the Company of compliance with the cluster rules will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. The Company also anticipates that it will incur an estimated $10.0 million to $20.0 million of capital expenditures through 1999 related to environmental compliance other than as a result of the cluster rules.



    The Company's mills generate substantial quantities of solid wastes and by-products that are disposed of at permitted landfills and solid waste management units at the mills. The Company is currently planning to expand the landfill at the Somerset mill at a projected total cost of approximately $16.0 million, of which $7.0 million is expected to be incurred prior to the year 2000 with the remainder being spent subsequent to 2004.



    The Muskegon mill has had discussions with the Michigan Department of Natural Resources ("DNR") regarding a wastewater surge pond adjacent to the Muskegon Lake. The DNR presently is considering whether the surge pond is in compliance with Michigan Act 245 (Water Resources Commission Act) regarding potential discharges from that pond. The matter is now subject to the results of a pending engineering investigation. There is a possibility that, as a result of DNR requirements, the surge pond may be closed in the future. The Company estimates the cost of closure will be approximately $2.0 million. In

                              S.D. WARREN COMPANY

NOTE 14--ENVIRONMENTAL AND SAFETY MATTERS (CONTINUED)


addition, if it is necessary to replace the functional capacity of the surge pond with above-grade structures, the Company preliminarily estimates that up to an additional $8.0 million may be required for such construction costs.



    The Company has been identified as a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), or analogous state law, for cleanup of contamination at seven sites. Based upon the Company's understanding of the total amount of liability at each site, its calculation of its percentage share in each proceeding, and the number of potentially responsible parties at each site, the Company presently believes that its aggregate exposure for these matters is not material. Moreover, as a result of the Acquisition, the Company's former parent, Scott, agreed to indemnify and defend the Company for and against, among other things, the full amount of any damages or costs resulting from the off-site disposal of hazardous substances occurring prior to the date of closing, including all damages and costs related to these seven sites. Since the date of closing of the Acquisition, Scott has been performing under the terms of this environmental indemnity and defense provision and, therefore, the Company has not expended any funds with respect to these seven sites.



    The Company currently has a five year demolition project in progress at its Westbrook Facility for health and safety reasons. Total costs of the project are estimated to be approximately $9.0 million, of which approximately $5.7 million had been spent as of October 2, 1996. The Company recognizes these costs as they are incurred.



    The Company does not believe that it will have any liability under recent emergency legislation enacted by the State of Maine to cover a significant shortfall in the Maine workers' compensation system through assessments of employers and insurers; however, there can be no assurance that the existing legislation will fully address the shortfall.



    The Company believes that none of these matters, individually or in the aggregate, is expected to have a material adverse effect on its financial position, results of operations or cash flows.



NOTE 15--COMMITMENTS AND CONTINGENCIES



    The Mobile, Alabama, paper mill was historically operated by Scott as part of an integrated facility (including a tissue mill, a pulp mill and energy facility). In connection with the Acquisition, Warren entered into long-term (25 years initially, subject to mill closures and certain FORCE MAJEURE events) supply agreements with Scott for the supply of pulp and water and the treatment of effluent at the Mobile Mill. Wood pulp will be supplied generally at market prices. Pulp prices will be discounted, primarily because of the lower delivery costs due to the elimination of freight costs associated with delivering pulp to Warren's Mobile paper mill and pulp quantities will be subject to minimum (170,000 to 182,400 tons per year) and maximum (220,000 to 233,400 tons per year) limits. Prices for other services to be provided by Scott will generally be based upon cost. Prior to the Acquisition, Scott sold its energy facility at Mobile to MESC. In connection with the sale of the energy facility, MESC entered into a long-term agreement with Warren to provide electric power and steam to the paper mill at rates generally comparable to market tariffs, including fuel cost and capital recovery components. Scott, MESC and Warren have also entered into a long-term shared facilities and services agreement (the "Shared Facilities Agreement") with respect to medical and security services, common roads and parking areas, office space and similar items and a comprehensive master operating agreement providing for the coordination of services and integration of operations among the energy facility, the paper mill, the pulp mill and the tissue mill. Annual fees under the Shared Facilities Agreement are expected to be approximately $1.5 million per year through the 25

                              S.D. WARREN COMPANY

NOTE 15--COMMITMENTS AND CONTINGENCIES (CONTINUED)


year term of the agreement. Warren has the option to cancel certain non-essential services covered by the Shared Services Agreement at any time prior to the end of the 25 year term.



    A substantial portion of the Company's electricity requirements are satisfied through cogeneration agreements ("Power Purchase Agreements" or "Agreements") whereby the Somerset and Westbrook mills each cogenerate electricity and sell the output to Central Maine Power Company ("CMP"). The Westbrook and Somerset Power Purchase Agreements require CMP to purchase such energy produced by these cogeneration facilities at above market rates which has reduced the Predecessor Corporation's historical cost of electrical energy. The Westbrook Agreement expires October 31, 1997 and the Somerset Agreement expires in the year 2012. The favorable pricing element of the Somerset Agreement will end on November 30, 1997. The agreements also require the mills to purchase electricity from CMP at the standard industrial tariff rate. To reflect the fair market value of the acquired Power Purchase Agreements in accordance with APB No. 16, as of the Acquisition date, the Company established a deferred asset of approximately $32.3 million. This deferred asset is recorded with other contracts valued at the Acquisition date as a net long-term liability. This deferred asset is being amortized over the remaining life of the favorable Power Purchase Agreements. For the nine months ended September 27, 1995 and fiscal year 1996, amortization expense related to this asset approximated $10.8 million and $12.0 million, respectively.



    The Company is also involved in various other lawsuits and administrative proceedings. The relief sought in such lawsuits and proceedings include injunctions, damages and penalties. Although the final results in these suits and proceedings cannot be predicted with certainty, the Company believes that they will not have a material effect on the Company's financial position, results of operations or cash flows.



NOTE 16--RETIREMENT BENEFITS



    PENSION PLANS



    Prior to the Acquisition, employees participated in two Warren sponsored hourly pension plans and a salaried pension plan and two Scott sponsored hourly pension plans. During 1994, the assets and obligations relating to Warren's active employees were allocated to four newly formed pension plans based on the requirements of Section 414(l) of the Internal Revenue Code and the regulations thereunder. Management and the Plan's trustees believe such allocation is reasonable.



    The four defined-benefit, trusteed pension plans provide retirement benefits for substantially all employees. Benefits provided are primarily based on employees' years of service and compensation. Warren's funding policy complies with the requirements of Federal law and regulations. Plan assets consist of equity securities, bonds and short-term investments. The current portion of the net pension liability, detailed below, was $3.0 million at October 2, 1996. The net pension liability at September 27, 1995 was all long-term.

                              S.D. WARREN COMPANY

NOTE 16--RETIREMENT BENEFITS (CONTINUED)


    The funded status of the Warren sponsored pension plans is shown below (in millions):



                                                                                         SEPTEMBER 27,  OCTOBER 2,
                                                                                             1995          1996
                                                                                         -------------  -----------
Actuarial present value of benefit obligation:
  Vested...............................................................................    $    71.3     $    82.4
  Nonvested............................................................................         18.0          16.5
                                                                                              ------    -----------
Accumulated benefit obligation.........................................................         89.3          98.9
Additional obligation for future salary increases......................................         27.2          21.0
                                                                                              ------    -----------
Projected benefit obligation...........................................................        116.5         119.9
Plan assets at fair value..............................................................        102.5         116.2
                                                                                              ------    -----------
Projected benefit obligation in excess of plan assets..................................        (14.0)         (3.7)
Unrecognized net gain..................................................................         (8.5)        (27.7)
                                                                                              ------    -----------
Accrued pension cost...................................................................        (22.5)        (31.4)
Contributions..........................................................................           --           7.1
                                                                                              ------    -----------
Net pension liability..................................................................    $   (22.5)    $   (24.3)
                                                                                              ------    -----------
                                                                                              ------    -----------



    The net pension cost for the Warren sponsored plans include the following components (in millions):



                                              NINE MONTHS     THREE MONTHS     NINE MONTHS    TWELVE MONTHS
                                                 ENDED            ENDED           ENDED           ENDED
                                             SEPTEMBER 24,    DECEMBER 20,    SEPTEMBER 27,    OCTOBER 2,
                                                 1994             1994            1995            1996
                                            ---------------  ---------------  -------------  ---------------
Service cost-benefits earned during the
  period..................................     $     1.5        $     0.4       $     4.5       $     6.3
Interest cost on projected benefit
  obligation..............................           6.5              2.1             6.9             9.8
Actual return on plan assets..............          (0.8)             2.7           (10.4)          (14.1)
Net deferral..............................          (5.4)            (4.7)            4.2             4.9
                                                     ---              ---           -----           -----
Net pension cost..........................     $     1.8        $     0.5       $     5.2       $     6.9
                                                     ---              ---           -----           -----
                                                     ---              ---           -----           -----



    Pension expense allocated to the Predecessor Corporation relating to its participation in the Scott plans was $5.7 million and $1.9 million for the nine months ended September 24, 1994 and the three months ended December 20, 1994, respectively.



    The projected benefit obligation at September 27, 1995 and October 2, 1996 was determined using an assumed discount rate of 8.0% and 8.25%, respectively, and an assumed long-term rate of compensation increase of 5.25% and 4.75%, respectively. The assumed rate of return on plan assets (on an annualized basis) was 10.5%, 10.5%, 9.0% and 9.0% for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996, respectively.



    SAVINGS PLAN



    The Predecessor Corporation's contributions to various savings plans were based on employee contributions and compensation and totaled $3.8 million and $0.6 million for the nine months ended September 24, 1994 and the three months ended December 20, 1994, respectively. Warren currently sponsors two 401(k) deferred contribution plans covering substantially all Warren employees pursuant to

                              S.D. WARREN COMPANY

NOTE 16--RETIREMENT BENEFITS (CONTINUED)


which Warren is obligated to match, up to specified amounts, employee contributions. Warren contributions to these plans totaled $3.8 million and $5.3 million for the nine months ended September 27, 1995 and fiscal year 1996, respectively.



    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



    Effective in fiscal year 1996, Warren approved a Supplemental Executive Retirement Plan ("SERP"). Key executives are eligible to participate in the SERP provided such individuals meet specified criteria upon retirement. Payments to the plan are made at the time key executives retire. The related expense is recorded in each fiscal year based on actuarially determined amounts. To date, payments made pursuant to the plan and the related expense have not been material to Warren's results of operations or cash flows.



NOTE 17--POSTRETIREMENT BENEFITS OTHER THAN PENSIONS



    Warren sponsors a defined benefit postretirement plan that provides health care and life insurance benefits to eligible retired employees. Employees are generally eligible for benefits upon retirement and completion of a specified number of years of service. The current portion of Warren's net postretirement liability, detailed below, was $0.1 million at October 2, 1996. The net postretirement liability at September 27, 1995 was all long-term.



    The following schedule provides the plan's funded status and obligations (in millions):



                                                                                         SEPTEMBER 27,  OCTOBER 2,
                                                                                             1995          1996
                                                                                         -------------  -----------
Accumulated postretirement benefit obligations (APBO):
  Retirees.............................................................................    $      --     $     0.6
  Active Participants..................................................................         25.7          30.6
                                                                                              ------    -----------
  Total APBO...........................................................................         25.7          31.2
Plan assets at fair value..............................................................           --            --
                                                                                              ------    -----------
APBO in excess of plan assets..........................................................        (25.7)        (31.2)
  Unrecognized transition obligation...................................................           --            --
  Unrecognized net actuarial gain......................................................         (1.8)         (1.1)
                                                                                              ------    -----------
Net postretirement liability...........................................................    $   (27.5)    $   (32.3)
                                                                                              ------    -----------
                                                                                              ------    -----------



    Components of the net periodic postretirement benefit expense are as follows (in millions):



                                             NINE MONTHS    THREE MONTHS      NINE MONTHS     TWELVE MONTHS
                                                ENDED           ENDED            ENDED            ENDED
                                            SEPTEMBER 24,   DECEMBER 20,     SEPTEMBER 27,     OCTOBER 2,
                                                1994            1994             1995             1996
                                            -------------  ---------------  ---------------  ---------------
Service cost..............................    $     2.7       $     0.9        $     2.0        $     2.6
Interest cost on APBO.....................          5.0             1.7              1.6              2.3
Net amortization and deferral.............          4.0             1.3               --               --
                                                  -----             ---              ---              ---
  Net postretirement benefit cost.........    $    11.7       $     3.9        $     3.6        $     4.9
                                                  -----             ---              ---              ---
                                                  -----             ---              ---              ---



    The discount rates used to estimate the accumulated benefit obligations as of September 27, 1995 and October 2, 1996 were 8.0% and 8.25%, respectively. The health care cost trend rates used to value APBO were 10.5%, 10.5%, 9.0% and 9.0% at September 24, 1994, December 20, 1994, September 27, 1995 and

                              S.D. WARREN COMPANY

NOTE 17--POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (CONTINUED)


October 2, 1996, respectively, decreasing gradually to an ultimate rate of 5.25% in the year 2007. A one-percentage point increase in the assumed health care trend rate for each future year would increase the APBO by approximately 8.7% at October 2, 1996 and would increase the sum of the benefits earned and interest cost components of net postretirement benefit cost for 1996 by approximately 14.6%.



NOTE 18--OTHER LIABILITIES (IN MILLIONS)



                                                                                          SEPTEMBER 27,   OCTOBER 2,
                                                                                              1995           1996
                                                                                         ---------------  -----------
Accrued workers' compensation..........................................................     $    35.0      $    29.7
Accrued pension and other postretirement benefits......................................          50.0           53.5
Other accrued liabilities..............................................................           8.3           15.0
                                                                                                -----          -----
                                                                                            $    93.3      $    98.2
                                                                                                -----          -----
                                                                                                -----          -----



NOTE 19--SERIES B REDEEMABLE EXCHANGEABLE PREFERRED STOCK



    Warren has authorized 10.0 million shares of Series B redeemable exchangeable preferred stock (the "Series B Preferred Stock") from which Warren's Board of Directors designated a series consisting of 3.0 million shares of Old Senior Preferred Stock. The Old Senior Preferred Stock was issued in connection with the financing of the Acquisition. The Old Senior Preferred Stock was exchanged for Series B Preferred Stock on May 31, 1995.



    The Series B Preferred Stock has a liquidation preference of $25.00 per share (aggregate liquidation preference is $75.0 million, plus accumulated dividends). The Series B Preferred Stock was recorded at the net proceeds of $65.4 million received from the issuance after deducting stock issuance costs and excluding approximately $6.9 million paid by the purchaser to Holdings for class A warrants which were issued in conjunction with the Old Senior Preferred Stock. The excess of the liquidation preference over the carrying value is being accreted by periodic charges to retained earnings over the life of the issue.



    Dividends are cumulative and accrue quarterly at a rate of 14% per annum of
(a) the liquidation preference amount and (b) the amount of accrued but unpaid dividends from prior dividend accrual periods ending on or prior to December 15, 1999 ("Accumulated Dividends"). Warren does not expect to pay dividends on the Series B Preferred Stock in cash for any period ending on or prior to December 15, 1999. Cumulative dividends on Series B Preferred Stock that have not been paid at September 27, 1995 and October 2, 1996 are $8.5 million and $21.2 million, respectively, and are included in the carrying amount of the Series B Preferred Stock as indicated below (in millions):



Issuance on December 21, 1994 for cash (at fair value on date of issuance)...........  $    65.4
  Accretion to redemption value......................................................        0.6
  Dividends on Series B Preferred Stock..............................................        8.5
                                                                                       ---------
Balance, September 27, 1995..........................................................       74.5
  Accretion to redemption value......................................................        0.8
  Dividends on Series B Preferred Stock..............................................       12.7
                                                                                       ---------
Balance, October 2, 1996.............................................................  $    88.0
                                                                                       ---------
                                                                                       ---------

                              S.D. WARREN COMPANY

NOTE 19--SERIES B REDEEMABLE EXCHANGEABLE PREFERRED STOCK (CONTINUED)


    REDEMPTION



    The Series B Preferred Stock is redeemable at the option of Warren, in whole or in part, at any time on or after December 15, 2001 at the redemption prices (expressed as a percentage of the Specified Amount) with respect to the Series B Preferred Stock set forth below plus all accrued and unpaid liquidated damages and dividends (excluding any Accumulated Dividends), if any, if redeemed during the twelve month period beginning on December 15 of the years indicated below:



YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2001..............................................................................       104.2%
2002..............................................................................       102.8%
2003..............................................................................       101.4%
2004..............................................................................       100.0%



    "Specified Amount" on any specific date with respect to any share of Series B Preferred Stock means the sum of (i) the liquidation preference with respect to such share and (ii) the Accumulated Dividends with respect to such share.



    In the event that Holdings consummates one or more public offerings of its common stock on or before December 15, 1997, Warren may, at its option, redeem the Series B Preferred Stock with the proceeds therefrom at a redemption price equal to 113% of the Specified Amount, plus all accrued and unpaid liquidated damages and dividends (excluding any Accumulated Dividends but including an amount equal to a pro rata dividend from the immediately preceding dividend accrual date to the redemption date), if any, through the redemption date; provided, that at least $50.0 million in aggregate Specified Amount of Series B Preferred Stock remains outstanding immediately following such redemption.



    Warren is required to redeem the Series B Preferred Stock on December 15, 2006 at the Specified Amount plus all accrued and unpaid damages and dividends (excluding any Accumulated Dividends but including an amount equal to a pro rata dividend from the immediately preceding dividend accrual date to the redemption date).



    At any scheduled dividend payment date, Warren may, at its option, exchange all of the shares of the Series B Preferred Stock then outstanding for Warren's 14% Series B Subordinated Exchange Debentures due 2006.



    In the event of a Change of Control, as defined, the holders of Series B Preferred Stock will have the right to require Warren to repurchase such Series B Preferred Stock, in whole or in part, at a price equal to 101% of the Specified Amount thereof, plus accrued and unpaid liquidated damages and dividends (excluding any Accumulated Dividends but including an amount equal to a pro rata dividend from the immediately preceding dividend accrual date to the redemption date).



    Holders of the Series B Preferred Stock have limited voting rights, customary for preferred stock, including the right to elect two additional directors upon certain events such as Warren failing to pay dividends in cash for more than six consecutive dividend accrual periods ending after December 15, 1999.



NOTE 20--RELATED PARTY TRANSACTIONS



    Pursuant to the limitations on restricted payments outlined in the Credit Agreement, the indenture relating to the Notes and the Series B Preferred Stock, the Company may make cash payments to Holdings, including, among other things,
(i) amounts under a tax sharing agreement to be entered into between the Company and Holdings necessary to enable Holdings to pay the Company's taxes and

                              S.D. WARREN COMPANY

NOTE 20--RELATED PARTY TRANSACTIONS (CONTINUED)


(ii) administrative fees to Holdings and amounts to cover various specified costs and expenses of Holdings. The associated administrative fee expensed during the nine months ended September 27, 1995 and the fiscal year 1996 was approximately $0.8 million and $1.0 million, respectively.



    Warren has contracted through a management services agreement (the "Management Services Agreement") and central cost allocation agreement (the "Central Cost Allocation Agreement") with two subsidiaries of Sappi, Sappi International Management AG ("SIM") and Sappi Management Services Limited ("SMS"), to provide management advisory services. The aggregate fee to be charged to Warren by SIM and SMS is limited to an annual amount of $1.0 million. For the nine months ended September 27, 1995 and fiscal year 1996, Warren incurred such a management fee of approximately $0.8 million and $1.0 million, respectively.



    The Management Services Agreement with SIM establishes an agreement whereby SIM provides strategic and corporate planning advice, financial and legal services and services relating to public affairs and human resources. Warren agrees to pay a service fee to SIM which is determined based upon Warren's proportionate share in the aggregate amount of costs which SIM incurs in providing services to the entire number of Sappi group companies which have entered into agreements of this nature with SIM, plus a profit mark-up of 10%. Warren's proportionate share is based upon the time spent on Warren services divided by total time spent by SIM on total Sappi group company services. This agreement commenced on January 1, 1995 and is effective until terminated by either party with six months written notice.



    The Central Cost Allocation Agreement with SMS provides for general technical and administrative support services to supplement the services provided by SIM. Warren has agreed to pay a service fee to SMS which is determined based upon Warren's proportionate share in the aggregate amount of costs which SMS incurs in providing services to the entire number of Sappi group companies which have entered into agreements of this nature with SMS, plus a profit mark-up of 10%. Warren's proportionate share is based upon Warren's inventory turnover divided by total inventory turnover of SMS group companies. This agreement commenced on January 1, 1995 and is effective until terminated by either party with six months written notice.



    Warren has also entered into a cross licensing agreement with Sappi Deutschland, the worldwide holding company for all European and U.S. business operations of Sappi, and Hannover Papier AG ("Hannover"), a subsidiary of Sappi. Pursuant to this agreement, Warren and Hannover have agreed to enter into specific written agreements to share paper processing techniques and have also agreed to enter into specific distribution agreements whereby Warren has agreed to use its distribution network in the United States to facilitate and increase Hannover's exports. Sappi Deutschland will facilitate the licensing process. No specific agreements have been entered into in connection with this cross licensing agreement as of October 2, 1996.



    During fiscal 1996, Warren shipped products to certain Sappi subsidiaries (Sappi Europe, SA, Specialty Pulp Services and U.S. Paper). These subsidiaries then sold Warren's product to external customers at market prices and remitted the proceeds from such sales to Warren, net of a sales commission. Warren shipped $33.0 million and $151.4 million of products to subsidiaries of Sappi and expensed fees of approximately $1.1 million and $7.2 million relating to these sales for the nine months ended September 27, 1995 and fiscal year 1996, respectively. Trade accounts receivable at September 27, 1995 and October 2, 1996 included approximately $12.4 million and $37.1 million due from subsidiaries of Sappi, respectively. Amounts as of October 2, 1996, are included in the pool of receivables securitized under the A/R Facility (Note 11). The Company has formalized certain of these agreements and is in the process of formalizing the remainder.

                              S.D. WARREN COMPANY

NOTE 21--SUBSEQUENT EVENTS



    On October 17, 1996, a fire occurred at an outside warehouse location in Muskegon, Michigan, which resulted in the loss of approximately 8,000 tons of inventory valued in excess of $5.5 million. While the Company cannot reasonably estimate at this time the total loss experienced, or the amount to be recovered under its insurance policies, it does not expect that losses will exceed its insurance coverage limits.



    Due to exceptionally heavy rains, the Presumpscot River flooded the Westbrook mill on October 21, 1996. The flooding resulted in the temporary closure of the mill. Damage to mill equipment is being repaired and normal operating mill conditions are being restored. While the mill is not yet operating at full production, it will have, by the end of December 1996, attained a level of operation close to the pre-flood situation. While the Company cannot reasonably estimate at this time the total loss experienced, or the exact amount to be recovered under its insurance policies, early indications suggest that such amounts may be significant. However, total losses are not expected to exceed the Company's insurance coverage limits, which include both business interruption and property loss coverage.



    On October 24, 1996, the Company announced a restructuring plan that will likely result in a pretax charge of approximately $10.0 million in the first quarter of fiscal 1997. The charge will be taken to cover the one-time costs related to the reduction of up to approximately 200 salaried positions, or approximately 14% of the Company's salaried workforce.



    On November 5, 1996, a proposed binding referendum measure to eliminate clearcutting in unincorporated areas in the State of Maine was defeated. A competing measure, which could establish new forestry standards stricter than current law, but which would not completely ban clearcutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not become law unless it receives a simple majority of the votes cast in a special election scheduled to be held in 1997. If this competing measure does become law, the consequence to the Company is not expected to be material, because such measure generally reflects sustainable forestry initiatives already voluntarily adopted by the Company.

                                  SCHEDULE II
                              S.D. WARREN COMPANY
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN MILLIONS)



                                                                   BALANCE AT                   DEDUCTIONS    BALANCE AT
                                                                    BEGINNING     COSTS AND    (PRINCIPALLY     END OF
                                                                    OF PERIOD     EXPENSES     WRITE- OFFS)     PERIOD
                                                                   -----------  -------------  -------------  -----------
Allowance for doubtful accounts:
Twelve months ended October 2, 1996..............................   $     5.6     $      --      $     0.3     $     5.3
Nine months ended September 27, 1995.............................         5.4           0.2             --           5.6
Three months ended December 20, 1994.............................         6.3            --            0.9           5.4
Nine months ended September 24, 1994.............................         5.4           0.9             --           6.3

Allowance for inventory obsolescence:
Twelve months ended October 2, 1996..............................   $     4.1     $      --      $     2.7     $     1.4
Nine months ended September 27, 1995.............................          --           4.1             --           4.1
Three months ended December 20, 1994.............................         2.1           0.5             --           2.6
Nine months ended September 24, 1994.............................         2.3           0.6            0.8           2.1

Reserve for restructuring:
Twelve months ended October 2, 1996..............................   $      --     $      --      $      --     $      --
Nine months ended September 27, 1995.............................          --            --             --            --
Three months ended December 20, 1994.............................        12.7            --           12.7            --
Nine months ended September 24, 1994.............................        91.7            --           79.0          12.7

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                 --------------

                               TABLE OF CONTENTS


                                                    PAGE
Additional Information.........................           2
Prospectus Summary.............................           3
Forward-Looking Statements.....................          11
Risk Factors...................................          11
Use of Proceeds................................          17
Dividend Policy................................          18
Capitalization.................................          19
Selected Historical Financial Data.............          20
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          22
Business.......................................          35
Management.....................................          43
The Acquisition................................          47
Security Ownership of Certain Beneficial Owners
  and Management...............................          48
Certain Relationships and Related
  Transactions.................................          49
Description of the Notes.......................          52
Description of the Senior Preferred Stock......          77
Description of the Exchange Debentures.........          84
Description of Capital Stock...................          88
Description of the Credit Agreement and the A/R
  Facility.....................................          88
Certain Federal Income Tax Considerations......          93
Plan of Distribution...........................          98
Experts........................................          98
Index to Financial Statements..................         F-1


                              S.D. WARREN COMPANY

                              12% SERIES B SENIOR
                                  SUBORDINATED
                                 NOTES DUE 2004

                                      AND

                              14% SERIES B SENIOR
                                  EXCHANGEABLE
                            PREFERRED STOCK DUE 2006

                               -----------------

                                   PROSPECTUS

                               -----------------

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


                                 AUGUST  , 1997


-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") provides that the Company, unless otherwise restricted by its by-laws, may indemnify a person that is or was a party to any threatened, pending or completed action or proceeding (an "Action") because that person is or was a representative of the Company, or is or was serving at the request of the Company as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise (a "Company Representative") under the circumstances set forth herein. Section 1741 of PBCL permits the Company to indemnify any Company Representative who was or is a party to an Action whether civil, criminal, administrative or investigative (other than an Action by or in the right of the Company), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that Company Representative in connection with the Action if that Company Representative acted in good faith and in a manner that Company Representative reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Action, had no reason to believe was unlawful. Section 1742 of the PBCL permits the Company to indemnify any Company Representative who was or is a party to an Action by or in the right of the Company to procure a judgment in its favor against expenses (including attorney's fees) actually and reasonably incurred by that Company Representative in connection with the defense or settlement of the Action if that Company Representative acted in good faith and in a manner that Company Representative reasonably believed to be in, or not opposed to, the best interests of the Company. However, if a Company Representative is or was a party to an Action by or in the right of the Company and is adjudged to be liable to the Company, then that Company Representative is not entitled to indemnification unless, but only to the extent that, the court of common pleas of the judicial district in the county in which the registered office of the Company is located, or the court in which the action was brought, determines upon application, that despite the adjudication of liability but in view of all the circumstances of the case, the Company Representative is fairly and reasonably entitled to indemnity for the expenses that such court deems proper. Finally, Section 1743 of the PBCL provides that to the extent that a Company Representative has been successful on the merits or otherwise in defense of any Action referred to above or in defense of any claim, issue or matter therein, that Company Representative shall be indemnified against expenses (including attorney fees) actually and reasonably incurred.

    The Company's By-laws and Articles of Incorporation provide that the Company shall indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a Director or Officer of the Company, or is or was serving at the request of the Company as a Director or Officer of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries, against all liability, loss and expense (including attorneys' fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Company.

    The Company has obtained directors' and officers' liability insurance that covers certain liabilities and expenses of the Company's directors and officers. The Company intends to enter into indemnification agreements with each of its directors and certain of its officers.

    Sappi carries directors' and officers' liability insurance that covers certain liabilities and expenses of directors and officers of subsidiaries of Sappi. Directors and officers of the Company who are employees of Sappi have the benefit of the coverage, subject to the limitations of such insurance.

    Directors of the Company who are also employees of Sappi may be entitled to indemnification from Sappi for certain liabilities and expenses incurred as a result of serving as directors of the Company.

ITEM 21.  EXHIBITS

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
    1.1      Purchase Agreement dated as of December 13, 1994, among SDW Holdings Corporation, SDW Acquisition
             Corporation, Sappi Limited, DLJ Merchant Banking, Inc. and certain of its affiliates, UBS Capital
             Corporation and Donaldson, Lufkin & Jenrette Securities Corporation (the "Purchase Agreement").*

    1.2      Amendment Number 1 to the Purchase Agreement, dated as of December 19, 1994, among SDW Holdings
             Corporation, SDW Acquisition Corporation, Sappi Limited, DLJ Merchant Banking, Inc. and certain of its affiliates, UBS Capital Corporation and Donaldson, Lufkin & Jenrette Securities Corporation.*

    1.3      Amendment Number 2 to the Purchase Agreement, dated as of December 20, 1994, among SDW Holdings
             Corporation, S.D. Warren Company and Donaldson, Lufkin & Jenrette Securities Corporation.*

    1.4      Registration Rights Agreement, dated as of December 20, 1994 by and between SDW Acquisition
             Corporation and Donaldson, Lufkin & Jenrette Securities Corporation (the "Registration Agreement").*

    1.5      Amendment Number 1 to the Registration Agreement, dated as of December 20, 1994, by and between S.D.
             Warren Company and Donaldson, Lufkin & Jenrette Securities Corporation.*

    1.6      Registration Rights Agreement, dated as of December 20, 1994 by and between SDW Acquisition
             Corporation and UBS Capital Corporation (the "UBSC Registration Agreement").*

    1.7      Amendment Number 1 to the UBSC Registration Agreement, dated as of December 20, 1994, by and between
             S.D. Warren Company and UBS Capital Corporation.*

    1.8      Lock-up Agreement, dated as of December 12, 1994, between Donaldson, Lufkin & Jenrette Securities
             Corporation and UBS Capital Corporation.*

    1.9      Side Letter, dated as of December 19, 1994, between Donaldson, Lufkin & Jenrette Securities
             Corporation and UBS Capital Corporation.*

    3.1      Amended and Restated Articles of Incorporation of the Registrant.*

    3.2      By-laws of the Registrant.*

    4.1      Indenture, dated as of December 20, 1994, between SDW Acquisition Corporation and the Bank of New
             York, as trustee, relating to the 12% Series A Senior Subordinated Notes due 2004 and the 12% Series
             B Senior Subordinated Notes due 2004.*

    4.2      First Supplemental Indenture, dated as of December 20, 1994 between S.D. Warren Company and Bank of
             New York, as trustee, relating to the 12% Series A Senior Subordinated Notes due 2004 and the 12%
             Series B Senior Subordinated Notes due 2004.*

    4.3      Certificate of Designations, Preferences and Relative, Participating, Optional and other Special
             Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of 14% Series A
             Senior Exchangeable Preferred Stock due 2006 and 14% Series B Senior Exchangeable Preferred Stock due
             2006 of S.D. Warren Company, dated as of December 20, 1994.*

    4.4      Form of the Exchange Debenture Indenture between S.D. Warren Company and the United States Trust
             Company of New York relating to S.D. Warren Company's 14% Series A Subordinated Exchange Debentures
             due 2006 and 14% Series B Subordinated Exchange Debentures due 2006.*

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
    5.1      Opinions of Cravath, Swaine & Moore and Dechert Price & Rhoads, regarding the legality of the New
             Securities.*

   10.1      Credit and Guarantee Agreement dated as of December 20, 1994, as amended and restated as of April 26,
             1996, among SDW Holdings Corporation, S.D. Warren Company, the Lenders (as defined therein) and
             Chemical Bank, as Agent.*

   10.2      Receivables Purchase Agreement dated as of April 19, 1996, among S.D. Warren Finance Co., S.D. Warren
             Company, Bank of Montreal and Nesbitt Burns Securities Inc.*

   10.2(a)   Purchase and Contribution Agreement dated as of April 19, 1996, between S.D. Warren Company and S.D.
             Warren Finance Co.*

   10.3      Securities Subscription Agreement, dated as of December 20, 1994, among SDW Holdings Corporation, SDW
             Acquisition Corporation (and following the merger, S.D. Warren Company as successor thereto), and each of Sappi Limited, Sappi Deutschland GmbH, DLJ Merchant Banking Partner, L.P. and certain of its affiliates and UBS Capital Corporation.*

   10.4      Second Amended and Restated Shareholders Agreement dated as of December 20, 1994, among Sappi
             Limited, Sappi Deutschland GmbH, DLJ Merchant Banking Partners, L.P. and certain of its affiliates,
             UBS Capital Corporation, SDW Holdings Corporation and S.D. Warren Company as successor to SDW
             Acquisition Corporation.*

   10.5      Participation Agreement dated as of January 1, 1982 among Scott Paper Company, as Purchaser, General
             Electric Credit Corporation, as Owner Participant and The Connecticut Bank and Trust Company, as
             Owner Trustee.*

   10.6      Refinancing Participation Agreement dated as of December 15, 1986, among Scott Paper Company, as
             Purchaser, General Electric Credit Corporation, as Owner Participant, and The Connecticut Bank and
             Trust Company National Association, as Owner Trustee.*

   10.7      Power Sales Agreement dated as of January 1, 1982, between The Connecticut Bank and Trust Company,
             Owner Trustee, as Seller, and Scott Paper Company, as Purchaser, as amended by the First Amendment dated as of December 15, 1986.*

   10.8      Ground Lease Agreement dated as of January 1, 1982 between Scott Paper Company, as Lessor, and The
             Connecticut Bank and Trust Company, Owner Trustee, as Lessee, as amended by First Amendment dated as of December 15, 1986.*

   10.9      Operating Agreement dated as of January 1, 1982 between The Connecticut Bank and Trust Company, as
             Owner Trustee, and Scott Paper Company, as Operator, as amended by First Amendment dated as of
             December 15, 1986.*

   10.10     Tax Indemnification Agreement dated as of January 1, 1982, among General Electric Credit Corporation,
             Owner Participant, The Connecticut Bank and Trust Company, as Owner Trustee, and Scott Paper Company,
             Purchaser, as amended by the Amendment dated as of November 25, 1986.*

   10.11     Facilities Agreement dated as of January 1, 1982 between Scott Paper Company and The Connecticut Bank and Trust Company, as Owner Trustee, as amended by First Amendment dated as of December 15, 1986.*

   10.12     Indenture and Security Agreement dated as of December 15, 1986, among The Connecticut Bank and Trust
             Company, National Association, as Westbrook Owner Trustee and Winslow Owner Trustee, Scott Paper
             Company, and The Bank of New York, as Indenture Trustee.*

   10.13     Transfer Agreement dated as of June 29, 1986 between Scott Paper Company and S.D. Warren Company, as amended October 25, 1990, as further amended November 1, 1993.*

   10.14     Stock Purchase Agreement by and among Scott Paper Company, Sappi Limited and SDW Acquisition
             Corporation dated as of October 8, 1994.*

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
   10.15     Supplemental Agreement to Stock Purchase Agreement dated as of October 8, 1994 by and among Scott
             Paper Company, Sappi Limited and SDW Acquisition Corporation dated as of December 19, 1994.*

   10.15(a)  Extension of Time Period specified in Section 1.6(e) of the Stock Purchase Agreement dated as of
             October 8, 1994 by and among Scott Paper Company, Sappi Limited and SDW Acquisition Corporation.*

   10.16     Assignment and Assumption Agreement (relating to Westbrook Biomass Financing) dated as of December
             20, 1994 between Scott Paper Company and S.D. Warren Company.*

   10.17     General Assignment and Assumption Agreement dated as of December 20, 1994 by and between Scott Paper
             Company, Scott Continental N.V. and S.D. Warren Company.*

   10.18     Contract dated as of August 1, 1978 between Central Maine Power Company ("CMP") and S.D. Warren
             Company, as amended by Amendment dated as of May 15, 1982, as further amended by Amendment dated as of October 27, 1982.*

   10.19     Westbrook Long-term Contract for the Sale of Electricity to CMP, dated October 27, 1982 between CMP and Scott Paper Company, S.D. Warren Division.*

   10.20     Agreement for Electric Service for the Westbrook Mill of S.D. Warren Company dated as of August 1,
             1983 between CMP and S.D. Warren Company.*

   10.21     Agreement for Electric Service for Scott Paper Company, S.D. Warren Division, Somerset County, dated as of December 1, 1982 between CMP and S.D. Warren, as amended by Amendment dated as of July 9,
             1990.*

   10.22     Power Purchase Agreement between Scott Paper Company, S.D. Warren Division (Somerset) and CMP dated as of December 1, 1982, as amended by Amendment dated April 11, 1983, as further amended by Amendment dated July 9, 1990.*

   10.23     Pulp Supply Agreement between Scott Paper Company and S.D. Warren Company dated as of December 20,
             1994.*

   10.24     Paper Mill Energy Services Agreement between S.D. Warren Company and Mobile Energy Services Company,
             Inc. dated as of December 12, 1994.*

   10.25     Master Operating Agreement among Scott Paper Company, S.D. Warren Company and Mobile Energy Services
             Company, Inc. dated as of December 12, 1994.*

   10.26     Stock Purchase Agreement, dated as of November 27, 1996, among SDW Holdings Corporation, Sappi
             Limited, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore
             Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC L.L.C., and UBS Capital LLC.**

   10.27     Agreement among S.D. Warren Company, SDW Holdings Corporation, Sappi Limited and Monte R. Haymon
             dated September 1, 1995.**

   10.28     First Amendment to Amended and Restated Credit and Guarantee Agreement among SDW Holdings
             Corporation, S.D. Warren Company, certain Lenders and The Chase Manhattan Bank as Agent, dated
             February 7, 1997.**

   10.29     Termination Agreement dated May 27, 1997, among SDW Holdings Corporation, Sappi Limited, DLJ Merchant
             Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant
             Banking Funding, Inc., DLJ First ESC L.L.C., and UBS Capital LLC.**

   10.30     Participation Agreement dated July 29, 1997 among S.D. Warren Company, General Electric Capital
             Corporation and State Street Bank and Trust Company of Connecticut, National Association.**

   10.31     Lease Agreement dated July 29, 1997 between S.D. Warren Company and State Street Bank and Trust
             Company of Connecticut, National Association.**

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
   10.32     Agreement and Plan of Merger dated as of July 30, 1997 between SDW Acquisition II Corporation and SDW
             Holdings Corporation.**

   10.33     Second Amendment and Consent, dated as of July 25, 1997 to the Amended and Restated Credit and
             Guarantee Agreement, dated as April 26, 1996.**

   12.1      Statements regarding the computation of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the Registrant.

   21.1      Subsidiaries of the Registrant.*

   23.1      Consent of Deloitte & Touche LLP, independent auditors.

   23.2      Consents of Cravath, Swaine & Moore and Dechert Price & Rhoads, included in Exhibit 5.1.*

   24.1      Powers of Attorney.*

   24.2      Certified copy of a Resolution adopted by the Company's Board of Directors authorizing execution of the Registration Statement by Power of Attorney.*

   25.1      Statement of Eligibility and Qualification on Form T-1 of the Bank of New York, as Trustee under the
             Indenture relating to the New Notes.*


------------------------

  * Previously filed.


 ** Incorporated by Reference to Post-Effective Amendment No. 1 to  Registration
    Statement 333-834 on Form S-1 under the Securities Act of 1933 of SDW Holdings Corporation.


ITEM 22.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, on August 27, 1997.


                                          S.D. Warren Company

                                          By:        /s/ TREVOR L. LARKAN

                                             -----------------------------------

                                                      Trevor L. Larkan

                                             DIRECTOR, CHIEF FINANCIAL OFFICER,
                                                       VICE PRESIDENT,

                                                   TREASURER AND SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 has been signed by the following persons in the capacities indicated on the dates indicated below.



                      SIGNATURE                                       TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------

                                     *                  Director
     -------------------------------------------
                   (Eugene van As)

                                     *                  Director, President, Chief
     -------------------------------------------          Executive Officer
                  (Monte R. Haymon)                       (principal executive officer)

                                     *                  Director and Vice President
     -------------------------------------------
                 (E. Dannis Herring)

                                     *                  Director and Vice President
     -------------------------------------------
                (James H. Frick, Jr.)

                                     *                  Director and Vice President
     -------------------------------------------
                   (O. Harley Wood)

                                     *                  Director and Vice President
     -------------------------------------------
                 (William E. Hewitt)

                                     *                  Director, Chief Financial
     -------------------------------------------          Officer, Vice President,
                  (Trevor L. Larkan)                      Treasurer and Secretary
                                                          (principal financial and
                                                          accounting officer)

               *By: /s/TREVOR L. LARKAN                 Attorney-in-Fact                      August 27, 1997
                  (Trevor L. Larkan)

                                    EXHIBITS

EXHIBIT NO.                                           DESCRIPTION                                               PAGE
-----------  ----------------------------------------------------------------------------------------------  -----------
    1.1      Purchase Agreement dated as of December 13, 1994, among SDW Holdings Corporation, SDW
             Acquisition Corporation, Sappi Limited, DLJ Merchant Banking, Inc. and certain of its affiliates, UBS Capital Corporation and Donaldson, Lufkin & Jenrette Securities Corporation
             (the "Purchase Agreement").*

    1.2      Amendment Number 1 to the Purchase Agreement, dated as of December 19, 1994, among SDW
             Holdings Corporation, SDW Acquisition Corporation, Sappi Limited, DLJ Merchant Banking, Inc.
             and certain of its affiliates, UBS Capital Corporation and Donaldson, Lufkin & Jenrette
             Securities Corporation.*

    1.3      Amendment Number 2 to the Purchase Agreement, dated as of December 20, 1994, among SDW
             Holdings Corporation, S.D. Warren Company and Donaldson, Lufkin & Jenrette Securities
             Corporation.*

    1.4      Registration Rights Agreement, dated as of December 20, 1994 by and between SDW Acquisition
             Corporation and Donaldson, Lufkin & Jenrette Securities Corporation (the "Registration
             Agreement").*

    1.5      Amendment Number 1 to the Registration Agreement, dated as of December 20, 1994, by and between S.D. Warren Company and Donaldson, Lufkin & Jenrette Securities Corporation.*

    1.6      Registration Rights Agreement, dated as of December 20, 1994 by and between SDW Acquisition
             Corporation and UBS Capital Corporation (the "UBSC Registration Agreement").*

    1.7      Amendment Number 1 to the UBSC Registration Agreement, dated as of December 20, 1994, by and between S.D. Warren Company and UBS Capital Corporation.*

    1.8      Lock-up Agreement, dated as of December 12, 1994, between Donaldson, Lufkin & Jenrette
             Securities Corporation and UBS Capital Corporation.*

    1.9      Side Letter, dated as of December 19, 1994, between Donaldson, Lufkin & Jenrette Securities
             Corporation and UBS Capital Corporation.*

    3.1      Amended and Restated Articles of Incorporation of the Registrant.*

    3.2      By-laws of the Registrant.*

    4.1      Indenture, dated as of December 20, 1994, between SDW Acquisition Corporation and the Bank of
             New York, as trustee, relating to the 12% Series A Senior Subordinated Notes due 2004 and the
             12% Series B Senior Subordinated Notes due 2004.*

    4.2      First Supplemental Indenture, dated as of December 20, 1994 between S.D. Warren Company and
             Bank of New York, as trustee, relating to the 12% Series A Senior Subordinated Notes due 2004
             and the 12% Series B Senior Subordinated Notes due 2004.*

    4.3      Certificate of Designations, Preferences and Relative, Participating, Optional and other
             Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of
             14% Series A Senior Exchangeable Preferred Stock due 2006 and 14% Series B Senior Exchangeable
             Preferred Stock due 2006 of S.D. Warren Company, dated as of December 20, 1994.*

    4.4      Form of the Exchange Debenture Indenture between S.D. Warren Company and the United States
             Trust Company of New York relating to S.D. Warren Company's 14% Series A Subordinated Exchange
             Debentures due 2006 and 14% Series B Subordinated Exchange Debentures due 2006.*

    5.1      Opinions of Cravath, Swaine & Moore and Dechert Price & Rhoads, regarding the legality of the
             New Securities.*

EXHIBIT NO.                                           DESCRIPTION                                               PAGE
-----------  ----------------------------------------------------------------------------------------------  -----------
   10.1      Credit and Guarantee Agreement dated as of December 20, 1994, as amended and restated as of
             April 26, 1996, among SDW Holdings Corporation, S.D. Warren Company, the Lenders (as defined therein) and Chemical Bank, as Agent.*

   10.2      Receivables Purchase Agreement dated as of April 19, 1996, among S.D. Warren Finance Co., S.D.
             Warren Company, Bank of Montreal and Nesbitt Burns Securities Inc.*

   10.2(a)   Purchase and Contribution Agreement dated as of April 19, 1996, between S.D. Warren Company and S.D. Warren Finance Co.*

   10.3      Securities Subscription Agreement, dated as of December 20, 1994, among SDW Holdings
             Corporation, SDW Acquisition Corporation (and following the merger, S.D. Warren Company as successor thereto), and each of Sappi Limited, Sappi Deutschland GmbH, DLJ Merchant Banking
             Partner, L.P. and certain of its affiliates and UBS Capital Corporation.*

   10.4      Second Amended and Restated Shareholders Agreement dated as of December 20, 1994, among Sappi
             Limited, Sappi Deutschland GmbH, DLJ Merchant Banking Partners, L.P. and certain of its affiliates, UBS Capital Corporation, SDW Holdings Corporation and S.D. Warren Company as
             successor to SDW Acquisition Corporation.*

   10.5      Participation Agreement dated as of January 1, 1982 among Scott Paper Company, as Purchaser,
             General Electric Credit Corporation, as Owner Participant and The Connecticut Bank and Trust
             Company, as Owner Trustee.*

   10.6      Refinancing Participation Agreement dated as of December 15, 1986, among Scott Paper Company, as Purchaser, General Electric Credit Corporation, as Owner Participant, and The Connecticut
             Bank and Trust Company National Association, as Owner Trustee.*

   10.7      Power Sales Agreement dated as of January 1, 1982, between The Connecticut Bank and Trust
             Company, Owner Trustee, as Seller, and Scott Paper Company, as Purchaser, as amended by the
             First Amendment dated as of December 15, 1986.*

   10.8      Ground Lease Agreement dated as of January 1, 1982 between Scott Paper Company, as Lessor, and
             The Connecticut Bank and Trust Company, Owner Trustee, as Lessee, as amended by First
             Amendment dated as of December 15, 1986.*

   10.9      Operating Agreement dated as of January 1, 1982 between The Connecticut Bank and Trust
             Company, as Owner Trustee, and Scott Paper Company, as Operator, as amended by First Amendment dated as of December 15, 1986.*

   10.10     Tax Indemnification Agreement dated as of January 1, 1982, among General Electric Credit
             Corporation, Owner Participant, The Connecticut Bank and Trust Company, as Owner Trustee, and
             Scott Paper Company, Purchaser, as amended by the Amendment dated as of November 25, 1986.*

   10.11     Facilities Agreement dated as of January 1, 1982 between Scott Paper Company and The
             Connecticut Bank and Trust Company, as Owner Trustee, as amended by First Amendment dated as of December 15, 1986.*

   10.12     Indenture and Security Agreement dated as of December 15, 1986, among The Connecticut Bank and
             Trust Company, National Association, as Westbrook Owner Trustee and Winslow Owner Trustee,
             Scott Paper Company, and The Bank of New York, as Indenture Trustee.*

   10.13     Transfer Agreement dated as of June 29, 1986 between Scott Paper Company and S.D. Warren
             Company, as amended October 25, 1990, as further amended November 1, 1993.*

   10.14     Stock Purchase Agreement by and among Scott Paper Company, Sappi Limited and SDW Acquisition
             Corporation dated as of October 8, 1994.*

EXHIBIT NO.                                           DESCRIPTION                                               PAGE
-----------  ----------------------------------------------------------------------------------------------  -----------
   10.15     Supplemental Agreement to Stock Purchase Agreement dated as of October 8, 1994 by and among
             Scott Paper Company, Sappi Limited and SDW Acquisition Corporation dated as of December 19,
             1994.*

   10.15(a)  Extension of Time Period specified in Section 1.6(e) of the Stock Purchase Agreement dated as of October 8, 1994 by and among Scott Paper Company, Sappi Limited and SDW Acquisition
             Corporation.*

   10.16     Assignment and Assumption Agreement (relating to Westbrook Biomass Financing) dated as of
             December 20, 1994 between Scott Paper Company and S.D. Warren Company.*

   10.17     General Assignment and Assumption Agreement dated as of December 20, 1994 by and between Scott
             Paper Company, Scott Continental N.V. and S.D. Warren Company.*

   10.18     Contract dated as of August 1, 1978 between Central Maine Power Company ("CMP") and S.D.
             Warren Company, as amended by Amendment dated as of May 15, 1982, as further amended by
             Amendment dated as of October 27, 1982.*

   10.19     Westbrook Long-term Contract for the Sale of Electricity to CMP, dated October 27, 1982 between CMP and Scott Paper Company, S.D. Warren Division.*

   10.20     Agreement for Electric Service for the Westbrook Mill of S.D. Warren Company dated as of
             August 1, 1983 between CMP and S.D. Warren Company.*

   10.21     Agreement for Electric Service for Scott Paper Company, S.D. Warren Division, Somerset County,
             dated as of December 1, 1982 between CMP and S.D. Warren, as amended by Amendment dated as of
             July 9, 1990.*

   10.22     Power Purchase Agreement between Scott Paper Company, S.D. Warren Division (Somerset) and CMP
             dated as of December 1, 1982, as amended by Amendment dated April 11, 1983, as further amended by Amendment dated July 9, 1990.*

   10.23     Pulp Supply Agreement between Scott Paper Company and S.D. Warren Company dated as of December
             20, 1994.*

   10.24     Paper Mill Energy Services Agreement between S.D. Warren Company and Mobile Energy Services
             Company, Inc. dated as of December 12, 1994.*

   10.25     Master Operating Agreement among Scott Paper Company, S.D. Warren Company and Mobile Energy
             Services Company, Inc. dated as of December 12, 1994.*

   10.26     Stock Purchase Agreement, dated as of November 27, 1996, among SDW Holdings Corporation, Sappi
             Limited, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore
             Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC L.L.C., and UBS Capital
             LLC.**

   10.27     Agreement among S.D. Warren Company, SDW Holdings Corporation, Sappi Limited and Monte R.
             Haymon dated September 1, 1995.**

   10.28     First Amendment to Amended and Restated Credit and Guarantee Agreement among SDW Holdings
             Corporation, S.D. Warren Company, certain Lenders and The Chase Manhattan Bank as Agent, dated
             February 7, 1997.**

   10.29     Termination Agreement dated May 27, 1997, among SDW Holdings Corporation, Sappi Limited, DLJ
             Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners,
             C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC L.L.C., and UBS Capital LLC.**

   10.30     Participation Agreement dated July 29, 1997 among S.D. Warren Company, General Electric
             Capital Corporation and State Street Bank and Trust Company of Connecticut, National
             Association.**

   10.31     Lease Agreement dated July 29, 1997 between S.D. Warren Company and State Street Bank and
             Trust Company of Connecticut, National Association.**

EXHIBIT NO.                                           DESCRIPTION                                               PAGE
-----------  ----------------------------------------------------------------------------------------------  -----------
   10.32     Agreement and Plan of Merger dated as of July 30, 1997 between SDW Acquisition II Corporation and SDW Holdings Corporation.**

   10.33     Second Amendment and Consent, dated as of July 25, 1997 to the Amended and Restated Credit and
             Guarantee Agreement, dated as April 26, 1996.**

   12.1      Statements regarding the computation of ratio of earnings to fixed charges and ratio of
             earnings to fixed charges and preferred stock dividends for the Registrant.                              1

   21.1      Subsidiaries of the Registrant.*                                                                         3

   23.1      Consent of Deloitte & Touche LLP, independent auditors.

   23.2      Consents of Cravath, Swaine & Moore and Dechert Price & Rhoads, included in Exhibit 5.1.*

   24.1      Powers of Attorney.*

   24.2      Certified copy of a Resolution adopted by the Company's Board of Directors authorizing execution of the Registration Statement by Power of Attorney.*

   25.1      Statement of Eligibility and Qualification on Form T-1 of the Bank of New York, as Trustee
             under the Indenture relating to the New Notes.*

------------------------

  * Previously filed.

 **  Incorporated by Reference to Post-Effective Amendment No. 1 to Registration
    Statement 333-834 on Form S-1 under the Securities Act of 1933 of SDW Holdings Corporation.